Registration  No. 33-
================================================================================

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                                    FORM S-4

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                           -------------------------

                               OMNICOM GROUP INC.
               (Exact Name of Registrant as Specified in Charter)

          New York                                  7311                                 13-1514814
(State or other jurisdiction of                (Primary Standard                  (IRS Employer Ident. No.)
 incorporation or organization)            Industrial Classification
                                                  Code Number)

                               437 Madison Avenue
                            New York, New York 10022
                                 (212) 415-3600
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             BARRY J. WAGNER, ESQ.
                                   Secretary
                               Omnicom Group Inc.
                               437 Madison Avenue
                            New York, New York 10022
                                 (212) 415-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                           -------------------------

                                   Copies to:
 MICHAEL D. DITZIAN, ESQ.                                 JAMES M. COTTER, ESQ.
    Davis & Gilbert                                   Simpson Thacher & Bartlett
     1740 Broadway                                        425 Lexington Avenue
New York, New York 10019                               New York, New York 10017
    (212) 468-4800                                          (212) 455-2000

                           -------------------------

     Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective and all other conditions to the purchase of assets pursuant to the Acquisition Agreement described in the enclosed Prospectus/ Information Statement have been satisfied or waived.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box: [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

                        --------------------------------


                                           CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                               Proposed          Proposed
                                               Amount           maximum           maximum          Amount of
            Title of securities                 to be       offering price       aggregate       registration
             being registered              registered (1)    per share (2)   offering price (2)    fee (2)
- ---------------------------------------------------------------------------------------------------------------
Common Stock, $ .50 par value ........         600,000          $57.875         $34,725,000        $11,974.14
===============================================================================================================

(1) Estimated maximum number of shares which may be issued by Omnicom Group Inc. under the Acquisition Agreement described in this Registration Statement.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the Common Stock of Omnicom on Tuesday, June 6, 1995, as reported by the New York Stock Exchange.
                           -------------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                               OMNICOM GROUP INC.

      Cross Reference Sheet Pursuant to Rule 404(a) of the Securities Act of 1933 and Item 501(b) of Regulation S-K, Showing the Location or Heading in the Prospectus/Information Statement of the Information required by Part I of Form S-4.

                                            Location or Heading in
S-4 Item Number and Caption                 Prospectus/information Statement
- ---------------------------                 --------------------------------

A. Information about the Transaction

Forepart of Registration Statement and      Outside Front Cover Page of
Outside Front Cover Page of Prospectus      Prospectus/Information Statement

Inside Front and Outside Back Cover         Inside Front Cover Page of
Pages of Prospectus                         Prospectus/Information Statement;
                                            Available Information

Risk Factors, Ratio of Earnings to Fixed    Summary; Comparative Per Share Data;
Charges and Other Information               Market Price Data


Terms of the Transaction                    The Transactions; The Acquisition
                                            Agreement; The Advertising Stock
                                            Sale Agreement; Proposed Amendment
                                            of theHoldings Certificate; the Plan
                                            of Liquidation; Federal Income Tax
                                            Consequences  of the Sales of Assets
                                            and Dissolution and Liquidation;
                                            Comparison of Shareholder Rights;
                                            Description  of Omnicom
                                            Capital Stock

Pro Forma Financial Information             *

Material Contacts with the Company Being    The Transactions
Acquired

Additional Information Required for         *
Reoffering by Persons and Parties Deemed to Be Underwriters

Interests of Named Experts and Counsel      *

Disclosure of Commission Position on        *
Indemnification for Securities Act
Liabilities

B. Information about the Registrant

Information with Respect to                 Incorporation of Certain Documents
S-3 Registrants                             by Reference; Business Information
                                            Concerning Omnicom; Selected
                                            Financial Data of Omnicom;
                                            Description of Omnicom Capital Stock

Incorporation of Certain Information by     Incorporation of Certain Information
Reference                                   by Reference

Information with Respect to S-2 or S-3      *
Registrants

Incorporation of Certain Information by     *
Reference

                                            Location or Heading in
S-4 Item Number and Caption                 Prospectus/information Statement
- ---------------------------                 --------------------------------

Information with Respect to Registrants     *
Other Than S-3 or S-2 Registrants


C. Information about the Company
Being Acquired

Information with Respect to S-3 Companies   *

Information with Respect to S-2 or S-3      *
Companies

Information with Respect to Companies       Business Information Concerning
Other Than S-3 or S-2 Companies             Holdings; Selected Financial Data
                                            of Holdings; Management's Discussion
                                            and Analysis of Financial Condition
                                            and Results of Operations of
                                            Holdings; Description of Holdings
                                            Capital Stock; Index to Holdings
                                            Financial Statements

D. Voting and Management Information

Information if Proxies, Consents or         *
Authorizations are to be Solicited

Information if Proxies, Consents or         Incorporation of Certain Documents
Authorizations are not to be Solicited      by Reference; The Special Meeting;
or in an Exchange Offer                     The Transactions; Description of
                                            Holdings Capital Stock

- ------------------
*  Not applicable

                                  [Letterhead]
                            CHIAT/DAY HOLDINGS, INC.



                                                  [                      ], 1995

Dear Shareholder:

You are  cordially  invited  to  attend a special  meeting  of  stockholders  of
Chiat/Day Holdings, Inc., a Delaware corporation ("Holdings"),  on [          ],
1995,  at [           ] a.m. at 180 Maiden Lane,  New York,  New York 10038 (the
"Special Meeting") to consider and vote upon the following proposals (collectively, the "Holdings Vote Matters"): (a) the sale by Holdings and Chiat/Day inc. Advertising, a Delaware corporation and a wholly-owned subsidiary of Holdings ("Advertising"), of their assets and businesses, (i) to TBWA International Inc., a Delaware corporation ("TBWA"), in exchange for shares of Common Stock of Omnicom Group Inc., a New York corporation ("Omnicom"), and TBWA's assumption of liabilities pursuant to an Asset Purchase Agreement (the "Acquisition Agreement") dated May 11, 1995 among Omnicom, TBWA, Holdings and Advertising and (ii) pursuant to a certain stock purchase agreement dated as of May 11, 1995 between Holdings and Adelaide Horton (the "Advertising Stock Sale Agreement"); (b) following the Closing under the Acquisition Agreement, the amendment of the Certificate of Incorporation of Holdings (the "Holdings Certificate"), to change the corporate name of Holdings to CDH Corporation; (c) the approval and adoption of a Plan of Liquidation pursuant to which Holdings will, among other things, (i) dissolve, (ii) establish a liquidating trust pursuant to a liquidating trust agreement, with Thomas Patty and David C. Wiener as trustees for the benefit of its stockholders, and (iii) distribute to its stockholders and/or the liquidating trust all its remaining assets; and (d) such other matters as may come before the Meeting.

      Holders  of  record of Class A Common  Stock  and Class B Common  Stock of
Holdings at the close of business on [             ,] 1995,  will be entitled to
vote at the Special Meeting or any postponement or adjournment thereof.

      The affirmative vote of the holders of a majority of the voting power represented by the outstanding shares of Class A Common Stock and Class B Common Stock (the "Holdings Common Stock"), voting together as a single class, is necessary to approve the transactions contemplated by the Acquisition Agreement and the Advertising Stock Sale Agreement, to approve the amendment to the Holdings Certificate, and to approve and adopt the Plan of Liquidation.

      Directors, officers and affiliates of Holdings as a group owning as of [May 4, 1995] approximately [75.82%] of the Holdings Common Stock have expressed an intention to vote in favor of the transactions contemplated herein.

      None of the Holdings Vote Matters shall become effective unless all of the proposals are adopted by the requisite vote of the Holdings Stockholders.

      The Holdings Board of Directors believes that the foregoing transactions are fair to, and in the best interests of, Holdings and the Holdings stockholders and recommends that the Holdings stockholders vote FOR the approval of the transactions contemplated by the Acquisition Agreement and the Advertising Stock Sale Agreement, FOR the approval of the amendment of the Holdings Certificate, and FOR the approval of the Plan of Liquidation.

      The attached Prospectus/Information Statement describes the proposed transactions more fully. Please give this information careful attention.

                 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                       REQUESTED NOT TO SEND US A PROXY.


                                              Very truly yours,


                                              JAY CHIAT
                                                Chief Executive Officer

                            CHIAT/DAY HOLDINGS, INC.
                              -------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                              -------------------
                       To be Held on [           ], 1995

     NOTICE IS HEREBY GIVEN that a special meeting (the "Special Meeting") of stockholders of Chiat/Day Holdings, Inc., a Delaware corporation ("Holdings"), will be held on ___________ 1995, at 180 Maiden Lane, New York, New York 10038, commencing at [_____] a.m., to consider and vote upon the following matters described in the accompanying Prospectus/Information Statement:

          1. To consider and vote upon the transfer by Holdings and Chiat/Day inc. Advertising, a Delaware corporation and a wholly-owned subsidiary of Holdings ("Advertising"), of their assets and businesses (i) to TBWA International Inc., a Delaware corporation ("TBWA"), in exchange for shares of Common Stock, par value $.50 per share, of Omnicom Group Inc., a New York corporation ("Omnicom"), and TBWA's assumption of liabilities pursuant to an Asset Purchase Agreement (the "Acquisition Agreement") dated May 11, 1995, among Omnicom, TBWA, Holdings and Advertising and (ii) pursuant to a certain stock purchase agreement dated as of May 11, 1995 between Holdings and Adelaide Horton.

          2. To consider and vote upon an amendment to the Certificate of Incorporation of Holdings (the "Holdings Certificate") to change the name of Holdings, following the Closing under the Acquisition Agreement, to CDH Corporation.

          3. To consider and vote upon the approval and adoption of a plan of complete liquidation (the "Plan of Liquidation") pursuant to which Holdings would (i) dissolve, (ii) establish a liquidating trust (the "Liquidating Trust") pursuant to a liquidating trust agreement, with Thomas Patty and David C. Wiener as trustees, for the benefit of its stockholders, and (iii) distribute to its stockholders and/or the Liquidating Trust all its remaining assets. Approval of the Plan of Liquidation requires the acceptance by the Holdings stockholders of such trustees as their collective agent under the terms of the Liquidating Trust, with such trustees (a) to receive on their behalf certain liquidating distributions from Holdings, (b) to act as their agent in connection with the administration of an escrow agreement established in connection with the Acquisition Agreement and more fully described herein (the "Escrow Agreement"), (c) to respond to the assertion of any and all claims for indemnification by TBWA, or to assert claims on behalf of the stockholders, pursuant to the terms of the Acquisition Agreement and the Escrow Agreement, and (d) to complete the winding up of the affairs of Holdings and payment of its liabilities not assumed by TBWA pursuant to the Acquisition Agreement from the assets of the Liquidating Trust.

          4. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     Only  holders of record of Class A Common  Stock,  par value $.01 per share
("Class A Common  Stock"),  and Class B Common  Stock,  par value $.01 per share
("Class B Common Stock"), of Holdings at the close of business on [           ],
1995 will be entitled to vote at the Special Meeting and any adjournment or postponement thereof.

     The affirmative vote of the holders of a majority of the voting power represented by the outstanding shares of Class A Common Stock and Class B Common Stock (the "Holdings Common Stock"), voting together as a single class, is necessary to approve the transactions contemplated by the Acquisition Agreement and the Advertising Stock Sale Agreement, to approve the amendment to the Holdings Certificate, and to approve and adopt the Plan of Liquidation.

     Directors, officers and affiliates of Holdings as a group owning as of [May 4, 1995] approximately [75.82%] of Holdings Common Stock have expressed a present intention to vote in favor of the transactions contemplated herein.

     None of such matters shall become effective unless all of the proposals are adopted by the requisite vote of the Holdings Stockholders.

                 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                       REQUESTED NOT TO SEND US A PROXY.

                  By Order of the Holdings Board of Directors
                              -------------------

                             SUBJECT TO COMPLETION
                              DATED JUNE 12, 1995

                            CHIAT/DAY HOLDINGS, INC.

                             INFORMATION STATEMENT

                              -------------------

                               OMNICOM GROUP INC.

                                   PROSPECTUS

                              -------------------

     This Prospectus/Information Statement is being furnished to holders of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and holders of Class B Common Stock, par value $.01 per share ("Class B Common Stock"), (collectively, "Holdings Common Stock") of Chiat/Day Holdings, Inc., a Delaware corporation ("Holdings"), in connection with the special meeting of the
stockholders  of Holdings to be held on [            ], 1995 at 180 Maiden Lane,
New York, New York 10038, commencing at [ ] a.m., local time, and at any adjournment or postponement thereof (the "Special Meeting"). The purpose of the Special Meeting is to consider and vote upon the following proposals (a) the sale by Holdings and Chiat/Day inc. Advertising, a Delaware corporation and a wholly-owned subsidiary of Holdings ("Advertising") of their assets and businesses (i) to TBWA International Inc., a Delaware corporation ("TBWA"), in exchange for shares of voting Common Stock, par value $.50 per share, of Omnicom Group Inc., a New York corporation ("Omnicom") (such shares of Common Stock, "Omnicom Common Stock") and TBWA's assumption of liabilities pursuant to an Asset Purchase Agreement (the "Acquisition Agreement") dated May 11, 1995, among Omnicom, TBWA, Holdings and Advertising (the transactions contemplated by the Acquisition Agreement are herein called the "Acquisition") and (ii) pursuant to a certain stock purchase agreement dated as of May 11, 1995 between Holdings and Adelaide Horton (the "Advertising Stock Sale Agreement" and the sale thereunder the "Advertising Stock Sale"), (b) following the Closing under the Acquisition Agreement (the "Closing"), the amendment of the Certificate of Incorporation of Holdings (the "Holdings Certificate") to change the name of Holdings to CDH Corporation, and (c) the approval and adoption of a plan of complete liquidation (the "Plan of Liquidation") pursuant to which Holdings will (i) dissolve, (ii) establish a liquidating trust (the "Liquidating Trust") pursuant to a liquidating trust agreement (the "Liquidating Trust Agreement"), between Holdings and Thomas Patty and David C. Wiener, as trustees (the "Liquidating Trustees"), for the benefit of its stockholders, and (iii) distribute to its stockholders and/or the Liquidating Trust all its remaining assets (the "Liquidation" and, together with the Acquisition, the Advertising Stock Sale and the amendment to the Holdings Certificate, the "Transactions").

     This Prospectus/Information Statement is also being furnished to holders of Equity Appreciation Rights ("EARs") issued under the 1993 Equity Appreciation Rights Plan of Holdings (the "EAR Plan") and of Equity Participation Units ("EPUs") issued under the 1988 Amended and Restated Equity Participation Plan of Holdings (the "EPU Plan") (collectively, the "Rightsholders") who will receive shares of Omnicom Common Stock as payment under such Plans subject to the same terms and conditions as other stockholders of Holdings.

     This Prospectus/Information Statement constitutes both an information statement of Holdings with respect to the Meeting and a prospectus of Omnicom with respect to up to 600,000 shares of Omnicom Common Stock, which may be issued to Holdings and Advertising in connection with the Acquisition and distributed to the holders of Holdings Common Stock and to the Rightsholders.

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROSPECTUS/INFORMATION STATEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                       REQUESTED NOT TO SEND US A PROXY.
                              -------------------

  The date of this Prospectus/Information Statement is [             ], 1995.

                              -------------------

      All information contained in this Prospectus/Information Statement relating to Holdings and the Special Meeting (including, without limitation, financial statements and other financial information regarding Holdings, background of and Holdings' reasons for the transactions, descriptions of the businesses, properties, assets, and the liabilities of holdings and advertising, description of the federal income tax consequences of the sale of assets and dissolution and liquidation, and descriptions of the Liquidating Trust, the Plan of Liquidation, and the Liquidating Trust Escrow Fund have been supplied by Holdings and are the sole responsibility of Holdings and Omnicom assumes no responsibility therefor. All information contained in this Prospectus/Information Statement relating to Omnicom (including, without limitation, financial information regarding Omnicom, Omnicom's reasons for the acquisition, and the description of the business of Omnicom) has been supplied by Omnicom and is the sole responsibility of Omnicom and Holdings assumes no responsibility therefor.

      No person has been authorized to give any information or to make any representation other than those contained in this Prospectus/Information Statement in connection with the Special Meeting or the offering of securities made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by Omnicom, Holdings or any other person. This Prospectus/Information Statement does not constitute an offer to sell, or a solicitation of any offer to buy, any securities in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation. Neither the delivery of this Prospectus/Information Statement, nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Omnicom or Holdings since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.


                              -------------------


                             AVAILABLE INFORMATION

     Omnicom is  subject to the  informational  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information filed by Omnicom with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048-1102 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549 at prescribed rates. In addition, material filed by Omnicom can be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005, on which the Omnicom Common Stock is listed.

     Omnicom has filed with the SEC a Registration Statement on Form S-4 (together with all amendments, exhibits, annexes and schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Omnicom Common Stock to be issued pursuant to the Acquisition. This Prospectus/Information Statement does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Such additional information may be obtained from the SEC's principal office in Washington, D.C. Statements contained in this Prospectus/Information Statement or in any document incorporated in this Prospectus/Information Statement by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following  documents  filed with the SEC by Omnicom (File No.  1-10551)
pursuant  to  the   Exchange   Act  are   incorporated   by  reference  in  this
Prospectus/Information Statement:

          1. Omnicom's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

          2. Omnicom's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

          3. Omnicom's Proxy Statement dated April 7, 1995, for the Annual Meeting of Shareholders held on May 22, 1995; and

          4. The description of Omnicom's Common Stock contained in Omnicom's Registration Statement pursuant to the Exchange Act, together with all amendments or reports filed for the purpose of updating such description.

     All documents and reports subsequently filed by Omnicom pursuant to Sections 13(a), 13(c), l4 or 15(d) of the Exchange Act after the date of this Prospectus/Information Statement shall be deemed to be incorporated by reference in this Prospectus/Information Statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Information Statement.

     This Prospectus/Information Statement incorporates documents relating to Omnicom by reference that are not presented herein or delivered herewith. Such documents (other than exhibits to such documents, unless such exhibits are specifically incorporated herein by reference) are available to any person, including any beneficial owner, to whom this Prospectus/Information Statement is delivered, without charge, on written or oral request directed to Omnicom Group Inc., 437 Madison Avenue, New York, New York 10022, Attention: Secretary (telephone number (212) 415-3600). in order to ensure timely delivery of the
documents, any requests should be made by [              ], 1995.

     This Prospectus/Information Statement incorporates documents relating to Holdings by reference that are not presented herein or delivered herewith. Such documents (other than exhibits to such documents, unless such exhibits are specifically incorporated herein by reference) are available to any person, including any beneficial owner, to whom this Prospectus/Information Statement is delivered, without charge, on written or oral request directed to Chiat/Day Holdings, Inc., 180 Maiden Lane, New York, New York 10038, Attention:
_____________  (telephone  number  (212)  804-1000).  in order to ensure  timely
delivery of the documents, any requests should be made by [             ], 1995.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION...................................................     2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.........................     3

SUMMARY.................................................................     6

COMPARATIVE PER SHARE DATA .............................................    18

MARKET PRICE DATA ......................................................    19

THE SPECIAL MEETING ....................................................    20
    Date, Time and Place of Special Meeting ............................    20
    Business to Be Transacted at the Special Meeting ...................    20
    Record Date, Voting Rights .........................................    20
    Voting Requirements ................................................    20
    Approval Under Holdings Certificate ................................    20
    Affiliate Ownership ................................................    21

THE TRANSACTIONS ........................................................   21
    Background of and Holdings' Reasons for the Transaction;
      Recommendation of the Holdings Board of Directors .................   21
    Omnicom's Reasons for the Acquisition ...............................   22
    Interests of Certain Persons in the Transaction .....................   23
    Accounting Treatment ................................................   24
    Regulatory Approvals ................................................   24
    Resales of Omnicom Common Stock .....................................   25
    Resale Restrictions .................................................   25
    Stock Exchange Listing ..............................................   25
    No Dissenters' Rights ...............................................   25

THE ACQUISITION AGREEMENT ...............................................   26
    The Acquisition .....................................................   26
    Other Terms and Conditions of the Acquisition Agreement .............   30

THE ADVERTISING STOCK SALE AGREEMENT ....................................   34

PROPOSED AMENDMENT OF THE HOLDINGS CERTIFICATE ..........................   34

THE PLAN OF LIQUIDATION .................................................   35
    General .............................................................   35
    Liquidating Distribution to Holdings Stockholders ...................   35
    Liquidating Distribution to Rightsholders ...........................   36
    Fractional Shares ...................................................   36
    Operation of the Liquidating Trust ..................................   36
    The Liquidating Trust Escrow ........................................   37

FEDERAL INCOME TAX CONSEQUENCES OF THE SALES OF ASSETS AND
DISSOLUTION AND LIQUIDATION .............................................   38
    Corporate Tax .......................................................   38
    Holder Tax ..........................................................   38
    Withholding Taxes ...................................................   41

BUSINESS INFORMATION CONCERNING OMNICOM .................................   42

SELECTED FINANCIAL DATA OF OMNICOM ......................................   43

BUSINESS INFORMATION CONCERNING HOLDINGS ................................   44

SELECTED FINANCIAL DATA OF HOLDINGS .....................................   46

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF HOLDINGS .......................................   47
    Results of Operations ...............................................   47
    Liquidity and Capital Resources .....................................   48

DESCRIPTION OF OMNICOM CAPITAL STOCK ....................................   48

DESCRIPTION OF HOLDINGS CAPITAL STOCK ...................................   49

COMPARISON OF SHAREHOLDER RIGHTS ........................................   52

LEGAL MATTERS ...........................................................   57

EXPERTS .................................................................   58

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                                    SUMMARY

      (The following is a summary of certain information contained elsewhere in this Prospectus/Information Statement and does not purport to be complete. This summary is qualified in all respects by the remainder of this Prospectus/Information Statement, which should be read in its entirety.)

                                 The Companies

Omnicom Group Inc. ..........   Omnicom,  though  its wholly and partially owned
                                companies,  operates  advertising agencies which
                                plan,  create,  produce and place advertising in
                                various   media  such  as   television,   radio,
                                newspaper and magazines; and offers clients such
                                additional  services as marketing  consultation,
                                consumer market research,  design and production
                                of  merchandising  and sales promotion  programs
                                and   materials,    direct   mail   advertising,
                                corporate identification,  and public relations.
                                According to the unaudited industry-wide figures published in the trade journal, ADVERTISING AGE, in 1994 Omnicom was ranked as the third largest advertising agency group worldwide.

                                Omnicom operates three separate, independent agency networks: the BBDO Worldwide Network, the DDB Needham Worldwide Network and the TBWA
                                International Network. Omnicom also operates independent agencies, Altschiller & Company and Goodby, Silverstein & Partners, and certain marketing service and specialty advertising companies through Diversified Agency Services.

                                The principal executive offices of Omnicom are located at 437 Madison Avenue, New York, New York 10022, telephone number (212) 415-3600.


TBWA International Inc. ......  TBWA International  Inc., is the holding company for that portion of the TBWA International Network operating in the United States.

Chiat/Day Holdings, Inc. and
Chiat/Day inc. Advertising ...  Holdings,  primarily  through its wholly   owned
                                subsidiary   Chiat/Day  inc.   Advertising,   is
                                engaged in the business of planning and creating
                                advertising  campaigns  for clients,  purchasing
                                various   media   spots   (television,    radio,
                                newspapers   and   magazines),   and   providing
                                marketing  consultation,   market  research  and
                                production services. In 1994, Holdings was the 16th largest advertising agency in the U.S. and 27th largest in the world according to the unaudited industry-wide figures published in
                                Advertising Age.

                                The principal executive offices of Holdings are located at 180 Maiden Lane, New York, New York 10038, telephone number (212) 804-1000.


                              THE SPECIAL MEETING

Meeting Time, Date
and Place ....................  The  Special Meeting will be held at [    ] am.,
                                local time, on [           ] 1995, at 180 Maiden
                                Lane, New York, New York 10038, and at any adjournment or postponement thereof.

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                                       6
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Record Date; Shares
Entitled To Vote .............  Holders  of  record  of shares of Class A Common
                                Stock and Class B Common Stock of Holdings (collectively, "Holdings Stockholders") at the
                                close  of  business  on [           ] 1995  (the
                                "Record Date"), are entitled to notice of and to vote at the Special Meeting. At such date there
                                were  outstanding  [                ] shares  of
                                Class A Common Stock, each of which will be entitled to one vote at the Special Meeting, and [ ] shares of Class B Common Stock, each of which will be entitled to one vote at the Special Meeting.

Purpose of the Special
Meeting ......................  The  purpose  of  the  Special   Meeting  is  to
                                consider  and vote upon the  following  matters:

                                    (a) a  proposal   to  approve  the  sale  by
                                        Holdings and Advertising of their assets
                                        and  businesses   pursuant  to  (i)  the
                                        Acquisition  Agreement,   by  and  among
                                        Omnicom, TBWA, Holdings and Advertising, and (ii) the Advertising Stock Sale Agreement between Holdings and Adelaide Horton;

                                    (b) a   proposal   to  amend  the   Holdings
                                        Certificate  effective as of the Closing
                                        under,    and   as   defined   in,   the
                                        Acquisition   Agreement  to  change  its
                                        corporate name to CDH Corporation;

                                    (c) the approval and adoption of the Plan of
                                        Liquidation,  including the  dissolution
                                        of   Holdings,   the   creation  of  the
                                        Liquidating   Trust   pursuant   to  the
                                        Liquidating   Trust  Agreement  and  the
                                        appointment of the Liquidating Trustees;
                                        and

                                    (d) such other  proposals as may properly be
                                        brought  before  the  Special   Meeting.

Votes   Required .............  The   approval  of  the  various   proposals  by
                                Holdings    Stockholders    will   require   the
                                affirmative vote of the holders of a majority of
                                the voting power  represented by the outstanding
                                shares  of Class A Common  Stock  and of Class B
                                Common Stock, voting together as a single class.
                                Directors,  officers and  affiliates of Holdings
                                as  a  group   owning   as  of  [May  4,   1995]
                                approximately  [75.82%] of the  Holdings  Common
                                Stock have expressed an intention to vote in favor of the various proposals.

                                The Acquisition

The Acquisition ..............  Pursuant to the Acquisition Agreement, TBWA will acquire assets of Holdings and Advertising relating to their advertising businesses (the "Businesses") for consideration payable by the issuance to Holdings and Advertising of shares of Omnicom Common Stock for distribution to the Holdings Stockholders and the Rightsholders, and the assumption by TBWA of liabilities of Holdings and Advertising relating to the Businesses.

                                The shares of Omnicom Common Stock to be issued to Holdings and Advertising shall be valued at the "Market Value" (which shall be determined by the average of the closing prices per share of

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                                       7

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                                Omnicom  Common  Stock  reported on the New York
                                Stock Exchange for the 20 consecutive trading days ending three business days immediately prior to the Closing Date under, and as defined in, the Acquisition Agreement). The number of shares of Omnicom Common Stock to be issued shall be calculated and applied as follows:

                                    (a) TBWA will pay Holdings shares of Omnicom
                                        Common Stock having an aggregate  Market
                                        Value of (x) if the  Closing  is held on
                                        or  prior  to  October  31,  1995,   (i)
                                        $11,180,563 PLUs (ii) an amount equal to
                                        $2,418  multiplied by the number of days
                                        in the period  commencing on the Closing
                                        Date and ending on October 31, 1995,  or
                                        (y) if the Closing is held after October
                                        31, 1995 and on or prior to December 31,
                                        1995,  (iii)  $11,930,880  PLUS  (iv) an
                                        amount equal to $2,418 multiplied by the
                                        number of days in the period  commencing
                                        on  the  Closing   Date  and  ending  on
                                        December  31,  1995.   Of  this  Omnicom
                                        Common Stock,  shares having such Market
                                        Value as may be necessary to insure the satisfaction of obligations of Holdings and Advertising to the Rightsholders, will be contributed to Advertising (the "Contributed Stock").

                                    (b) TBWA  will  pay  Advertising  shares  of
                                        Omnicom Common Stock having an aggregate
                                        Market Value of $14,000,000.

                                Notwithstanding the foregoing, the Acquisition Agreement provides that prior to the Closing the parties will negotiate in good faith an upwards adjustment to the acquisition price if the "Annualized Revenues" of Holdings and its subsidiaries, being the commissions and fees expected to be earned by Holdings and its subsidiaries from clients who are such at the time of the calculation for the fiscal year ending October 31, 1995 (the "1995 Fiscal Year") exceed $100,000,000 and the profits before taxes (as adjusted to exclude net interest expense and certain other items agreed between the parties) ("EBIT") of Holdings and its subsidiaries for the 1995 Fiscal Year is reasonably expected to exceed $17,200,000. If an upwards adjustment is not agreed, Holdings has the right to either terminate the Acquisition Agreement or proceed with the Closing at the original price. Any additional consideration payable will be made in shares of Omnicom Common Stock valued at the Market Value.

                                On the Distribution Date (as defined herein), the shares of Omnicom Common Stock paid to Holdings and to Advertising will be distributed as follows:

                                    (a) Ten percent of the Omnicom  Common Stock
                                        paid to Holdings  (after  deducting  the
                                        Contributed  Stock)  and to  Advertising
                                        (including    ten    percent    of   the
                                        Contributed  Stock)  will be placed into
                                        an escrow  account (the "General  Escrow
                                        Fund")  under  the  terms  of an  escrow
                                        agreement (the "Escrow Agreement") among
                                        TBWA,  Holdings,   Advertising  and  The
                                        Chase  Manhattan  Bank,  N.A., as escrow

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                                       8

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                                        agent (the "Escrow  Agent"),  to provide
                                        for    payment    of     indemnification
                                        obligations to Omnicom and TBWA arising out of the Acquisition Agreement.

                                    (b) Shares of Omnicom  Common Stock having a
                                        Market Value of $1,700,000,  contributed
                                        by  Holdings  and  Advertising  on a pro
                                        rata  basis,  will  be  placed  into  an
                                        additional  escrow account (the "Special
                                        Escrow Fund") under the Escrow Agreement
                                        to   provide    for   the   payment   of
                                        indemnification  obligations  to Omnicom
                                        and  TBWA  relating  to an  asset  whose
                                        collectibility  could not  reasonably be
                                        assured   at   the    signing   of   the
                                        Acquisition  Agreement (the "Indemnified
                                        Receivable").

                                    (c) Five percent of the Omnicom Common Stock
                                        paid to Holdings  (after  deducting  the
                                        Contributed  Stock) will be delivered to
                                        the   Liquidating   Trust  to  fund  the
                                        payment and  satisfaction of obligations
                                        and    liabilities   of   Holdings   and
                                        Advertising   as  shall  not  have  been
                                        assumed  by TBWA  under the  Acquisition
                                        Agreement;   and  five  percent  of  the
                                        Omnicom Common Stock paid to Advertising
                                        (including    five    percent   of   the
                                        Contributed  Stock) will be delivered to
                                        a separate escrow fund (the "Liquidating
                                        Trust Escrow Fund") to fund (together on
                                        a  pro  rata  basis  with  the  Holdings
                                        Stockholders)     the     payment    and
                                        satisfaction of Liabilities of Holdings and Advertising as shall not have been assumed by TBWA under the Acquisition Agreement.

                                    (d) The  remainder  of  the  Omnicom  Common
                                        Stock held by Holdings will be delivered
                                        to the  holders of the  Holdings  Common
                                        Stock pro rata in accordance  with their
                                        respective   shareholdings;    and   the
                                        remainder of the Omnicom Common Stock held by Advertising will be delivered to the Rightsholders pro rata in accordance with their respective interests.

                                    (e) After the distribution by Advertising to
                                        the   Rightsholders,    Holdings   shall
                                        consummate the sale of the capital stock
                                        of    Advertising    pursuant   to   the
                                        Advertising Stock Sale Agreement.

                                See "The Acquisition Agreement--The Acquisition-- Determination of Acquisition Price", "--Renegotiation of Acquisition Price", "--Payment of Obligations to Rightsholders" and "--The Escrow Agreement" and "The Advertising Stock Sale Agreement".

Distribution Date ............  The  distributions  of  the  shares  of  Omnicom
                                Common Stock by Holdings and Advertising will not occur until the "Distribution Date". The Distribution Date will be the date of publication by Omnicom of financial results covering at least 30 days of combined operations for Omnicom and the Businesses after the Closing Date, provided that if the Closing occurs on or prior to August 31, 1995, the Distribution Date will be the earlier of the date of such publication and October 30, 1995 (whether or not such financial results are published). Assuming

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                                       9

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                                the Closing occurs on or before August 31, 1995,
                                the earliest that such financial results would be published is October 26, 1995. During the
                                period  from  the  Closing   Date   through  the
                                Distribution Date, Holdings Stockholders and Rightsholders will bear the risk of fluctuations in the market price of the Omnicom Common Stock.


Payment of Obligations
to Rightsholders .............  In 1993 and 1988,  Holdings adopted the EAR Plan and EPU Plan, respectively, and has issued awards under such Plans. If the employment of a participant is terminated for any reason, then under the terms of the EAR Plan, such participant shall have the right, but not the obligation, to cause Holdings or Advertising to, and under the EPU Plan Holdings or Advertising shall, redeem vested units for cash in each case at their book value as at the end of the most recent fiscal quarter. At March 31, 1995, such book value was less than zero. However, in the event of a liquidation, with respect to their priority, each EAR and EPU shall be deemed equivalent in value to one share of Holdings Common Stock and shall be treated in the same manner as Holdings Common Stock.

                                Therefore, Rightsholders will receive shares of Omnicom Common Stock as payment under such Plans, subject to the same terms and conditions as if they were Holdings Stockholders, including without limitation the escrow and indemnification provisions more fully described herein.

Per Share  and Per Right
Consideration ................  The total  value of Omnicom  Common  Stock to be paid by TBWA to Holdings and Advertising pursuant to the Acquisition Agreement will be dependent on when the Closing Date occurs (as described above and as more fully described under "The Acquisition Agreement--The Acquisition--Determination of Acquisition
                                Price"). In order to make certain estimates relating to the consideration to be paid to the Holdings Stockholders and the Rightsholders
                                which      are       included       in      this
                                Prospectus/Information Statement, it has been assumed that the Closing Date will occur on
                                August 15, 1995 and the Market Value of the Omnicom Common Stock will be $563/8. Based on an estimated total acquisition price of $25,366,749, after deposits are made on behalf of the Holdings Stockholders and Rightsholders into the General Escrow Fund, the Special Escrow Fund, the Liquidating Trust and the Liquidating Trust Escrow Fund (as applicable), each holder of Class A Common Stock, Class B Common Stock, EPUs and EARs will be entitled to receive in a liquidating distribution, per share of Holdings Common Stock or per EPU or EAR, shares of Omnicom Common Stock with a value (determined in accordance with the terms of the Acquisition Agreement) equal to $________. If none of such Omnicom Common Stock were used to fund such escrows and such trust, the value of the per share or per unit distribution would be $________.

                                Since the amounts held in such escrows and such trust are subject to claims in respect of contingent liabilities, there can be no assurances that amounts held therein will in fact be distributed to Holdings Stockholders and Rightholders.

                                See   "The   Plan  of   Liquidation--Liquidating
                                Distribution  to  Holdings   Stockholders"   and
                                "--Liquidating Distribution to Rightsholders".

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                                       10

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Escrow Agreement and
Indemnification Obligations ..  The obligation of Holdings to indemnify  Omnicom and TBWA against losses and damages may arise in one of two ways: pursuant to the general indemnification obligations under the Acquisition Agreement, or as a result of inaccurate or misleading information supplied by Holdings for use in this Prospectus/Information Statement.

                                The indemnification obligations of Holdings under the Acquisition Agreement will be limited to and satisfied solely from, the General Escrow Fund and the Special Escrow Fund (individually sometimes referred to as an "Escrow Fund" and collectively as the "Escrow Funds") under the Escrow Agreement (such that neither Omnicom nor TBWA nor any of their affiliates will have any recourse for the payment of any losses or other damages of any kind against Holdings or
                                Advertising or their respective affiliates or past, present or future directors, officers or employees or the Holdings Stockholders or Rightsholders, nor shall any of such persons be personally liable for any such losses or damages). The General Escrow Fund will be separated into two sub-accounts: the "Stockholders General Escrow Fund" and the "Rightsholders General Escrow Fund". Indemnification obligations to be satisfied out of the General Escrow Fund will terminate on the earlier of the first independent audit report, if any, of TBWA and the Businesses following the Closing Date or one year from the Closing Date (except that claims asserted in writing on or prior to such date will survive until they are decided and are final and binding on the parties). The Special Escrow Fund will also be separated into two sub-accounts: the "Stockholders Special Escrow Fund" and the "Rightsholders Special Escrow Fund". Indemnification obligations to be satisfied out of the Special Escrow Fund will terminate no later than the second anniversary of the Closing under the Acquisition Agreement (except that claims asserted in writing on or prior to such date will survive until they are decided and are final and binding on the parties). Following the termination of the Escrow Agreement, shares then remaining on deposit in the Stockholders General and Special Escrow Funds and the Rightsholders General and Special Escrow Funds, respectively, will be distributed to the Liquidating Trust and the Liquidating Trust Escrow Fund in each case to satisfy contingent liabilities of Holdings in accordance with the Liquidating Trust Agreement and the Liquidating Trust Escrow Agreement, respectively. Each sub-account of an Escrow Fund will satisfy its pro rata share of the applicable category of losses based on the number of shares of Omnicom Common Stock then on deposit in such account. For purposes of satisfying any claims, each share of Omnicom Common Stock deposited in any Escrow Fund will be valued at the Market Value, regardless of actual fluctuations in the market value of the Omnicom Common Stock after the Closing Date.

                                The indemnification obligations of Holdings which may arise to the extent it furnishes inaccurate or incomplete information for inclusion in the Prospectus/Information Statement are not limited to amounts on deposit in the Escrow Funds nor to the limited periods of survival.

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                                       11

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Deposit and Pledge
Agreement ....................  The  applicable  shares of Omnicom  Common Stock will be deposited into the Escrow Funds on the Distribution Date. Prior to such time, the applicable shares of Omnicom Common Stock will be delivered by Holdings and Advertising to The Chase Manhattan Bank, N.A., as deposit agent (the "Deposit Agent"), pursuant to the terms of a deposit and pledge agreement among Omnicom, TBWA, Holdings, Advertising and the Deposit Agent (the "Deposit and Pledge Agreement"), to be held as security for the fulfillment of the obligation of Holdings and Advertising to deliver the said shares into such Escrow Funds.


Arrangement with Respect to
Holdings Preferred Stock .....  On or about July 1, 1995, but no later than July
                                10, 1995, the Trustee of the Chiat/Day Profit Sharing and 401(k) Plan (the "Profit Sharing Plan"), the sole record owner of the preferred stock, cumulative, $.01 par value per share, of Holdings (the "Holdings Preferred Stock"), pursuant to an Agreement dated as of May 9, 1995 between Holdings and the Trustee of the Profit Sharing Plan (the "Profit Sharing Plan Purchase Agreement"), will sell to Holdings for a cash payment of $14,081,773.93 all the shares of Holdings Preferred Stock it owns, which shares shall then be retired by Holdings. Holdings shall pay for such shares by obtaining a loan which will be guaranteed by Omnicom or one of its affiliates.


            Other Terms and Conditions of the Acquisition Agreement

Financial Actions ............  Between  the date of the  Acquisition  Agreement and the Closing Date, certain financial arrangements are required to occur: (i) TBWA shall lend Holdings $55,000,000 and lend Advertising $1,000,000 on reasonable commercial terms and pursuant to financing documents reasonably acceptable to the parties thereto and in substantially the form of the Amended and Restated Credit Agreement between Holdings and Omnicom, among others, more fully described below, and the documents ancillary thereto; (ii) Holdings shall make a capital contribution of not less than $55,000,000 to Advertising; and
                                (iii) Advertising shall repay in full all outstanding principal, together with accrued interest, of its 8.17% Junior Subordinated Installment Notes, its 13.25% Junior
                                Subordinated Notes, its 13.25% Senior Subordinated Notes, and the notes issued under the Amended and Restated Credit Agreement (as defined below).

Conditions to the
Acquisition ..................  The  obligations  of  Omnicom,  TBWA,   Holdings
                                and  Advertising to consummate  the  Acquisition
                                are  subject  to  the  satisfaction  of  certain
                                mutual    conditions,     including,     without
                                limitation: obtaining the requisite approval of the Holdings Stockholders; the absence of any pending litigation, proceeding, investigation or claim by governmental authorities seeking to restrain or invalidate the consummation of the Acquisition; the Registration Statement having been declared effective by the SEC and not subject to a stop order or threatened stop order and the Omnicom Common Stock being registered thereunder having been approved for listing on the New York Stock Exchange.

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                                       12

- --------------------------------------------------------------------------------

                                The obligations of Omnicom and TBWA to consummate the Acquisition are also subject to the satisfaction of certain additional conditions including, without limitation: the SEC not having objected to Omnicom's treatment of the acquisition of the Businesses as a pooling-of-interests for accounting purposes; Advertising continuing to be the advertising agency of record for certain key clients, or, with respect to some of these clients, Advertising having replaced a loss of any such client with an account of similar size (measured by revenues); the receipt by Holdings of letters from Rightsholders who own in the aggregate at least 83% of the outstanding EARs and EPUs on the Closing Date, which group must include all Rightsholders who are also Holdings Stockholders, to the effect that they will not raise any objection to the payment of their outstanding awards being made in shares of Omnicom Stock and their corresponding participation in the indemnification obligations of Holdings (each, a "Consent Letter"); the execution of employment agreements with TBWA or one of its affiliates by each of Robert Kuperman, Thomas Patty, Adelaide Horton, Ira
                                Matathia, Steven Hancock and Robert Wolf, and the execution of non-competition agreements by each of such individuals; there not having been a material and adverse change in the Businesses (which shall include TBWA not having received reasonable assurances and financial data that
                                (a) if the Closing is on or prior to August 31, 1995, EBIT for the nine months ended July 31, 1995 is at least $7,500,000 and EBIT for the 1995 Fiscal Year is reasonably expected to exceed $13,500,000; and (b) if the Closing is on or after November 1, 1995, EBIT for the 1995 Fiscal Year is at least $13,500,000).

                                The obligations of Holdings and Advertising to effect the Acquisition are also subject to the satisfaction of certain additional conditions
                                including,    without   limitation:   that   the
                                Annualized Revenues of Holdings and its subsidiaries for the 1995 Fiscal Year, shall not be greater than $100,000,000 and EBIT of Holdings and its subsidiaries for the 1995 Fiscal Year is not reasonably expected to exceed $17,200,000; TBWA or one of its affiliates having entered into each of the employment agreements described above; and TBWA having assumed the employment agreement between Holdings and Leland Clow and the employment and consulting agreement between Holdings and Jay Chiat (and TBWA having validly assigned Mr. Chiat's contract to Omnicom).

                                See "The Acquisition Agreement--Other Terms and Conditions of the Acquisition Agreement", "The Acquisition Agreement--The Acquisition --Renegotiation of Acquisition Price" and "The Transactions--Interests of Certain Persons in the Transactions-Employment and Consulting Agreements; Non-Competition Agreements".

Termination of the
Acquisition Agreement ........  The  Acquisition  Agreement  may  be  terminated under certain circumstances, notwithstanding approval of the Acquisition by the Holdings Stockholders, (i) by mutual consent of the Boards of Directors of Omnicom, TBWA, Holdings and Advertising or (ii) by either Omnicom and TBWA or by Holdings and Advertising (a) if there has been a breach of any representation, warranty or covenant by the other party and such

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                breach is not cured within 30 days after notice of such breach, unless such breach does not materially adversely affect the business or assets of the breaching party or the ability of any or all parties, to consummate the transactions contemplated by the Acquisition Agreement, (b) if a final, nonappealable order or judgment is issued enjoining the transactions contemplated by the Acquisition Agreement, or
                                (c) if the Acquisition is not consummated by December 31, 1995 or at any time after October 31, 1995 if the conditions to such parties' obligation to close shall have become incapable of being satisfied by December 31, 1995. See
                                "The Acquisition Agreement--Other Terms and Conditions of the Acquisition Agreement".

Operation of the
Businesses ...................  After  the   Closing   under   the   Acquisition
                                Agreement    After   the   Closing   under   the
                                Acquisition  Agreement,  the Businesses  will be
                                combined with the TBWA International  network of
                                companies  to  form  a  combined   full  service
                                operating network operating as one integrated unit. The integrated unit will operate under the name "TBWA Chiat/Day" in North America. See "The
                                Transactions--Interests of Certain Persons in the Transactions."

                                 The Amendment

Change of Holdings'
Corporate Name ...............  The Holdings  Certificate  sets forth  Holdings'
                                corporate name as "Chiat/Day Holdings Inc." Following the Closing under the Acquisition Agreement, TBWA will own all rights of Holdings in and to the "Chiat/Day" name, and Holdings has agreed that immediately following the Closing thereunder it would change its corporate name to a name not including the "Chiat/Day" designation or any variation thereof. Under the proposed amendment, Holdings name will be changed to "CDH Corporation". See "Proposed Amendment of the Holdings Certificate."

                                The Liquidation

Dissolution ..................  Following  the  Closing  under  the  Acquisition
                                Agreement, Holdings will be dissolved in accordance with the procedures prescribed under the Delaware General Corporation Law (the "DGCL"). Upon dissolution, Holdings will establish the Liquidating Trust, the trustees of which will have the authority to wind up Holdings' affairs.

Establishment and Operation
of Liquidating  Trust ........  The  Liquidating  Trust  will  hold  all  of the assets of Holdings remaining after the initial distributions of Omnicom Common Stock described above under "--The Acquisition". Pursuant to the terms of the Liquidating Trust Agreement governing the operation of the Liquidating Trust, each share of Holdings Common Stock, regardless of class, shall have an equal interest in the Liquidating Trust.

                                The Liquidating Trust will be funded, on behalf of the Holdings Stockholders, with five percent of the Omnicom Common Stock paid by TBWA to Holdings as part of the acquisition price under the Acquisition Agreement (after deducting the Contributed Stock). The Liquidating Trust may also receive from time to time, on behalf of the

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                Holdings Stockholders, distributions of Omnicom Common Stock pursuant to the terms of the Escrow Agreement.

                                The Liquidating Trustees will distribute the assets in the Liquidating Trust to the Holdings Stockholders, pro rata in accordance with their interests, as expeditiously as possible, provided that adequate reserves shall be taken for Trust Liabilities (as defined below), expenses of the Liquidating Trustees (which shall include ordinary and customary expenses) and to make distributions to any missing beneficiaries. Payments made from the Liquidating Trust to satisfy such liabilities will be reimbursed in part from the Liquidating Trust Escrow Fund.

                                See  "The  Plan  of  Liquidation--General"   and
                                "--Operation of the Liquidating Trust".

The Liquidating
Trust Escrow Fund ............  The  Liquidating   Trust  Escrow  Fund  will  be
                                funded,  on  behalf of the  Rightsholders,  with
                                five percent of the Omnicom Common Stock paid by
                                TBWA to Advertising  as part of the  acquisition
                                price under the Acquisition Agreement (including
                                five  percent  of the  Contributed  Stock).  The
                                Liquidating  Trust  Escrow Fund may also receive
                                from   time   to   time,   on   behalf   of  the
                                Rightsholders,  distributions  of Omnicom Common
                                Stock  pursuant  to  the  terms  of  the  Escrow
                                Agreement.

                                The Liquidating Trust Escrow Fund will be used to satisfy the Rightsholders' share of Trust Liabilities.

                                Whenever the Liquidating Trustee makes a distribution of trust property to the Holdings Stockholders, a proportionate amount of the Liquidating Trust Escrow Fund will be distributed to the Rightsholders, pro rata in accordance with their interests.

                                See "The Plan of Liquidation--The Liquidating Trust Escrow".

                              Other Considerations

Recommendation of the Board
of Directors  of Holdings ....  The Board of Directors of Holdings, by unanimous vote, approved each of the matters constituting part of the Transactions, and recommends the approval of each of such matters by the Holdings Stockholders.

Interests of Certain Persons
in the  Transactions .........  As of [May 4,  1995,]  directors  and  executive officers of Holdings, and their affiliates, owned of record an aggregate of [75.82%] of the outstanding shares of Holdings Common Stock. Accordingly, the Transactions can be approved without the affirmative vote of any other Holdings Stockholders. Each of such directors and executive officers has expressed an intention to vote the shares of Holdings Common Stock owned by him or her in favor of the Transactions.

                                As of [May 4, 1995,] directors and executive officers of Holdings, and their affiliates, owned of record an aggregate of [97.3%] of the outstanding awards under the EAR and EPU Plans. Each of such directors and executive officers have executed and delivered to Holdings his or her Consent Letter as described above.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                For  a  description  of  certain   interests  of
                                certain  directors  and  executive  officers  of
                                Holdings in the Transactions that are in addition to the interests of Holdings
                                Stockholders      generally,       see      "The
                                Transactions--Interests of Certain Persons in the Transactions".

Accounting Treatment ........   The Acquisition will be accounted for by Omnicom
                                as    a    pooling-of-interests.     See    "The
                                Transactions--Accounting Treatment".

Certain Federal Income
Tax Consequences ............   The Acquisition will be a taxable transaction to
                                Holdings and Advertising;  and the distributions
                                pursuant  to the Plan of  Liquidation  will be a
                                taxable transaction to Holdings Stockholders and
                                Rightsholders.  Holders of Class A Common  Stock
                                and of Class B Common Stock issued in July, 1989
                                pursuant to a certain stock  purchase  agreement
                                between  Holdings  and  certain  management  and
                                other  investors  ("Mojo B Common  Stock")  will
                                recognize  gain  or  loss  as a  result  of  the
                                Transactions equal to the difference between the
                                sum of (i) the fair market  value of all Omnicom
                                Common Stock  received  (whether  distributed or
                                placed   in  the   Liquidating   Trust   or  the
                                Stockholders  General or Special  Escrow  Funds)
                                plus (ii) the cash  received  in  respect of any
                                fractional  shares,  and their adjusted basis in
                                the Class A Common Stock or Mojo B Common Stock.
                                Holders of Class B Common  Stock  other than the
                                Mojo B Common Stock will recognize  compensation
                                income equal to the excess of the sum of (a) the
                                fair market  value of the Omnicom  Common  Stock
                                received  (whether  distributed or placed in the
                                Liquidating Trust or the Stockholders General or
                                Special Escrow Funds) plus (b) the cash received
                                in respect of any  fractional  shares,  over the
                                sum of (x) the  amount  paid for  their  Class B
                                Common  Stock,  and (y) the  amount,  if any, of
                                ordinary   income  which  they  have  previously
                                recognized  in respect  of their  Class B Common
                                Stock.

                                Each Holdings Stockholder's share of the income (including dividends on the Omnicom Common Stock), gain or loss realized by the Liquidating Trust or the Stockholders General or Special Escrow Funds will be recognized by such Holdings Stockholder (whether or not distributed) in computing his or her federal income tax.

                                Rightsholders will recognize compensation income equal to the fair market value of the Omnicom Common Stock received (whether distributed or placed in the Liquidating Trust Escrow Fund or the Rightsholders General or Special Escrow Funds) plus the cash received in respect of any fractional shares. Each Rightsholder's share of the income (including dividends on the Omnicom Common Stock), gain or loss realized by the Liquidating Trust Escrow Fund or the Rightsholders General or Special Escrow Funds will be recognized by such Rightsholder (whether or not distributed) in computing his or her federal income tax.

                                EACH HOLDINGS STOCKHOLDER AND RIGHTSHOLDER SHOULD CAREFULLY REVIEW THE MATTERS DISCUSSED UNDER THE CAPTION "FEDERAL INCOME TAX
                                CONSEQUENCES OF THE SALES OF ASSETS AND DISSOLUTION AND LIQUIDATION" AND SHOULD CONSULT

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                                       16

- --------------------------------------------------------------------------------

                                HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTIONS TO HIM OR HER.

Regulatory Approvals .........  Omnicom and Holdings each filed notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act") with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Justice Department (the "Antitrust Division") on _________, 1995, and each was advised that there was early termination of the applicable waiting period on
                                _____________,        1995.       See       "The
                                Transactions--Regulatory Approvals".

Resales of Omnicom Common
Stock; Resale Restrictions ...  This  Prospectus  also covers resales of Omnicom
                                Common Stock by the Liquidating Trustees and the Liquidating Trust Escrow Agent upon deposit of Omnicom Common Stock into the Liquidating Trust and Liquidating Trust Escrow Fund, respectively. All such resales shall be made on the New York Stock Exchange at then-prevailing market prices or in negotiated transactions. Such resales are expected to be completed within 60 days after the Distribution Date. See "The Transactions--Resales of Omnicom Common Stock".

                                Resales of Omnicom Common Stock by Holdings Stockholders or Rightsholders who are deemed to be "affiliates" (as such term is understood under the Securities Act) of Holdings prior to the Acquisition may be subject to certain restrictions. See "The Transactions-- Resale Restrictions".

No Dissenters' Rights .......   Holders  of  Holdings   Common   Stock  are  not
                                entitled to dissenters' rights under the DGCL in
                                connection  with  the  Transactions.   See  "The
                                Transactions--No Dissenters' Rights".

- --------------------------------------------------------------------------------

                           COMPARATIVE PER SHARE DATA

     Set forth below are unaudited income from continuing operations, cash dividends declared and book value per common share data of Omnicom and Holdings on both historical and pro forma combined bases. Pro forma combined income from continuing operations per share is calculated under the pooling-of-interests accounting method and assumes that the Acquisition had occurred immediately prior to the period being reported upon. Since Omnicom is on a calendar year for financial reporting purposes, while Holdings' fiscal year ends on October 31, the combined results for the three months ended March 31, 1995 and for each year in the three years ended December 31, 1994, respectively, reflect Omnicom's results for those periods and Holdings' results for the three months ended January 31, 1995, and for each year in the three years ended October 31, 1994. Pro forma combined cash dividends declared per share reflects Omnicom cash dividends declared in the periods indicated. The per share equivalent pro forma combined data has been calculated based upon the material assumptions that the aggregate acquisition price will be $25,366,749, and the Market Value of the Omnicom Common Stock will be $563/8. The information set forth below should be read in conjunction with the respective audited and unaudited financial statements of Omnicom incorporated by reference in this Prospectus/Information Statement and of Holdings included in this Prospectus/Information Statement.



                                            As of  March 31 , 1995                 As of December 31, 1994
                                            ----------------------                 -----------------------
Book Value per Share:
    Omnicom .........................                $15.86                                $14.96
    Holdings ........................                $(1.62)                               $(1.60)
    Pro forma .......................                $13.29                                $12.45


                                              Three Months ended                   Year Ended December 31,
                                                March 31, 1995               ----------------------------------
                                              -------------------             1992          1993          1994
                                                                             -----          -----        -----
Cash Dividends Declared
   per Share:
    Omnicom .........................                $ 0.31                  $1.21          $1.24         $1.24
    Holdings ........................                   --                     --             --            --
    Pro forma .......................                $ 0.31                  $1.21          $1.24         $1.24

Net Income per Share:
    Omnicom:
      Primary .......................                $ 0.68                  $2.31          $2.79         $3.15
      Fully Diluted .................                $ 0.68                  $2.20          $2.62         $3.07

    Holdings:
      Primary .......................                $(0.03)                 $0.03         $(0.39)        $0.11
      Primary (including
        EPUs and EARs) ..............                $(0.03)                 $0.02         $(0.39)        $0.05

    Pro forma:
      Primary ........................               $ 0.65                  $2.35          $2.14         $3.23
      Fully Diluted ..................               $ 0.65                  $2.24          $2.09         $3.14

                               MARKET PRICE DATA

     There is no public market for Holdings Common Stock. Holdings has not declared or paid any cash dividends on any shares of Holdings Common Stock in the current fiscal year, or in any of the periods presented in "Selected Financial Data of Holdings". In the event that the Acquisition is not consummated, it is not expected that any cash dividends would be paid on any shares of Holdings Common Stock in the foreseeable future.

     Omnicom Common Stock is listed on the NYSE. The table below sets forth, for the calendar quarters indicated, the reported high and low sale prices of Omnicom Common Stock as reported on the NYSE Composite Tape, in each case based on published financial sources, and the dividends paid per share on the Omnicom Common Stock for such periods.

                                                  Omnicom Common Stock
                                          -------------------------------------
                                           High            Low        Dividends
                                          ------          ------      ---------
1993
  First Quarter ......................    47 1/2          38 3/8        .310
  Second Quarter .....................    47 1/4          38 1/4        .310
  Third Quarter ......................    46 1/4          37            .310
  Fourth Quarter .....................    46 1/2          41 1/2        .310

1994
  First Quarter ......................    49 7/8          43 3/4        .310
  Second Quarter .....................    49 1/2          44 7/8        .310
  Third Quarter ......................    51 1/2          48            .310
  Fourth Quarter .....................    53 3/4          49            .310

1995
  First Quarter ......................    56 7/8          50            .310
  Second Quarter (through _____, 1995)

     On May 10, 1995, the last full trading day prior to the execution and delivery of the Acquisition Agreement, the closing price of Omnicom Common Stock on the NYSE Composite Tape was $56 3/8 per share.

     On [              ], 1995,  the most recent  practicable  date prior to the
printing of this Prospectus/Information  Statement, the closing price of Omnicom
Common Stock on the NYSE Composite Tape was $[           ] per share.

                              THE SPECIAL MEETING

                    Date, Time and Place of Special Meeting

     This Prospectus/Information Statement is being furnished to the holders of Class A Common Stock and the holders of Class B Common Stock in connection with the Special Meeting of Holdings Stockholders to be held on , 1995, at the offices of Holdings, 180 Maiden Lane, New York, New York 10038, at ____ A.M., local time, and at any adjournment or postponement thereof.

     This Prospectus/Information Statement is first being mailed to the Holdings Stockholders on or about , 1995.

                Business to Be Transacted at the Special Meeting

     At the Special Meeting, Holdings Stockholders will consider and vote upon the following matters (collectively, the "Holdings Vote Matters"):

          (i) a proposal to approve the sale by Holdings and Advertising of their assets and businesses pursuant to (i) the Acquisition Agreement and (ii) the Advertising Stock Sale Agreement;

          (ii) a proposal to amend the Holdings Certificate effective as of the Closing under the Acquisition Agreement to change its corporate name to CDH Corporation;

          (iii) the approval and adoption of the Plan of Liquidation, including the dissolution of Holdings, the creation of the Liquidating Trust pursuant to the Liquidating Trust Agreement and the appointment of the Liquidating Trustees; and

          (iv) such other proposals as may properly be brought before this meeting or any adjournment thereof.

     None of the Holdings Vote Matters shall become effective unless all of the proposals are adopted by the requisite vote of the Holdings Stockholders.

     Each of the directors and executive officers of Holdings has expressed an intention to vote in favor of the Transactions.

                           Record Date, Voting Rights

     Only stockholders of record of Class A Common Stock and Class B Common Stock at the close of business on _________, 1995 will be entitled to vote at the Special Meeting. On that date, there were issued and outstanding ________ shares of Class A Common Stock and ______ shares of Class B Common Stock. Each share of each class of Holdings Common Stock is entitled to one vote per share on the Holdings Vote Matters at the Special Meeting or any adjournment or postponement thereof.

                              Voting Requirements

     The presence of the holders of a majority of the voting power of all shares of Class A Common Stock and Class B Common Stock entitled to vote outstanding on the record date is necessary to constitute a quorum for the transaction of business at the Special Meeting.

     Under the DGCL and the Holdings Certificate, the affirmative vote of the holders of the majority of the outstanding shares of Class A Common Stock and Class B Common Stock voting together as a class, will be required to approve the Holdings Vote Matters. Abstentions have the effect of negative votes.

                      Approval Under Holdings Certificate

     Under the Holdings Certificate, the approval of a majority of the holders of Class A Common Stock, excluding certain shares that were originally issued to Morgan Capital Corporation, is required for the sale of the assets pursuant to the Acquisition Agreement as well as certain transactions provided for herein with affiliated parties. See "The Transactions--Interests of Certain Persons in the Transaction". The holders of a majority of such Class A Common Stock have consented to such matters as provided in the Holdings Certificate and in the manner provided for in Holdings' by-laws and Section 228 of the DGCL.

                              Affiliate Ownership

     As of the Record Date, directors, officers and affiliates of Holdings as a group owned approximately __________ shares of Class A Common Stock and _________ shares of Class B Common Stock, representing approximately _____% of the aggregate outstanding shares of Holdings Common Stock. Accordingly the Transactions can be approved by the affirmative vote of such persons even if all other Holdings Stockholders vote against the proposals. These persons have expressed an intention to vote in favor of the Transactions.

                                THE TRANSACTIONS

     (The information contained in this Registration Statement of which this Prospectus/Information Statement forms a part is qualified in its entirety by reference to the complete texts of the Acquisition Agreement, the Advertising Stock Sale Agreement, the Escrow Agreement, the Plan of Liquidation, the Liquidating Trust Agreement and the Liquidating Trust Escrow Agreement, which are filed as Exhibits thereto and are incorporated herein by reference.)

           Background of and Holdings' Reasons for the Transactions;
               Recommendation of the Holdings Board of Directors

Overview

     After the Closing, the Businesses will be combined with the TBWA International network of companies to form a combined advertising network operating as one integrated unit. In furtherance of this, the members of the TBWA International group operating under the TBWA name in North America will change their corporate names to include the designation "TBWA Chiat/Day". See "Interests of Certain Persons in the Transactions" for a description of the positions within this integrated network that will be held by certain executive officers of Holdings and its subsidiaries.

     The terms of the Acquisition, including the terms of the Escrow Agreement, are the result of arm's-length negotiation between representatives of Omnicom and TBWA and representatives of Holdings and Advertising.

Background of the Transactions

     In early 1993, Holdings commenced exploring strategic alternatives in order to expand internationally and reduce the debt on its balance sheet. These alternatives included possible strategic combinations with other advertising agencies and groups, including Omnicom. Preliminary discussions were held with parties  other  than  Omnicom  but  such  discussions  did not  lead to  serious negotiations. Holdings and Omnicom began informally discussing possible combinations in 1993 shortly after Omnicom acquired TBWA, but at such time these discussions did not advance to substantive negotiations and ceased. Since 1993, however, TBWA and Holdings frequently consulted with respect to their joint representation of Nissan.

     In late 1994 and January 1995, Holdings was engaged in discussions with potential lenders regarding the refinancing of its bank credit facility (the "Bank Credit Agreement") which was to mature in May 1995 and $11 million of Holding's 13.25% Senior Subordinated Notes which mature[d and were paid in full] on August 1, 1995. The terms proposed by prospective institutional lenders included substantial penalties for early repayment and the equivalent of an equity participation in Holdings in the event that it were sold while such financing was outstanding. During the period Holdings was considering whether to accept such terms of refinancing, discussions with Omnicom were renewed and began to assume the characteristics of negotiations in January of 1995. Holdings realized that to proceed with the proposed refinancing would create significant obstacles to consummating any acquisition transaction. Instead, Omnicom agreed to assume the liabilities of the banks under the Bank Credit Agreement and extended the maturity until December 10, 1995 (as assumed and amended, the "Amended and Restated Credit Agreement").

     The negotiations with Omnicom concerning a possible combination with TBWA and Holdings continued through January and on February 1, the parties reached preliminary agreement in principle and a public announcement was made. The negotiations continued through March and April 1995 and culminated on May 11, 1995 in the execution of the definitive Acquisition Agreement and related documents following approval by the Board of Directors of each company.

Holding's Reasons for the Transactions

     The decision of the Board of Directors of Holdings to enter into the Acquisition was largely influenced by the Board's assessment of the perceived benefits of a strategic combination with TBWA in the United States and Europe as well as the limited growth opportunities of an independent Holdings in light of its highly leveraged balance sheet. The Board also took into consideration that the shareholders of Holdings, including the Profit Sharing Plan, had been holding for a significant period of time an illiquid investment in Holdings. The Board of Directors believes that the Acquisition offers a fair price for the assets of Holdings and Advertising, provides the Holdings Stockholders a liquid investment and that the combination with TBWA contemplated by the Acquisition provides an excellent strategic fit and the increased liquidity needed to capitalize on growth opportunities for the combined organization.

     The Holdings Board of Directors made its determination without the assistance of a financial advisor and without a "fairness opinion". Instead, the Holdings Board of Directors has relied upon its own experience and the knowledge of its management in assessing the advantages and disadvantages of the Transactions.

Recommendation of the Holdings Board of Directors

     For the reasons set forth above, the Holdings Board of Directors believes that the Transactions are fair to, and in the best interests of, Holdings and the Holdings Stockholders and recommends that the Holdings Stockholders vote FOR the approval of the sale of the assets and businesses of Holdings and Advertising pursuant to the Acquisition Agreement and the Advertising Stock Sale Agreement, FOR the approval of the amendment of the Holdings Certificate, and FOR the approval of the Plan of Liquidation.

                     Omnicom's Reasons for the Acquisition

     Omnicom's and TBWA's respective Board of Directors each believes that the Acquisition represents an opportunity for TBWA to strengthen its position as a major global advertising agency network without diminishing its overall financial strength. TBWA's international strength is concentrated outside of the United States, while Holdings and Advertising have a strong North American presence; the Acquisition is therefore a natural geographic fit which will expand TBWA's worldwide capabilities.

     The fit is also strategic from a client servicing perspective. Advertising is the advertising agency of record in the United States and Canada for the Nissan and Infiniti divisions of the Nissan Motor Corp.; while TBWA handles the Nissan business on a Pan European basis as well as the local business in 9 European countries. The Acquisition represents an opportunity to strengthen the Nissan relationship by being in a position to service this client throughout the world.

     The Boards of Directors of Omnicom and TBWA believe that the corporate cultures of the two networks will combine well, as both networks have historically placed their major emphasis on creative output. The Boards of Directors of TBWA and Omnicom also considered the potential synergies which would result in lower costs as a result of the combining of the operations.

     Omnicom has not retained an outside party to evaluate the proposed Acquisition but has instead relied upon the knowledge of its management in considering the financial aspects of the Acquisition.

     In reaching its conclusion, the Board of Directors of Omnicom and TBWA considered, among other things: (i) information concerning the financial performance, condition, business operations and prospects of each of Holdings and Advertising; and (ii) the proposed terms and structure of the Acquisition. It is anticipated that the Acquisition will be non-dilutive to Omnicom's results of operations. Accordingly, the Board of Directors of Omnicom has unanimously approved the Acquisition Agreement and the transactions contemplated thereby.

                Interests of Certain Persons in the Transaction

      (The following describes certain interests of the directors and executive officers of holdings in the transactions that are in addition to the interests of Holdings Stockholders generally.)

Employment and Consulting Agreements; Non-Competition Agreements

     Pursuant to the Acquisition Agreement, the employment and consulting agreement dated May ___, 1995 between Jay Chiat and Holdings will be assumed by TBWA and then assigned to Omnicom. Upon the completion of the Acquisition, Mr. Chiat will serve as a consultant under the employment and consulting agreement and will serve as such until May __, 2002, and the agreement automatically extends until the earlier of May __, 2005 or such earlier date on which Holdings no longer maintains certain key client relationships. Mr. Chiat's compensation in Omnicom's opinion is reasonable for the services he is to render and in any event is significantly less than he was earning immediately prior to the Acquisition. Mr. Chiat will not be provided with any employee benefits. In addition, pursuant to the terms of the Acquisition Agreement, Mr. Chiat will enter into a non-competition agreement with Omnicom which will have a term of 10 years commencing on the Closing Date of the Acquisition. No additional consideration is being paid with respect to such non-competition agreement.

     Pursuant to the Acquisition Agreement, the employment agreement dated May __, 1995 between Leland Clow and Holdings will be assumed by TBWA. Such employment agreement extends to December 31, 1998 and provides for annual salary compensation at the same levels as the predecessor employment agreement. Following the consummation of the Acquisition, Mr. Clow's salary level will be subject to increases in connection with the salary review procedures of TBWA and Mr. Clow will participate in TBWA bonus plans. Benefits substantially equivalent to those Mr. Clow was receiving under his predecessor employment agreement will also be provided. In addition, pursuant to the terms of the Acquisition Agreement, Mr. Clow will enter into a non-competition agreement with Omnicom which will have a term commencing on the Closing Date of the Acquisition and ending on the later of December 31, 1998 or two years after the termination of Mr. Clow's employment. No additional consideration is being paid with respect to such non-competition agreement.

     Pursuant to the Acquisition Agreement, TBWA or one of its affiliates will enter into employment agreements with Steve Hancock, the President/CEO of the Toronto office of Advertising, and each of the following key executive officers who are also directors of Holdings: Adelaide Horton; Robert Kuperman; Ira Matathia; and Tom Patty. It is anticipated that the employment agreements will have a term commencing on the Closing Date of the Acquisition and ending on December 31, 1998 and provide for annual salary compensation and fringe benefits substantially equivalent to those such persons were receiving immediately prior to the Acquisition. Such persons will also be eligible to participate in TBWA bonus plans. In addition, the Acquisition Agreement provides that Robert Wolf, also a director of Holdings, will enter into an employment agreement with Omnicom with a term ending on December 31, 1996. Mr. Wolf's employment agreement provides for the same annual salary he was receiving immediately prior to the Acquisition and benefits customarily provided by Omnicom to its employees.

     Pursuant to the terms of the Acquisition Agreement, the executives and directors listed in the first sentence of the immediately preceding paragraph and Mr. Wolf will enter into non-competition agreements with Omnicom which will have a term commencing on the closing date of the Acquisition and ending on the later of December 31, 1998 or two years after termination of the applicable party's employment. There is no additional consideration being paid in connection with these non-competition agreements.

     In connection with the Transactions, a 1987 deferred compensation arrangement between Advertising and Robert Kuperman will be canceled by the payment of the present value of the vested benefits thereunder. The liability for such vested benefits has already been recorded on the books of Advertising.

     The terms of the Acquisition Agreement permit Holdings and Advertising to pay to their directors and employees bonuses accrued for fiscal year 1994, and permit Advertising to accrue for bonuses for the 1995 Fiscal Year an amount up to 10% of profit from normal advertising operations before all federal, state, local and foreign income taxes and adjusted to exclude interest income and interest expense, with such accrual to be reviewed and adjusted upward or downward after completion of the 1995 Fiscal Year consistent with past practice (provided that for the period from the Closing Date through October 31, 1995, the accrual shall be based on the financial results of the Businesses as conducted by TBWA). Holdings has established a bonus pool of approximately

$2,500,000 with respect to fiscal year 1994, 40% of which will be allocated to its senior officers, all of whom are directors. Bonuses with respect to Fiscal Year 1995 have not yet been determined, but it is expected that all or a substantial portion of such bonuses will be paid to the same individuals. In addition, if such profits exceed budgeted amounts for the 1995 Fiscal Year, additional bonus payments will be made.

     Pursuant to the Acquisition Agreement, all other employees of Holdings or Advertising (many of whom are stockholders of Holdings) will be offered employment by TBWA or its affiliates on substantially equivalent terms as their employment prior to the Acquisition.

Other Agreements

     Prior to the Closing Date, Holdings will redeem its 8.17% Junior Subordinated Installment Notes due 2005 and its 13.25% Junior Subordinated Notes due 2005 (collectively, the "Junior Notes") at their face value plus accrued interest to the date of redemption. Jay Chiat, a director of Holdings, beneficially owns $[3,000,000] in principal amount of the Junior Notes and will receive $________ as a result of this redemption.

     Pursuant to the Acquisition Agreement, certain works of art owned by Mr. Chiat will be leased to TBWA on the same basis as the art is currently leased for a nominal sum commencing on the consummation of the Acquisition. In connection with such lease, TBWA will pay for the costs of insuring such works of art against theft, loss and damage. The lease will be terminable upon one month's notice by either party thereto.

     Following the Distribution Date, Ms. Horton [ADD ASSIGNEES, IF ANY] will purchase from Holdings for $250,000 in cash, all of the issued and outstanding common stock of Advertising pursuant to the Advertising Stock Sale Agreement. At the time of such purchase, the only asset which Advertising will own will be its rights, through its ownership of all of the capital stock of Chiat/Day Direct Marketing, Inc., under the litigation entitled Chiat/Day Direct Marketing, Inc. f/k/a/ Perkins/Butler Direct Marketing Inc. v. National Car Rental Systems, Inc., No. 93 civ. 2717 (S.D.N.Y.)(the "National Car Suit"). Pursuant to the Advertising Stock Sale Agreement, Holdings has agreed to indemnify Ms. Horton and Advertising for any losses incurred in respect of liabilities of Advertising not assumed by TBWA under the Acquisition Agreement. To the extent that Holdings were unable to fully indemnify Ms. Horton and Advertising, any recovery from the National Car Suit received by Advertising would be at risk. The Board of Directors of Holdings believes that the sale of Advertising to Ms. Horton is on terms no less favorable to Holdings than would result from an arms-length negotiation conducted with unrelated parties. See "The Advertising Stock Sale Agreement".

     David C. Wiener and Company, P.C., of which David C. Wiener is a principal, will receive fees for services rendered to Holdings and Advertising in connection with the Acquisition in an aggregate amount estimated to be approximately $350,000. Mr. Wiener is a member of the Board of Directors of Holdings.

     Prior to the consummation of the Acquisition, pursuant to the Profit Sharing Plan Purchase Agreement the shares of Preferred Stock held in the Profit Sharing Plan are being acquired by Holdings for $14,081,773.93 in cash. All of the directors and senior executive officers of Holdings (together with approximately 600 other employees), other than Mr. Wiener, are participants in such plan.

     See also "Description of Holdings Capital Stock" for a description of the security ownership of management of Holdings.

                              Accounting Treatment

     The Acquisition will be accounted for by Omnicom as a pooling-of-interests for financial reporting purposes in accordance with generally accepted accounting principles. Accordingly, upon consummation of the Acquisition, the assets and liabilities of Holdings and Advertising will be included in the consolidated balance sheet of Omnicom and its subsidiaries in the amounts which were included in the books of Holdings immediately before the Acquisition, subject to adjustments required to conform the accounting policies of Holdings to those utilized by Omnicom, and such other adjustments as may be necessary to comply with pooling-of-interests accounting rules and regulations.

                              Regulatory Approvals

      Under the Hart-Scott-Rodino Act and the rules promulgated therewith by the FTC, the Acquisition may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and specified waiting period requirements have been satisfied. Omnicom and Holdings each filed notification and report forms under the Hart-Scott-Rodino Act with the FTC and the Antitrust Division on ____________, 1995. The required waiting period under the Hart-Scott-Rodino Act was terminated early on _______________, 1995.

     At any time before or after consummation of the Acquisition, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Acquisition or seeking divestiture of assets of Omnicom. At any time before or after the Closing Date, and notwithstanding that the Hart-Scott-Rodino Act waiting period has expired, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Acquisition or seeking divestiture of assets of Omnicom. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

     Based on information available to them, Omnicom and Holdings believe that the Acquisition can be effected in compliance with Federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Acquisition on antitrust grounds will not be made or that, if such a challenge were made, Omnicom and Holdings would prevail or would not be required to accept certain conditions, possibly including certain divestitures of assets of Omnicom, in order to consummate the Acquisition.

                        Resales of Omnicom Common Stock

     This Prospectus also covers resales of Omnicom Common Stock by the Liquidating Trustees and the Liquidating Trust Escrow Agent upon deposit of Omnicom Common Stock into the Liquidating Trust and the Liquidating Trust Escrow Fund, respectively. All such resales shall be made on the New York Stock Exchange at then-prevailing market prices or in negotiated transactions. Such resales are expected to be completed within 60 days after the Distribution Date. See "The Plan of Liquidation".

                              Resale Restrictions

     All shares of Omnicom Common Stock received by Holdings Stockholders and Rightsholders as a result of the Acquisition will be freely transferable, except that shares of Omnicom Common Stock received by persons who are deemed to be "affiliates" (as such term is understood under the Securities Act) of Holdings prior to the Acquisition ("Holdings Affiliates") shall be subject to certain restrictions, as more fully described below. Persons who may be deemed to be affiliates of Holdings or Omnicom generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Acquisition Agreement provides that Holdings will furnish Omnicom with a list identifying all persons who may be considered to be Holdings Affiliates, and gives Omnicom the right to review such list and require changes. Holdings is required to use its best efforts to cause each of the Holdings Affiliates to execute a written agreement to comply fully with the restrictions described below.

     Federal  Securities  Laws.  Shares of  Omnicom  Common  Stock  received  by
Holdings Affiliates may be resold by such Holdings Affiliates only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act.

     Pooling-of-Interests Rules. In order to satisfy a condition of the pooling-of-interests rules as the accounting treatment to be accorded the Acquisition, Holdings Affiliates may not sell, assign, transfer, convey, encumber or dispose of, directly or indirectly, or otherwise reduce their risk relative to, any shares of Omnicom Common Stock until the publication by Omnicom of its financial results covering a period of at least thirty days of combined operations of Omnicom and the Businesses after the Closing Date (except that this restriction will lapse no later than October 30, 1995 as long as the Closing of the Acquisition has occurred on or prior to August 31, 1995). This prohibition precludes the use of "hedging" techniques during this period.

                             Stock Exchange Listing

     It is a condition to the Acquisition that the shares of Omnicom Common Stock required to be issued in connection with the Acquisition be authorized for listing on the NYSE, subject to official notice of issuance. An application has been filed for listing such Omnicom Common Stock on the NYSE.

                             No Dissenters' Rights

     Holders of Holdings Common Stock are not entitled to any rights of dissenting shareholders under Delaware law in connection with the Transactions.

                           THE ACQUISITION AGREEMENT

      (The following is a brief summary of the Acquisition Agreement and the related Escrow Agreement. Copies of the Acquisition Agreement and the Escrow Agreement are filed as Exhibits to the Registration Statement of which this Prospectus/Information Statement forms a part and are incorporated herein by reference. This summary is qualified in its entirety by reference to the Acquisition Agreement and the Escrow Agreement.)

                                The Acquisition
General

     Omnicom, TBWA, Holdings and Advertising entered into the Acquisition Agreement on May 11, 1995. It provides for TBWA to acquire the assets of Holdings and Advertising other than (a) their respective corporate seals and minute books, (b) the issued and outstanding capital stock of Advertising and Chiat/Day Direct Marketing, Inc. and any other subsidiary which is inactive, has no assets or is in the process of liquidation, (c) the rights of Holdings arising under the Advertising Stock Sale Agreement, other than the right to the cash acquisition price thereunder to the extent reflected in the books and records of Holdings, and (d) the rights of Advertising in and to the National Car Suit (the value of which will be obtained by TBWA through the right to receive the cash acquisition price receivable under the Advertising Stock Sale Agreement), in exchange for the payment of the acquisition price as more fully described below and the assumption by TBWA of liabilities of Holdings and Advertising relating to the Businesses (certain non-operating liabilities of Holdings and Advertising are not to be assumed by TBWA pursuant to the terms of the Acquisition Agreement).

Determination of Acquisition Price

     Subject to the potential  adjustment  described  below in "The  Acquisition
Agreement--The    Acquisition--Renegotiation    of   Acquisition   Price",   the
consideration payable by TBWA for the Businesses will be determined as follows:

          (a) TBWA will pay Holdings shares of Omnicom Common Stock having an aggregate Market Value of (x) if the Closing is held on or prior to October 31, 1995, (i) $11,180,563 plus (ii) an amount equal to $2,418 multiplied by the number of days in the period commencing on the Closing Date and ending on October 31, 1995, or (y) if the Closing Date is held after October 31, 1995 and on or prior to December 31, 1995, (iii) $11,930,880 plus (iv) an amount equal to $2,418 multiplied by the number of days in the period commencing on the Closing Date and ending on December 31, 1995. Of this Omnicom Common Stock, the Contributed Stock (being shares having such Market Value as may be necessary to insure the satisfaction of obligations of Holdings and Advertising to the Rightsholders) will be contributed to Advertising for the benefit of the Rightsholders.

          (b) TBWA will pay Advertising shares of Omnicom Common Stock having an aggregate Market Value of $14,000,000.

     The "Market Value" of the shares of Omnicom Common Stock will be determined by the average of the closing prices per share of Omnicom Common Stock reported on the New York Stock Exchange for the 20 consecutive trading days ending three business days immediately prior to the Closing Date. Omnicom has agreed that it will not, and will not permit TBWA or any of its other subsidiaries to, purchase any Omnicom Common Stock (whether pursuant to open-market purchases or otherwise) during the period during which the Market Value is calculated.

     The shares of Omnicom Common Stock received as acquisition price will be allocated on a pro rata basis to the Holdings Stockholders after allocating sufficient shares to satisfy Holdings' and Advertising's obligations under the EPU and EAR Plans. Accordingly, such shares of Omnicom Common Stock will be distributed to the Holdings Stockholders and the Rightsholders as described in "The Acquisition Agreement--The Acquisition --Payment of Obligations to
Rightsholders" and "The Plan of Liquidation--Liquidating Distributions to Holdings Stockholders" and "--Liquidating Distributions to Rightsholders".

Renegotiation of Acquisition Price

     In the event that on the scheduled Closing Date the "Annualized Revenues" of Holdings and its subsidiaries exceeds $100,000,000, and the EBIT of Holdings for its 1995 Fiscal Year exceeds or is reasonably expected to exceed $17,200,000, then Omnicom, TBWA, Holdings and Advertising have agreed that each would negotiate in good faith whether or not there should be an upwards adjustment to the acquisition price. If agreement is reached to so increase the acquisition price, the Acquisition Agreement and related documents would be amended to the extent necessary to reflect this adjustment. If the parties do not agree on such an increase, Holdings would have the option to either terminate the Acquisition Agreement or proceed with the Closing at the original acquisition price.

     "Annualized Revenues" has been defined in the Acquisition Agreement to mean the commissions and fees of Holdings and its subsidiaries for the fiscal year commencing November 1, 1994 and ending October 31, 1995 (forecasted, to the extent necessary) from those clients that were such on October 31, 1994 and from new clients won since November 1, 1994, annualized as if those clients had been clients during the entire year. The calculation excludes commissions and fees earned from clients lost since November 1, 1994 or expected to be lost in the near future.

     Holdings does not currently anticipate, based on its existing clients and their specified budgets, that Annualized Revenues or EBIT will exceed the renegotiation thresholds.

Closing Date

     The Acquisition Agreement provides that the Closing Date shall be determined by Omnicom by notice given to Holdings within five days after the date of the Special Meeting. The Closing Date chosen by Omnicom must not be later than thirty days after its giving of the notice; and each party is required to use its best efforts to close on or prior to August 31, 1995, except that if the Closing has not occurred by August 31, 1995, then each party is required to use its best efforts to close as soon as is practicable after October 31, 1995. Notwithstanding these requirements, the Closing Date will be delayed in the event of a dispute as to whether Annualized Revenues exceed $100,000,000 and/or EBIT exceeds $17,200,000, or during the pendency of any renegotiation of the acquisition price, pending final determination of such matters.

Arrangements With Respect to Holdings Preferred Stock

     On or about July 1, 1995 but no later than July 10, 1995 (the "Preferred Stock Purchase Date"), the Trustee of the Profit Sharing Plan, the sole record owner of the Holdings Preferred Stock, will sell to Holdings for a cash payment of $14,081,773.93 (representing the aggregate liquidation preference of such Holdings Preferred Stock) all the shares of Holdings Preferred Stock it owns, pursuant to the terms of the Profit Sharing Plan Purchase Agreement, which shares will then be retired by Holdings.

     Certain financial arrangements have been made in order to finance this purchase of Holdings Preferred Stock. On the Preferred Stock Purchase Date, Omnicom shall guarantee or cause one of its affiliates to guarantee a loan to Holdings in the principal amount of $14,081,773.93 from a bank acceptable to Omnicom and on terms acceptable to Omnicom (the "Preferred Stock Purchase
Loan"), the proceeds of which will be applied by Holdings to purchase the Holdings Preferred Stock pursuant to the Profit Sharing Plan Purchase Agreement. On the day prior to the Closing Date, TBWA shall lend Holdings an amount equal to the outstanding balance of the Preferred Stock Purchase Loan (the "TBWA Loan"), the proceeds of which will be applied by Holdings to repay the Preferred Stock Purchase Loan.

     Holdings is in the process of obtaining all governmental approvals (including approval by the Internal Revenue Service) and of taking all other action necessary to terminate the Profit Sharing Plan effective on or about the Closing Date under the Acquisition Agreement, even though such approvals may be obtained and such action taken on or after the Closing Date. Amounts on deposit in the Profit Sharing Plan will then be distributed to participants in accordance with their respective interests in the Profit Sharing Plan.

Payment of Obligations to Rightsholders

     In 1993 and 1988, Holdings adopted the EAR Plan and EPU Plan, respectively, and has issued awards under such Plans; recipients of such awards are sometimes referred to herein as "Rightsholders". If the employment of a participant is terminated for any reason, then under the terms of the EAR Plan such participant shall have the right, but not the obligation within ninety days of such termination to cause Holdings or Advertising to, and under the EPU Plan Holdings or Advertising shall, redeem vested units for cash in each case at the net book value of the phantom shares which are the subject of the awards as at the end of the most recent fiscal quarter. However, in the event of a liquidation, with respect to their priority, each EAR and EPU shall be deemed equivalent in value to one share of Holdings Common Stock and shall be treated in the same manner as Holdings Common Stock.

     Therefore, as is the case with Holdings Stockholders, obligations of Holdings and Advertising to the Rightsholders will be settled by the distribution to the Rightsholders of shares of Omnicom Common Stock. To ensure that Advertising will be able to satisfy such obligations, Holdings shall contribute to Advertising the Contributed Stock, which is expected to have an aggregate Market Value of approximately $_____________.

     This Prospectus/Information Statement is being furnished to Rightsholders because the Rightsholders will receive shares of Omnicom Common Stock as payment under such Plans, subject to the same terms and conditions as if they were Holdings Stockholders. Accordingly, on the Distribution Date (a) shares of Omnicom Common Stock paid to Advertising under the Acquisition Agreement (including the Contributed Stock) will be subject to the indemnification obligations of Holdings, such that (i) ten percent of such shares will be placed in the General Escrow Fund under the Escrow Agreement and (ii) shares of Omnicom Common Stock having an aggregate Market Value equal to the Rightsholders' pro rata share of $1,700,000 will be placed in the Special Escrow Fund under the Escrow Agreement, and (b) five percent of the shares of Omnicom Common Stock paid to Advertising under the Acquisition Agreement (including the Contributed Stock) will be transferred to the Liquidating Trust Escrow Fund to fund (together on a pro rata basis with the Holdings Stockholders) the payment and satisfaction of any obligations and liabilities of Holdings and Advertising as shall not have been assumed by TBWA under the Acquisition Agreement. The remainder of the shares of Omnicom Common Stock paid to Advertising under the Acquisition Agreement (including the Contributed Stock) will be distributed to the Rightsholders. See "The Plan of Liquidation--The Liquidating Trust Escrow".

     It is a condition of Closing of the Acquisition Agreement that Rightsholders that hold in the aggregate at least 83% of the outstanding EARs and EPUs on the Closing Date, which group must include all Rightsholders that are also Holdings Stockholders, shall have delivered to Holdings their written Consent Letters to the effect that they will not raise any objection to this treatment and consenting to the appointment of Holdings as their collective agent in connection with the administration of the Escrow Agreement.

     As of [May 4, 1995,] directors and executive officers of Holdings, and their affiliates, held an aggregate of [97.3%] of the outstanding awards under the EAR and EPU Plans as of such date. Each of such directors, executive officers and affiliates have executed and delivered to Holdings his or her Consent Letter in respect of such awards. Accordingly, the above described condition of Closing has been satisfied.

The Escrow Agreement

     Holdings on behalf of itself and the Holdings Stockholders, and Advertising, on behalf of itself and the Rightsholders shall establish, pursuant to the Escrow Agreement, the General Escrow Fund by the deposit with the Escrow Agent of certificates in negotiable form duly endorsed in blank representing shares of Omnicom Common Stock equal to ten percent of the shares of Omnicom Common Stock issued and delivered as part of the acquisition price. The General Escrow Fund will be segregated into two funds: the Stockholders General Escrow Fund and the Rightsholders General Escrow Fund, based on the respective number of shares of Omnicom Common Stock contributed by Holdings and Advertising, and each Fund will satisfy its pro rata share of any indemnification payment based on the number of shares of Omnicom Common Stock then on deposit in such Fund.

     Holdings  and  Advertising  will also  establish,  pursuant  to the  Escrow
Agreement, the Special Escrow Fund, by the deposit with the Escrow Agent of shares of Omnicom Common Stock having an aggregate Market Value of $1,700,000, of which approximately $________ will be contributed by Holdings, on behalf of the Holdings Stockholders, and approximately $______ will be contributed by Advertising, on behalf of the Rightsholders. The Special Escrow Fund will also be segregated into two funds: the Stockholders Special Escrow Fund and the Rightsholders Special Escrow Fund, each of which will satisfy its pro rata share of any indemnification payment based on the number of shares of Omnicom Common Stock on deposit in such Fund. (For a description of the indemnification obligations of Holdings and the Holdings Stockholders and the Rightsholders to Omnicom, see "The Acquisition Agreement--Other Terms and Conditions of the Acquisition Agreement--Indemnification".)

     Pursuant to the Escrow Agreement, Holdings, on behalf of itself and the Holdings Stockholders, and Advertising, on behalf of itself and the Rightsholders, shall grant to Omnicom a security interest in the Escrow Funds to secure the performance of the indemnification obligations of Holdings under the Acquisition Agreement and the performance of its obligations to Omnicom under the Escrow Agreement.

     Pursuant to the Escrow Agreement, Omnicom and Holdings have agreed to indemnify and hold the Escrow Agent and its directors, officers and employees harmless from and against any and all costs, charges, damages and attorney's fees which the Escrow Agent in good faith may incur or suffer in connection with or arising out of the Escrow Agreement. The fees and charges of the Escrow Agent with respect to the Escrow Agreement shall be shared between Omnicom and Holdings in accordance with the Escrow Agent's customary fees as charged from time to time. The Escrow Agent may deduct any unpaid fees from the Escrow Funds prior to the Escrow Agent's distributing any assets in connection with the termination of the Escrow Funds.

     The Liquidating Trustees shall replace Holdings as a party to the Escrow Agreement following the creation and funding of the Liquidating Trust.

     The Escrow Agreement shall automatically terminate if and when all the shares of Omnicom Common Stock held in any Escrow Fund shall have been distributed by the Escrow Agent in accordance with the terms of the Escrow Agreement.

     General Escrow Fund. The Escrow Agreement provides that wherever there shall be delivered to the Escrow Agent either (i) a certificate signed by Omnicom and Holdings, or (ii) a certified copy of an arbitration award rendered pursuant to the arbitration proceedings specified in the Escrow Agreement determining, that an indemnification payment is due from the General Escrow Funds to Omnicom, the Escrow Agent shall, to the extent that the shares of Omnicom Common Stock then on deposit in the General Escrow Fund shall be sufficient for the purpose, deliver to Omnicom the number of shares of Omnicom Common Stock, valued at the original Market Value, equal to the indemnification payment.

     On the next business day following the earlier of (x) the first independent audit report, if any, of TBWA and the Businesses following the Closing Date, or
(y) one year from the Closing Date, the Escrow Agent shall deliver to the Liquidating Trust (on behalf of the Holdings Stockholders) the remaining shares of Omnicom Common Stock then on deposit in the Stockholders General Escrow Fund, and to the Liquidating Trust Escrow Fund (on behalf of the Rightsholders) the remaining shares of Omnicom Common Stock then on deposit in the Rightsholders General Escrow Fund; as reduced in each case by any amounts necessary to cover outstanding claims for indemnification.

     All dividends, interest and other amounts received with respect to shares of Omnicom Common Stock held in the General Escrow Fund shall be income for tax purposes to Holdings (or the Holdings Stockholders following the dissolution of Holdings) and the Rightsholders, shall be paid directly to the Liquidating Trustees (on behalf of the Holdings Stockholders) or the Liquidating Trust Escrow Agent (on behalf of the Rightsholders), as the case may be, and shall not constitute part of the General Escrow Fund.

      Special Escrow Fund. The Escrow Agreement provides that whenever there shall be delivered to the Escrow Agent either (i) a certificate signed by Omnicom and Holdings, or (ii) a certified copy of a final nonappealable judgment of an arbitration award rendered pursuant to the arbitration proceedings specified in the Escrow Agreement determining, that a payment is due from the Special Escrow Fund to Holdings or Omnicom, the Escrow Agent shall, to the extent that the shares of Omnicom Common Stock then on deposit in the Special
Escrow Fund shall be sufficient for the purpose, deliver to such party the number of shares of Omnicom Common Stock, valued at the original Market Value, equal to the payment.

     Amounts will be due from the Special Escrow Fund when the collectibility of the Indemnified Receivable becomes determined or, if earlier, on the second anniversary of the Closing Date under the Acquisition Agreement. Therefore, at such time, if any, as TBWA recovers the payments in respect of said asset ("Asset Proceeds"), it shall give notice to such effect to Holdings and to the Escrow Agent, together with an accounting of the costs and expenses incurred in connection with recovering any such payments at any time after the Execution Date of the Acquisition Agreement ("Asset Costs"). TBWA shall be entitled to receive payment from the Stockholders Special Escrow Fund and the Rightsholders Special Escrow Fund, pro rata in accordance with the number of shares of Omnicom Common Stock then on deposit in each such Fund, in the amount of the Asset Costs; the Liquidating Trustees (on behalf of the Holdings Stockholders) and the Liquidating Trust Escrow Agent (on behalf of the Rightsholders) shall be entitled to receive payment from the Stockholders Special Escrow Fund and the Rightsholders Special Escrow Fund, pro rata in accordance with the number of shares of Omnicom Common Stock then on deposit in each such Fund, in an aggregate amount equal to (i) the amount of the Asset Proceeds, less (ii) the Asset Costs, less (iii) $250,000 if the final determination of the matter occurs within one year from the Closing Date, or $300,000 if the matter is determined thereafter; TBWA shall then be entitled to receive the balance, if any, remaining in the Special Escrow Fund.

     All dividends, interest and other amounts received with respect to shares of Omnicom Common Stock held in the Special Escrow Fund shall be income for tax purposes to Holdings (or the Holdings Stockholders following the dissolution of Holdings) and the Rightsholders, shall be paid directly to the Liquidating Trustees (on behalf of the Holdings Stockholders) or the Liquidating Trust Escrow Agent (on behalf of the Rightsholders), as the case may be, and shall not constitute part of the Special Escrow Fund.

The Deposit and Pledge Agreement

     Pursuant to the Deposit and Pledge Agreement, Holdings and Advertising will deliver to the Deposit Agent all the shares of Omnicom Common Stock received by them on the Closing Date.

     On the Distribution Date, the Deposit Agent will make the distributions of such shares of Omnicom Common Stock described under "Summary--The Acquisition--The Acquisition" to the Liquidating Trust, the Liquidating Trust Escrow Fund, the Holdings Stockholders and the Rightsholders.

     On the Distribution Date, the Deposit Agent will also deposit the applicable shares of Omnicom Common Stock into the Escrow Funds. Prior to such time, the applicable shares of Omnicom Common Stock will be held by the Escrow Agent as security for the fulfillment of the obligation of Holdings and Advertising to deliver such shares into the Escrow Funds.

Employment Arrangements

     The Acquisition Agreement provides that TBWA or one of the other companies operating within the TBWA International network will offer employment to substantially all employees of Holdings and its subsidiaries following the Closing of the Acquisition; and that such personnel who accept such employment will be employed on substantially equivalent terms and conditions as such personnel were employed by Holdings or a subsidiary immediately prior to the Closing Date. The Acquisition Agreement also provides for specific employment arrangements with certain key executives; see "The Transactions--Interests of Certain Persons in the Transactions".

            Other Terms and Conditions of the Acquisition Agreement

Representations and Warranties

     The Acquisition Agreement contains various customary representations and warranties of Holdings and Advertising relating to, among other things: (a) the organization and similar corporate matters of Holdings and each of the
subsidiaries;   (b)  the  capital   structure   of  Holdings  and  each  of  its
subsidiaries; (c) authorization, execution, delivery, performance and enforceability of the Acquisition Agreement and related matters; (d) absence of conflicts under charters or by-laws, required consents or approvals and violations of any instruments or laws; (e) financial statements provided to Omnicom by Holdings; (f) absence of certain material adverse events, changes or effects; (f) certain accounting matters; (g) certain contracts, including, but not limited to, certain employment, consulting and benefit matters; (h) litigation; (i) certain tax matters; (j) undisclosed liabilities; (k) insurance;
(l) compliance with law and licenses, authorizations and permits held by Holdings necessary to conduct its business; (m) client relations; (n) employment relations; (o) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (p) the shareholder votes required; (q) change in capital structure; and (r) trademarks, trade names, assumed or fictitious names, copyrights, logos, service marks and slogans.

     The Acquisition Agreement also contains various customary representations and warranties of Omnicom and TBWA relating to, among other things; (a) organization and similar corporate matters of Omnicom and TBWA; (b) authorization, execution and delivery of the Acquisition Agreement and related matters; (c) absence of any conflicts under charters or by-laws, required consents or approvals and no violations of any instruments or laws; (d) the shares of Omnicom Common Stock to be issued in the transaction; (e) financial statements provided to Holdings by Omnicom; (f) absence of certain adverse events, changes or effects; and (g) litigation.

Certain Covenants

     Pursuant to the Acquisition Agreement, Holdings has agreed that, during the period from the date of the Acquisition Agreement until the Closing Date, Holdings and each of its subsidiaries will, among other things: (a) obtain all government approvals and other action necessary to terminate the Profit Sharing Plan of Holdings; (b) not solicit, initiate or encourage any other offer or inquiry concerning the acquisition of the Businesses; (c) give timely notice of a meeting to its shareholders to approve the Acquisition, the amendment of the Holdings Certificate and the Plan of Liquidation and recommend approval of the transactions contemplated by the Acquisition Agreement; (d) inform Omnicom's management as to the operation, management and business of the Businesses to be acquired; (e) permit Omnicom and TBWA to make such reasonable investigation of the assets, properties and businesses of Holdings and Advertising as they deem necessary or advisable; and (f) except (i) as permitted by the Acquisition Agreement and (ii) as otherwise consented to in writing by Omnicom (on behalf of itself and TBWA), operate its businesses in the ordinary course and, to the extent consistent with past practice, and use reasonable commercial efforts to preserve existing business organization, existing business relationships, and goodwill intact.

     Pursuant to the Acquisition Agreement, Holdings and Advertising and Omnicom and TBWA have covenanted with one another to take certain additional actions, including without limitation; (a) Holdings and Omnicom each shall take all corporate and other action, make all filings with courts or governmental authorities and use its reasonable efforts to obtain in writing all approvals and consents required to be taken, made or obtained by it in order to effectuate the Acquisition; (b) to prepare this Prospectus/Information Statement and the Registration Statement of which it is a part, with each party representing and warranting to the other as to the accuracy of the information supplied by it for inclusion herein; (c) to each use its reasonable efforts to consummate the Acquisition and the other transactions contemplated by the Acquisition Agreement; (d) to obtain all necessary sales tax exemptions and take all such other action as may be necessary or advisable to cause the transfer of the Assets to TBWA pursuant to the Acquisition not to be subject to sales tax; and
(e) to take the actions more fully described in "Financial Actions" below.

Financial Actions

     Between the date of the Acquisition Agreement and the Closing Date, certain financial arrangements are required to occur: (i) TBWA shall lend Holdings $55,000,000 and lend Advertising $1,000,000 on reasonable commercial terms and pursuant to financing documents reasonably acceptable to the parties thereto and in substantially the form of the Amended and Restated Credit Agreement and the documents ancillary thereto; (ii) Holdings shall make a capital contribution of not less than $55,000,000 to Advertising; and (iii) Advertising shall repay in full all outstanding principal, together with accrued interest, of the 8.17% Junior Subordinated Installment Notes, the 13.25% Junior Subordinated Notes, the 13.25% Senior Subordinated Notes, and the notes issued under the Amended and Restated Credit Agreement. Upon the payment in full of amounts outstanding under the Amended and Restated Credit Agreement in accordance with clause (iii) and prior to the Closing, Omnicom agrees to release or cause to be released (by, among other things, filing UCC termination statements in all appropriate jurisdictions) all liens and other security interests granted to secure the obligations of Holdings and Advertising thereunder.

Indemnification

     The Acquisition Agreement provides that Holdings shall indemnify and hold harmless, and shall reimburse TBWA and its affiliates, directors, officers, and employees for all losses, claims, damages and liabilities (to the extent not covered by insurance), and all fees, costs and expenses (including reasonable attorneys' fees) related thereto (together referred to herein as "Loss" or "Losses"), arising out of, based upon, or resulting from (i) the inaccuracy or breach of any representation or warranty (other than that referred to in clause
(iv) below) of Holdings or Advertising or any covenant of Holdings or Advertising contained in or made pursuant to the Acquisition Agreement, (ii) the breach of or failure by Holdings or Advertising to perform or discharge its obligations under the Acquisition Agreement or under the transactions contemplated thereby, (iii) a claim or cause of action by a third party relating to any liability of Holdings or Advertising not assumed by TBWA, or (iv) any inaccuracy in or breach of a specified representation and warranty relating to the Indemnified Receivable. Pursuant to the Acquisition Agreement, no Losses arising out of a matter referred to in (i), (ii) or (iii) above shall be reimbursed to TBWA until such time as all Losses arising out of a matter referred to in (i) through (iii) above shall exceed $300,000, in which case Holdings shall be liable for all Losses in excess of $300,000 (Losses arising out of the matter referred to in clause (iv) above shall be reimbursable without regard to the $300,000 "cushion"). Losses arising out of matters referred to in clauses (i) through (iii) above shall be satisfied only out of the General Escrow Fund and Losses arising out of the matter referred to in clause (iv) above shall be satisfied only out of the Special Escrow Fund. The aggregate indemnity obligation of Holdings as so determined shall be satisfied from the Escrow Funds as provided in the Escrow Agreement, and neither Omnicom nor TBWA nor any of their affiliates will have any recourse for the payment of any such indemnity obligations against Holdings or Advertising (or the Holdings Stockholders or Rightsholders), nor will any of such persons be personally liable for any such indemnity obligations. See "The Acquisition Agreement--The Acquisition--Escrows". Indemnity obligations shall be paid by returning to Omnicom out of the relevant Escrow Fund the number of whole shares of Omnicom Common Stock, valued at the original Market Value, equal to the Losses (subject to the $300,000 "cushion," where applicable).

     The obligation of Holdings to indemnify shall terminate and be of no further force and effect on the earlier to occur of (x) the date of first independent audit report, if any, of the consolidated financial results of TBWA and the Businesses following the Closing Date, and (y) one year from the Closing Date (the "Indemnity Period"). Upon the expiration of the Indemnity Period, all such representations, warranties, covenants and agreements shall expire, terminate, and be of no further force or effect, except that claims asserted in writing against Holdings on or prior to such expiration shall survive until they are decided and are final and binding upon TBWA and Holdings. However, in that the collectibility of the Indemnified Receivable cannot reasonably be assured at the present time, these limitations will not apply to the matter as to which TBWA is entitled to be indemnified under that clause. Instead, this indemnification obligation will terminate on the earlier of (i) the second anniversary of the Closing Date, the date by which the parties expect such collectibility to have been finally determined and (ii) the date on which such collectibility shall in fact have been finally determined, provided that claims asserted in writing prior to such expiration shall survive until they are final and binding.

     See    "The    Acquisition    Agreement--The     Acquisition--The    Escrow
Agreement--General Escrow Fund" and "--Special Escrow Fund."

     Pursuant to the Acquisition Agreement, Omnicom and Holdings have also agreed to indemnify the other, including its directors, officers, agents, "controlling persons" as defined by the Securities Act, and attorneys (and, with respect to Holdings, the Holdings Stockholders and Rightsholders) against any liability, damage, cost, loss, or expense arising out of any untrue statement of a material fact furnished by it for inclusion in the Registration Statement, or caused by any omission to furnish a material fact concerning it that is required to be stated therein or that is necessary to make the statements furnished by it not misleading. This indemnification obligation is separate from the indemnification obligation of Holdings to TBWA discussed above, and is not limited to amounts on deposit in the Escrow Funds under the Escrow Agreement, nor to the limited periods of survival.

Conditions

     In addition to approval of the Acquisition Agreement, the Advertising Stock Sale Agreement, the amendment of the Holdings Certificate and the Plan of Liquidation by Holdings Stockholders at the Special Meeting, and to the required regulatory approvals, the respective obligations of Omnicom, TBWA, Holdings and Advertising to consummate the Acquisition are subject to the satisfaction of certain conditions, including without limitation: (i) the accuracy in all material respects of the representations and warranties made by the parties in the Acquisition Agreement; (ii) the performance by the parties of their respective obligations under the Acquisition Agreement prior to the Closing Date; (iii) the absence of any material adverse changes in the condition of the businesses of Holdings or Advertising on the one hand or Omnicom, on the other hand; (iv) the effectiveness of the Registration Statement under the Securities Act with respect to the shares of Omnicom Common Stock to be issued pursuant to the Acquisition Agreement and the approval of the listing of such Omnicom Common Stock on the New York Stock Exchange; (v) the execution and delivery of the Escrow Agreement; (vi) the absence of any action or proceeding enjoining the transactions contemplated by the Acquisition Agreement; (vii) the absence of any action or proceeding by any governmental agency that might result in enjoining the consummation of said transactions; and (viii) the consummation of the transactions contemplated by the Profit Sharing Plan Purchase Agreement.

     The obligations of Omnicom to effect the Acquisition are subject to satisfaction of certain additional conditions including, without limitation: (i) the SEC not having objected to Omnicom's treatment of the Acquisition as a pooling-of-interests for accounting purposes; (ii) Advertising continuing to be the advertising agency of record for certain key clients or, with respect to some of these clients, Advertising's having replaced a loss of any such client with an account of similar size (measured by revenues); (iii) the receipt by Holdings of Consent Letters from Rightsholders holding in the aggregate at least 83% of the outstanding EARs and EPUs on the Closing Date, including all
Rightsholders who are also Holdings Stockholders; (iv) the execution of employment agreements with TBWA or one of its affiliates by each of Robert Kuperman, Thomas Patty, Adelaide Horton, Ira Matathia, Steven Hancock and Robert Wolf and the execution and delivery of non-competition agreements by each of such individuals; and (v) there not having been a material and adverse change in the Businesses (which shall include TBWA not having received reasonable assurances and financial data that (a) if the Closing is on or prior to August 31, 1995, EBIT for the nine months ended July 31, 1995 is at least $7,500,000 and EBIT for the 1995 Fiscal Year is reasonably expected to exceed $13,500,000; and (b) if the Closing is on or after November 1, 1995, EBIT for the 1995 Fiscal Year is at least $13,500,000).

     The obligations of Holdings and Advertising to effect the Acquisition are subject to the satisfaction of certain additional conditions including, without limitation: (i) that Annualized Revenues of Holdings and its subsidiaries during the 1995 Fiscal Year shall not be in excess of $100,000,000 and EBIT for the 1995 Fiscal Year shall not exceed (or shall not reasonably be expected to exceed) $17,200,000; (ii) TBWA or one of its affiliates having entered into the employment agreements described above; and (iii) TBWA having assumed the existing employment agreement between Holdings and Leland Clow and the existing employment and consulting agreement between Holdings and Jay Chiat (and TBWA having validly assigned such contract to Omnicom). SEE "The Acquisition
Agreement--The Acquisition--Renegotiation of Acquisition Price" and "The Transactions--Interests of Certain Persons in the Transactions".

     Pursuant to the terms of the Acquisition Agreement, each of Omnicom and Holdings is entitled to waive any of its conditions to consummation of the Acquisition to the extent that any such condition is not satisfied in full by the other party, other than conditions relating to the absence of any objection by the SEC to Omnicom's treatment of the Acquisition as a pooling-of-interests for accounting purposes and the approval of the Transactions by the Holdings Stockholders.

Additional Agreements

     Pursuant to the Acquisition Agreement, Omnicom, TBWA, Holdings and Advertising have made certain additional agreements with respect to periods following the Closing Date, including without limitation the following: (a) each of Holdings and Advertising shall change its corporate name to a name not including the "Chiat/Day" designation or any variation thereof and will cause each inactive subsidiary which is not being acquired by TBWA under the Acquisition Agreement to similarly change its corporate name; (b) TBWA shall change its corporate name, and shall cause those members of the TBWA international group operating under the TBWA name in North America to change their corporate names, in each case to include the designation "TBWA Chiat/Day";
(c) Holdings shall provide Omnicom with copies of all appropriate tax returns and certificates, all of which shall be made consistent with the allocation of acquisition price agreed to between the parties; and (d) Holdings and Advertising will, if requested by Omnicom, make certain tax elections under U.S. and Canadian laws.

Termination

     The Acquisition Agreement may be terminated and the contemplated Acquisition may be abandoned at any time prior to the Closing, whether before or after approval by the Holdings Stockholders, (a) by mutual consent of the Boards of Directors of Omnicom, TBWA, Holdings and Advertising; (b) by either Omnicom and TBWA, on the one hand, or Holdings and Advertising, on the other hand, if there has been a breach of any representation, warranty or covenant on the part of the other party set forth in the Acquisition Agreement which breach has not been cured within 30 days following receipt by the breaching party of notice of such breach, unless the breach of any such representation, warranty, or covenant does not materially adversely affect the business or assets of the breaching party or the ability of either party or parties to consummate the Acquisition;
(c) by the Board of Directors of Omnicom, TBWA, Holdings or Advertising if a final and nonappealable order, decree or judgment of any court or other governmental authority is issued which would enjoin the Acquisition; or (d) by either Omnicom and TBWA or Holdings and Advertising if the Closing Date shall not have occurred prior to the close of business on December 31, 1995 or at any time after October 31, 1995 if the conditions to such parties' obligation to close shall have become incapable of being satisfied by December 31, 1995.

     In the event of any termination of the Acquisition Agreement by either Omnicom and TBWA or by Holdings and Advertising as provided above, the Acquisition Agreement shall become void and there will be no liability or obligation on the part of any party or its respective officers or directors except that such termination does not preclude any action or claim for damages to which any party is otherwise entitled as a result of a breach by the other party.

Amendment

     The Acquisition Agreement and the exhibits and schedules thereto may be amended, supplemented or qualified by the parties only by an agreement in writing signed by all parties with due authorization.

                      THE ADVERTISING STOCK SALE AGREEMENT

      (A copy of the Advertising Stock Sale Agreement is filed as an Exhibit to the Registration Statement of which this Prospectus/Information Statement forms a part and is incorporated herein by reference. This summary of the Advertising Stock Sale Agreement is qualified in its entirety by reference to such agreement.)

     Pursuant to the Advertising Stock Sale Agreement, as soon as practicable after the Distribution Date, Adelaide Horton [ADD ASSIGNEES, IF ANY] will purchase from Holdings all of the issued and outstanding common stock of Advertising. At such time, the only asset which Advertising will own will be its rights, through its ownership of all of the capital stock of Chiat/Day Direct Marketing, Inc., under the National Car Suit. Pursuant to the Advertising Stock Sale Agreement, Holdings has agreed to indemnify Ms. Horton and Advertising for any losses incurred in respect of liabilities of Advertising not assumed by TBWA under the Acquisition Agreement. To the extent that Holdings were unable to fully indemnify Ms. Horton and Advertising, any recovery from the National Car Suit received by Advertising would be at risk.

                 PROPOSED AMENDMENT OF THE HOLDINGS CERTIFICATE

     The Holdings Certificate sets forth the corporate name of Holdings as "Chiat/Day Holdings, Inc." Following the Closing under the Acquisition Agreement, TBWA will own all rights in and to the "Chiat/Day" name, and Holdings has agreed that immediately following the Closing thereunder it would change its corporate name to a name not including the "Chiat/Day" designation or any variation thereof. Under the proposed amendment Holdings' name will be changed to "CDH Corporation". Pursuant to the Acquisition Agreement, Advertising will also change its corporate name to a name not including the "Chiat/Day" designation or any variation thereof, and each of Holdings and Advertising will cause its inactive subsidiaries which are not being acquired by TBWA under the Acquisition Agreement, to effect a similar change to its corporate name. Advertising intends to change its name to "CDAD Corporation" . Approval by the Holdings Stockholders of this amendment to the Holdings Certificate is a condition of Omnicom's and TBWA's obligation to consummate the Acquisition under the Acquisition Agreement.

                            THE PLAN OF LIQUIDATION

     (Copies of the Plan of Liquidation, the Liquidating Trust Agreement and the Liquidating Trust Escrow Agreement are filed as Exhibits to the Registration Statement of which this Prospectus/Information Statement forms a part and are incorporated herein by reference. This summary of the Plan of Liquidation, the Liquidating Trust Agreement and the Liquidating Trust Escrow Agreement is qualified in its entirety by reference to such agreements.)

                                    General

     The Plan of Liquidation provides that, upon consummation of the Closing under the Acquisition Agreement, Holdings will be dissolved pursuant to the provisions of the DGCL. Following the procedures prescribed in the DGCL, the Board of Directors of Holdings will file with the Secretary of State of the State of Delaware a Certificate of Dissolution, thereby terminating the corporate existence of Holdings. Thomas Patty and David Wiener, the Liquidating Trustees of the Liquidating Trust established pursuant to the Liquidating Trust Agreement will, however, function with authority to wind up Holdings' affairs, pay, satisfy and discharge certain liabilities and obligations not assumed by TBWA under the Acquisition Agreement, and distribute to the Holdings Stockholders all of the remaining assets of Holdings.

     The distribution of the shares of Omnicom Common Stock will not occur until the Distribution Date. Assuming the Closing occurs on August 31, 1995, the earliest that the Distribution Date would occur is October 26, 1995. During the period from the Closing Date until the Distribution Date, Holdings Stockholders and Rightsholders will bear the risk of fluctuations in the market price of the Omnicom Common Stock.

     The Liquidating Trust, after the Acquisition and the distributions to occur on the Distribution Date, shall hold all the remaining assets of Holdings (except to the extent Holdings distributes any such assets directly to Holdings Stockholders), including the right to receive any assets remaining after the termination of the Escrow Agreement. If any assets remain in the Liquidating Trust after all claims, charges, liabilities and obligations of the Liquidating Trust have been paid or discharged, the Liquidating Trustees will, as expeditiously as is practicable, distribute such assets to the former holders of Holdings Common Stock on a pro rata basis according to their interests.

     All of the directors and officers of Holdings who are also Holdings Stockholders have indicated that they intend to vote for the Plan of Liquidation in their capacity as Holdings Stockholders. In order to effectuate the Plan of Liquidation, Holdings will give notice to all known creditors, if any, after giving effect to the assumption of liabilities by TBWA pursuant to the Acquisition Agreement, and will pay or make adequate provision for any Trust Liabilities. It is intended that the consummation of the transactions contemplated by the Acquisition Agreement, followed by the distribution to the Holdings Stockholders in complete liquidation of Holdings, will not give rise to dissenter's rights in favor of Holdings Stockholders under Delaware law.

               Liquidating Distribution to Holdings Stockholders

     Pursuant to the Plan of Liquidation, on the Distribution Date, Holdings Stockholders will receive a distribution of the shares of Omnicom Common Stock paid by TBWA to Holdings as acquisition price under the Acquisition Agreement (exclusive of the Contributed Stock), as reduced by (i) the five percent of such shares which will be deposited by Holdings on the Distribution Date into the Liquidating Trust on behalf of the Holdings Stockholders and (ii) the shares of Omnicom Common Stock used to fund on the Distribution Date the Stockholders
General Escrow Fund and the Stockholders Special Escrow Fund under the Escrow Agreement.

      Based on an estimated total acquisition price of $25,366,749 (see "The Acquisition Agreement--The Acquisition--Determination of Acquisition Price"), each holder of Holdings Common Stock will be entitled to receive in such distribution, per share of Holdings Common Stock, shares of Omnicom Common Stock with a value (determined in accordance with the terms of the Acquisition
Agreement) equal to $_____. If none of the Omnicom Common Stock received by Holdings were used to fund the Stockholders General Escrow Fund, the Stockholders Special Escrow Fund and the Liquidating Trust on behalf of the Stockholders, the value of the per share distribution for shares of Holdings Common Stock would be $_____. Since the amounts held in such escrows and such trust are subject to claims in respect of contingent liabilities, there can be no assurances that amounts held therein will in fact be distributed to the Holdings Stockholders.

                   Liquidating Distribution to Rightsholders

     On the Distribution Date, the Rightsholders will also receive a distribution of Omnicom Common Stock from Advertising. See "The Acquisition Agreement--The Acquisition--Payment of Obligations to Rightsholders". The shares of Omnicom Common Stock available for such distribution will be the shares of Omnicom Common Stock paid by TBWA to Advertising as acquisition price under the Acquisition Agreement (inclusive of the Contributed Stock), as reduced by (i) the five percent of such shares which will be deposited by Advertising on the Distribution Date into the Liquidating Trust Escrow Fund on behalf of the Rightsholders and (ii) the shares of Omnicom Common Stock used to fund on the Distribution Date the Rightsholders General Escrow Fund and the Rightsholders Special Escrow Fund under the Escrow Agreement.

     Based on an estimated total acquisition price of $25,366,749 (see "The Acquisition Agreement--The Acquisition--Determination of Acquisition Price"), each Rightsholder (whether an EPU holder or an EAR holder) will be entitled to receive in such distribution, per EPU or EAR, shares of Omnicom Common Stock with a value (determined in accordance with the terms of the Acquisition
Agreement) equal to $_____. If none of the Omnicom Common Stock received by Advertising were used to fund the Rightsholders General Escrow Fund, the Rightsholders Special Escrow Fund and the Liquidating Trust Escrow Fund on behalf of the Rightsholders, the value of the per unit distribution for each EPU or EAR would be $_____. Since the amounts held in such escrows are subject to claims in respect of contingent liabilities, there can be no assurances that amounts held therein will in fact be distributed to the Rightsholders.

                               Fractional Shares

     If any of the foregoing distributions does not result in a Holdings Stockholder or Rightsholder being entitled to a whole number of shares of Omnicom Common Stock, the Holdings Stockholder or Rightsholder will receive a cash payment in lieu of any entitlement to a fractional share of Omnicom Common Stock from the proceeds of a sale on the NYSE by Holdings or Advertising (as the case may be) of a sufficient number of shares of Omnicom Common Stock to settle the aggregate amount of fractional share distribution entitlements of all similarly situated Holdings Stockholders and Rightsholders. As a result, no fractional shares of Omnicom Common Stock will be distributed under the Plan of Liquidation.

                       Operation of the Liquidating Trust

     Following the dissolution of Holdings and the completion of the liquidating distributions described above, each share of Holdings Common Stock, regardless of class, shall have an equal interest in the Liquidating Trust. After such time, the Liquidating Trustees will, on behalf of the Holdings Stockholders, (i) receive any additional liquidating distributions from Holdings, (ii) act as the agent of the Holdings Stockholders in connection with the administration of the Escrow Agreement and the Liquidating Trust Escrow Agreement, (iii) respond to the assertion of any and all claims of indemnification by TBWA pursuant to the terms of the Acquisition Agreement and the Escrow Agreement, (iv) pursue any claims which Holdings may have against the Special Escrow Fund and (v) complete the winding up of the affairs of Holdings and the payment of certain liabilities not assumed by TBWA under the Acquisition Agreement out of the assets of the Liquidating Trust.

     As described above under "--Liquidating Distribution to Holdings Stockholders", five percent of the shares of Omnicom Common Stock received by Holdings as part of the acquisition price under the Acquisition Agreement (exclusive of the Contributed Stock) will be deposited in the Liquidating Trust, on behalf of the Holdings Stockholders, for the satisfaction of the following liabilities (collectively, "Trust Liabilities") of Holdings (in each case other than the liabilities assumed by TBWA pursuant to the Acquisition Agreement): (i) all claims and obligations, including all contingent, conditional or unmatured contractual claims, known to Holdings or the Liquidating Trustees, (ii) any claim which is the subject of a pending action, suit or proceeding against Holdings and (iii) claims which, based on facts known to Holdings or the Liquidating Trustees, are likely to arise or become known to Holdings or the Liquidating Trustees within ten years. The obligation of Holdings to indemnify TBWA and Advertising for losses arising out of retained liabilities will constitute a Trust Liability. See "The Advertising Stock Sale Agreement". In addition, Trust Liabilities will include the costs and expenses payable by Holdings in respect of (i) the Escrow Agent's fees under the Escrow Agreement,
(ii) maintaining insurance to cover indemnification obligations of Holdings under the Holdings Certificate and the Liquidating Trust Agreement to its directors, officers and agents (including the Liquidating Trustees) and (iii) certain legal and other professional fees in connection with the liquidation, the establishment of the trust, final tax returns and other post-Closing transactions and matters. As described more fully below under "--The Liquidating Trust Escrow", the Liquidating Trustees shall be reimbursed from the Liquidating Trust Escrow Fund for the Rightsholders' share of any such Trust Liabilities. The Liquidating Trust will also receive from time to time, on behalf of the Holdings Stockholders, distributions of Omnicom Common Stock from the Stockholders General Escrow Fund and the Stockholders Special Escrow Fund maintained pursuant to the Escrow Agreement. See "The Acquisition Agreement--The Acquisition--The Escrow Agreement". Pursuant to the Liquidating Trust Agreement, the Liquidating Trustees will promptly sell any shares of Omnicom Common Stock received by them and retain the net cash proceeds as the property (the "Trust Property") of the Liquidating Trust.

     Pursuant to the Liquidating Trust Agreement, the Liquidating Trustees shall invest and reinvest the Trust Property and shall maintain any income earned on such Trust Property ("Trust Income") separately from the Trust Property. The Trust Income will include any cash and other taxable dividends paid to the Liquidating Trustees, on behalf of the Holdings Stockholders, in respect of Omnicom Common Stock on deposit in the Stockholders General Escrow Fund and the Stockholders Special Escrow Fund. See "The Acquisition Agreement--The Acquisition--The Escrow Agreement". All Trust Income will be distributed by the Liquidating Trustees at the end of each fiscal quarter to the former Holdings Stockholders, pro rata in accordance with their interests.

     The Liquidating Trustees shall distribute Trust Property at least once annually to the former Holdings Stockholders, pro rata in accordance with their interests, provided that no distribution shall be made without satisfying or adequately providing for (i) a reserve for all remaining Trust Liabilities, (ii) a reserve for Trustee expenses and (iii) a reserve for payments owing to missing beneficiaries.

     The termination of the Liquidating Trust will occur on the later of (i) three years and six months from the date the Liquidating Trust is established or upon payment to the former Holdings Stockholders of all of the Trust Property and Trust Income, whichever is earlier, and (ii) the date of termination of the Escrow Agreement, provided that the Liquidating Trust shall continue for a reasonable period for the limited purpose of discharging any remaining Trust Liabilities.

                          The Liquidating Trust Escrow

     As described above under "The Acquisition Agreement--The Acquisition--Payment of Obligations to Rightsholders" five percent of the shares of Omnicom Common Stock received by Advertising as part of the acquisition price under the Acquisition Agreement (including five percent of the Contributed Stock) will be deposited in the separate Liquidating Trust Escrow Fund created by the escrow agreement (the "Liquidating Trust Escrow Agreement") among Holdings (or, after the creation and funding of the Liquidating Trust, the Liquidating Trust), Advertising and ___________________, as escrow agent (the "Liquidating Trust Escrow Agent"), on behalf of the Rightsholders, for the satisfaction of the Rightsholders' share of Trust Liabilities. The Liquidating Trust Escrow Agent may also receive from time to time, on behalf of the Rightsholders, distributions of Omnicom Common Stock from the Rightsholders General Escrow Fund and the Rightsholders Special Escrow Fund maintained pursuant to the Escrow Agreement. See "The Acquisition Agreement--The Acquisition--The Escrow Agreement". Pursuant to the Liquidating Trust Escrow Agreement, the Liquidating Trust Escrow Agent will promptly sell any shares of Omnicom Common Stock received by it and retain the net cash proceeds in the Liquidating Trust Escrow Fund.

     Pursuant to the Liquidating Trust Escrow Agreement, the Liquidating Trust Escrow Agent shall invest and reinvest the funds on deposit in the Liquidating Trust Escrow Fund (any income earned in respect of such funds, the "Liquidating Trust Escrow Income"). The Liquidating Trust Escrow Income will include any cash and other taxable dividends paid to the Liquidating Trust Escrow Agent, on behalf of the Rightsholders, in respect of Omnicom Common Stock on deposit in the Rightsholders General Escrow Fund and the Rightsholders Special Escrow Fund. All Liquidating Trust Escrow Income will be distributed by the Liquidating Trust Escrow Agent at the end of each fiscal quarter to the former Rightsholders, pro rata in accordance with their interests.

      The Liquidating Trust Escrow Agent will reimburse the Liquidating Trust from the Liquidating Trust Escrow Fund, upon proper request made by the Liquidating Trustees, for the Rightsholders' proportionate share of payments made by the Liquidating Trust in respect of Trust Liabilities. Such proportionate share shall be equal to (x) the total amount of the payment made by the Liquidating Trustee multiplied by (y) a fraction, the numerator of which equals the total amount of funds then on deposit in the Liquidating Trust Escrow Fund and the denominator of which equals (1) the numerator plus (2) the amount of Trust Property then on deposit in the Liquidating Trust.

      Upon each distribution by the Liquidating Trustee of Trust Property to the Stockholders pursuant to the Liquidating Trust Agreement, the Liquidating Trust Escrow Agent shall distribute to the Rightsholders, pro rata in accordance with their interests, the same percentage of the Liquidating Trust Escrow Fund as is being distributed to the Holdings Stockholders from the Liquidating Trust.

      The Liquidating Trust Escrow Agent will act as the agent of the Rightsholders for purposes of the administration of the Liquidating Trust Escrow Agreement. The Liquidating Trust Escrow Agent will also serve as a trustee of the Liquidating Trust.

                        FEDERAL INCOME TAX CONSEQUENCES
                             OF THE SALES OF ASSETS
                        AND DISSOLUTION AND LIQUIDATION

      The following discussion summarizes certain federal income tax consequences associated with the transactions under the Internal Revenue Code of 1986, as amended (the "code"). Because the following discussion does not describe all potentially relevant tax considerations, each Holdings Stockholder and Rightsholder (each, a "Holder") should consult his or her own tax advisor regarding the tax consequences of the transactions in light of his or her own tax situation. In particular, the following discussion may not be complete or applicable in its entirety with respect to Holders who are not individuals, who are dealers in securities, or who acquired their Holdings Common Stock througH employee stock option programs.

                                 Corporate Tax

     Holdings believes that although the asset sales by it and Advertising and the Advertising Stock Sale are taxable transactions, they will not result in significant federal income tax liability being incurred by Holdings. This conclusion is based on a number of positions taken or to be taken by Holdings which might be subject to IRS challenge. To the extent that the IRS were to successfully challenge any of Holdings' positions, amounts held in the Liquidating Trust and the Liquidating Trust Escrow Fund would be used to pay the ensuing tax liability. Accordingly, no assurance can be given that any of the portions held in the Liquidating Trust will be ultimately distributed to the Holdings Stockholders or that funds held in the Liquidating Trust Escrow Fund will be ultimately distributed to the Rightsholders. To the extent that funds available from these sources were inadequate to satisfy amounts due to the IRS, the IRS could seek payment from Holdings Stockholders to the extent of such unsatisfied liability up to the amounts distributed to such Holdings Stockholders.

                                   Holder Tax

      The following summary applies only to Holders who are United States persons for federal income tax purposes and except as specifically described below, does not apply to Holders who are not U.S. persons.

Holders of Class A Common Stock and Mojo B Common Stock

     For federal income tax purposes, holders of Class A Common Stock ("Class A Stockholders") and Mojo B Common Stock ("Mojo B Stockholders") will recognize gain or loss as a result of the Transactions equal to the difference between the sum of (i) the fair market value of all of the Omnicom shares received (whether distributed or placed in the Liquidating Trust or the Stockholders General or Special Escrow Funds) plus (ii) the cash received in respect of any fractional shares, and their adjusted basis in the Class A Common Stock or Mojo B Common Stock. Class A Stockholders and Mojo B Stockholders who have held their shares for over one year at the time of the transaction will be subject to tax at rates up to the 28% maximum rate currently applicable to long-term capital gain. The basis in the shares of Omnicom Common Stock received will be equal to their fair market value on the Distribution Date and the holding period for the shares of Omnicom Common Stock will commence on the date of the distribution. Provided that the Liquidating Trust is classified as a trust for federal income tax purposes (see discussion below), if amounts in the Liquidating Trust are subsequently used to pay creditors (or payments are made to Omnicom out of the

Stockholders General or Special Escrow Funds), Class A Stockholders and Mojo B Stockholders should be entitled to a capital loss in the year such payments are made. If the amount of payments made to creditors that are allocable to a Class A Stockholder or Mojo B Stockholder are in excess of $3,000 and the other requirements of section 1341 of the Code are met, such shareholder should be able to compute his or her federal income tax liability for the year such payments are made under the provisions of section 1341 of the Code. Under section 1341 of the Code, a shareholder's federal income tax liability would be the lesser of the tax liabilities as computed under two alternative computation methods. Under the first method, the shareholder would compute his or her tax liability by taking a regular capital loss in the year that payments are made. Under the second method, the shareholder would decrease his or her tax liability in the year of payment by the amount of tax liability that was generated by the prior inclusion. The tax return for the year of inclusion would not be reopened under either computation method. No additional federal income tax consequences will occur when amounts are distributed from the Liquidating Trust to a Class A Stockholder or a Mojo B Stockholder.

     With respect to a Class A Stockholder's or Mojo B Stockholder's shares of Omnicom Common Stock that are placed in the Liquidating Trust or the Stockholders General or Special Escrow Funds, in the event the shares are disposed of by the Liquidating Trust or the Stockholders General or Special Escrow Funds, any difference in the value of the shares of Omnicom Common Stock between the date of distribution and the date disposed of by Liquidating Trust or such Escrow Funds will be treated as long-term or short-term capital gain or loss by such Holder, depending on the holding period. Such Holder's share of any other income (including dividends paid on the Omnicom Common Stock), gain or loss realized by the Liquidating Trust or the Stockholders General or Special Escrow Funds will be recognized by such Holder (whether or not distributed) in computing his or her federal income tax.

Holders of Class B Common Stock

     Holders of Class B Common Stock (other than holders of Mojo B Common Stock) ("Class B Stockholders") will recognize compensation income on the date of distribution of shares of Omnicom Common Stock pursuant to the Plan of Liquidation, equal to the excess of the sum of (i) the then fair market value of the shares of Omnicom Common Stock (including the value of any amount to be held in the Liquidating Trust or the Stockholders General or Special Escrow Funds) plus (ii) the cash received in respect of any fractional shares, over the sum of
(a) the amount they paid for their Class B Common Stock, and (b) the amount, if any, of ordinary income which they have previously recognized in respect of their Class B Common Stock. The Holder's holding period for his or her shares of Omnicom Common Stock will commence on the date of distribution and the basis of the shares of Omnicom Common Stock will be the fair market value on the date of such distribution.

     With respect to a Class B Stockholder's shares of Omnicom Common Stock that are placed in the Liquidating Trust or the Stockholders General or Special Escrow Funds, in the event the shares are disposed of by the Liquidating Trust or such Escrow Funds, any difference in the value of the shares of Omnicom Common Stock between the date of distribution and the date disposed of by the Liquidating Trust or such Escrow Funds will be treated as long-term or short-term capital gain or loss by such Holder, depending on the holding period. Such Holder's share of any other income (including dividends paid on the Omnicom Common Stock), gains or losses realized by the Liquidating Trust or such Escrow Funds will be recognized by such Holder in computing his or her federal income taxes.

     In addition, to the extent that any amount placed in the Liquidating Trust or the Stockholders General or Special Escrow Funds is subsequently utilized to discharge an obligation of Holdings, the affected Class B Stockholder should be entitled to a federal income tax deduction, in the year of such expenditure, equal to the amount of such expenditure previously included in the Class B Stockholder's income. If the amount of the deduction exceeds $3,000, such deduction may qualify for treatment under the provisions of Code section 1341, previously described above. No additional federal income tax consequences will occur when amounts are distributed from the Liquidating Trust to the Class B Stockholder.

Tax on Holders of EPUs and EARs

     Rightsholders will recognize compensation income equal to the sum of (i) the fair market value of the shares of Omnicom Common Stock which they are entitled to receive in the liquidation of Holdings, on the date such Omnicom

Common Stock is either distributed or made available to them, plus (ii) the cash received in respect of any fractional shares. For this purpose, any Omnicom Common Stock placed in the Liquidating Trust Escrow Fund or the Rightsholders General or Special Escrow Funds on their behalf is treated as having been distributed to them.

     With respect to a Rightsholder's shares of Omnicom Common Stock that are placed in the Liquidating Trust Escrow Fund or the Rightsholders General or Special Escrow Funds, in the event the shares are disposed of while in the Liquidating Trust Escrow Fund or the Rightsholders General or Special Escrow Funds, any difference in the value of the Omnicom Common Stock between the date of distribution and the date disposed of will be treated as long-term or short-term capital gain or loss by the Rightsholder, depending on the holding period. The Rightsholder's share of any other income (including dividends paid on the Omnicom Common Stock), gains or losses realized by the Liquidating Trust Escrow Fund or the Rightsholders General or Special Escrow Funds will be recognized by the Rightsholder in computing his or her federal income tax.

     In addition, to the extent that any amount placed in the Liquidating Trust Escrow Fund or the Rightsholders General or Special Escrow Funds is subsequently utilized to discharge an obligation of Holdings, the affected Rightsholder should be entitled to a federal income tax deduction, in the year of such expenditure, equal to the amount of such expenditure previously included in the Rightsholder's income. If the amount of the deduction exceeds $3,000, such deduction may qualify for treatment under the provisions of Code section 1341 previously discussed above. No additional federal income tax consequences will occur when amounts are distributed from the Liquidating Trust Escrow Fund or the Rightsholders General or Special Escrow Funds to the Rightsholder.

Certain Consequences to Non-U.S. Holders

     A Holder who is not a U.S. person (a "Non-U.S. Holder") will generally not be subject to United States federal income tax with respect to gain or ordinary income recognized as a result of the transaction unless (i) the gain is effectively connected with a trade or business of the Non-U.S Holder in the United States (or, in the case of ordinary income, is from United States sources; i.e., is payable as the result of services performed in the United States) or (ii) in the case of a Non-U.S. Holder who is an individual and holds Class A common stock or Mojo B Common Stock as a capital asset, such Holder is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met. Assuming the Liquidating Trust and Liquidating Trust Escrow Fund are each classified as a trust for federal income tax purposes (see discussion below) dividends paid on the shares of Omnicom Stock held in the Liquidating Trust and Liquidating Trust Escrow Fund and dividends paid on Omnicom Common Stock held in the Rightsholders or Stockholders General or Special Escrow Funds will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States. Under the current United States- Australia income tax treaty, for example, dividends are subject to withholding at a 15% rate. A Non-U.S. Holder who wishes to claim the benefit of an applicable treaty rate may be required to satisfy applicable certification and other requirements. Dividends that are effectively connected with a trade or business in the United States are subject to United States federal income tax on a net basis.

Liquidating Trust and Liquidating Trust Escrow Fund

     Holdings believes that the Liquidating Trust and the Liquidating Trust Escrow Fund will each be treated as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. As such, items of taxable income, deduction, gain and loss (including gain or loss on the sale of shares of Omnicom Common Stock) would be passed through to the Holders and reported by them on their tax return (whether or not distributed). However, since the Liquidating Trust and the Liquidating Trust Escrow Fund will not meet all of the IRS requirements to obtain a ruling as to grantor trust status, there is a risk that the IRS could successfully assert that the Liquidating Trust or the Liquidating Trust Escrow Fund should be taxed as a corporation. In that event, the Liquidating Trust or the Liquidating Trust Escrow Fund would pay tax on its income at the regular corporate rates of up to 35% and any distributions to Holders would be taxed as dividends at ordinary income tax rates to the extent of the earnings and profits of the Liquidating Trust or the Liquidating Trust Escrow Fund.

                               Withholding Taxes

     That portion of the Omnicom Common Stock (and any cash received in respect of fractional shares) which is taxable to Holders as ordinary or compensation income is subject to federal income tax withholding at the prescribed rate of 28%, as well as FICA and other applicable federal, state and local withholding. Holdings expects that Holders will make arrangements with Holdings to satisfy their tax obligations. A Holder who fails to satisfy this withholding requirement could be subject to potential additional estimated tax payment liability and to penalties if such liability is not satisfied. If any person receiving shares of Omnicom Common Stock in respect of his employment with Holdings does not pay the relevant taxes, the Liquidating Trust and the related Liquidating Trust Escrow Fund would have liability for the amount of such tax.

     THE TAX CONSEQUENCES OF THE SALES OF ASSETS, THE LIQUIDATION OF HOLDINGS AND THE INCOME WITH RESPECT TO THE LIQUIDATING TRUST, LIQUIDATING TRUST ESCROW FUND, AND ESCROW FUNDS MAY BE INFLUENCED BY THE IRS'S VIEWS OF FACTUAL CIRCUMSTANCES SURROUNDING THE TRANSACTIONS PROVIDED FOR HEREIN. NO RULINGS OR OPINIONS OF COUNSEL HAVE BEEN OBTAINED WITH RESPECT TO THESE MATTERS.

     EACH HOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN, INCLUDING THE APPLICABILITY AND EXTENT OF ANY RELEVANT STATE, LOCAL OR FOREIGN TAX LAWS.

                    BUSINESS INFORMATION CONCERNING OMNICOM

      (The information contained in this section is qualified in its entirety by reference to documents incorporated by reference.)

     Omnicom, through its wholly and partially owned companies, operates advertising agencies which plan, create, produce and place advertising in various media such as television, radio, newspaper and magazines; and offers clients such additional services as marketing consultation, consumer market research, design and production of merchandising and sales promotion programs and materials, direct mail advertising, corporate identification, and public relations. Omnicom offers these services to clients worldwide on a local, national, pan-regional or global basis. Operations cover the major regions of North America, the United Kingdom, Continental Europe, the Middle East, Latin America, the Far East and Australia. In 1994 and 1993, 54% and 52%, respectively, of Omnicom's billings came from its non-U.S. operations.

     According to the unaudited industry-wide figures published in the trade journal, ADVERTISING AGE, in 1994 Omnicom was ranked as the third largest advertising agency group worldwide.

     Omnicom operates three separate, independent agency networks: the BBDO Worldwide Network, the DDB Needham Worldwide Network and the TBWA International Network. Omnicom also operates independent agencies, Altschiller & Company and Goodby, Silverstein & Partners, and certain marketing service and specialty advertising companies through Diversified Agency Services.

     BBDO Worldwide, DDB Needham Worldwide and TBWA International, by themselves and through their respective subsidiaries and affiliates, independently operate advertising agency networks worldwide. Their primary business is to create marketing communications for their clients' goods and services across the total spectrum of advertising and promotion media. Each of the agency networks has its own clients and competes with each other in the same markets.

     The BBDO Worldwide, DDB Needham Worldwide and TBWA International agencies typically assign to each client a group of advertising specialists which may include account managers, copywriters, art directors and research, media and production personnel. The account manager works with the client to establish an overall advertising strategy for the client based on an analysis of the client's products or services and its market. The group then creates and arranges for the production of the advertising and/or promotion and purchases time, space or access in the relevant media in accordance with the client's budget.

                       SELECTED FINANCIAL DATA OF OMNICOM

     The following table summarizes certain selected consolidated financial data of Omnicom and its subsidiaries and is qualified in its entirety by the more detailed financial information and notes thereto incorporated by reference into this Prospectus/Information Statement.



                                                      (Dollars in Thousands Except Per Share Amounts)
                                           --------------------------------------------------------------------
                                               1994          1993          1992           1991         1990
                                           ----------     ----------    ----------    ----------     ----------
For the year:
  Commissions and fees ................    $1,756,205     $1,516,475    $1,385,161    $1,236,158     $1,178,233
  Income before change
    in accounting principles ..........       108,134         85,345        65,498        57,052         52,009
  Net income ..........................        80,125         85,345        69,298        57,052         52,009
  Earnings per common
    share before change in
    accounting principles:
      Primary .........................          3.15           2.79          2.31          2.08           2.01
      Fully diluted ...................          3.07           2.62          2.20          2.01           1.94
  Cumulative effect of
    change in accounting
    principles:
    Primary ...........................         (0.81)           --           0.14           --             --
    Fully diluted .....................         (0.81)           --           0.11           --             --
  Earnings per common share after
    change in accounting principles:
    Primary ...........................          2.34           2.79          2.45          2.08           2.01
    Fully diluted .....................          2.34           2.62          2.31          2.01           1.94
  Dividends declared per common
    share .............................          1.24           1.24          1.21          1.10           1.07

At year end:
  Total assets ........................     2,852,204      2,289,863     1,951,950     1,885,894      1,748,529
  Long-term obligations:
  Long-term debt ......................       187,338        278,312       235,129       245,189        278,960
  Deferred compensation and other
    liabilities .......................        95,973         56,933        51,919        31,355         25,365

                    BUSINESS INFORMATION CONCERNING HOLDINGS

General

     The principal line of business of Holdings and its subsidiaries includes planning and creating advertising campaigns for clients, purchasing various media spots (television, radio, newspapers and magazines), and providing marketing consultation, market research and production services. In 1994, Holdings was the 16th largest advertising agency in the U.S. and 27th largest in the world according to statistics published in Advertising Age, a trade publication. Holdings operates major offices in Venice, California, London, New York and Toronto, and a regional network of offices in, Atlanta, Calgary, Chicago, Dallas, San Francisco, Washington, D.C. and Jacksonville. The principal office of Chiat/Day is located at 180 Maiden Lane, New York, New York 10038.

Sales and Marketing

     Holdings believes that it has a reputation as an industry leader in terms of the creativity and effectiveness of its campaigns. Holdings believes that its reputation and the "Chiat/ Day" name are important generators of business.

     Holdings has organized management teams to explore and pursue clients in the major industry groups that it does not currently service. Holdings maintains constant contact with industry sources for new business leads and presents five to eight extensive business pitches per office per year.

Customers

     Holdings serves a diversified and well-known client base in many industries, including airlines, automobile, banking, cellular communications, consumer electronics, entertainment, financial services, food products, insurance, footwear, personal computers and soft drinks. Eight of Holdings' ten largest clients representing 57% of 1994 gross income have been with Holdings for more than five years.

     Since 1988, Nissan Motor Company has been Holdings' largest client. In 1992, Nissan awarded its Infiniti account to Holdings without requiring competitive bids. Nissan and Infiniti accounted for 49% of Holdings' gross income in 1993 and 55% of Holdings' gross income in 1994. Holdings has no other client which accounts for 10% or more of its gross income.

     Like most advertising agencies, Holdings experiences a certain amount of client turnover. Agreements between Holdings and its clients are generally terminable by either Holdings or the client on 90 days notice. Turnover is primarily generated by a change in the management of the client, an effort by Holdings to pursue a client in the same category as an existing client, a client merger or a change in the client's financial or strategic direction.

Competition

     Agencies typically pitch new clients by presenting an ad campaign in competition against other firms. The basis for the selection includes: relevance of the campaign to the product strategy, creativity, market insights, the agency's ability to provide the appropriate media exposure, past success and personal chemistry. Holdings believes that agencies are rarely selected on the basis of price. Typically, agencies are precluded from representing more than one client in an industry for reasons of potential conflicts.

Services

     Holdings' principal line of business includes planning and creating advertising campaigns for clients; purchasing various media placements in local television, network, cable, radio, newspapers, magazines and outdoor; and providing marketing, market research and production services.

     Holdings' four major offices (New York, Venice, Toronto and London) are full service operations with a total workforce of approximately 600, committed to Account Management, Account Planning, Creative, Media Planning and Buying, and Production. The offices that form the regional network with a total workforce of approximately 150 support the localized needs of Holdings' national clients.

Pricing and Billing

     Holdings generates most of its revenue from fees and commissions for production and placement in various media of agency generated advertising campaigns. Most of Holdings' revenue is based on a combination of commissions and fees with seven of the ten largest accounts on this system. This pricing method provides a fixed minimum fee augmented by commissions based on the client's media billings. This pricing method protects the agency from large variations in its clients' media budgets.

     Some clients are billed on a "cost plus mark-up" fee structure. Cost plus mark-up billing entails billing the client a fixed monthly fee for the staffing dedicated to the account plus an amount to cover overhead.

     In addition, Holdings is sometimes paid a bonus by clients based on predetermined performance criteria.

Billing and Accounting Practices

     Revenue  is  recognized  in the  month in which the  advertisement  is run.
"Advance billings" in the current liability section of the balance sheet represents costs and commissions which have been approved by and billed to clients but for which related vendor invoices have not been received and income has not been earned. "Expenditures billable to clients" in the current asset portion of the balance sheet represents unbilled receivables. Both "Advance billings" and "Expenditures billable to clients" are primarily the result of timing differences between the receipt of invoices (media and production) and the client billing cycle.

     For media placement, Holdings obtains written approval of an estimate (the "Estimate") from its clients before commitments are made to media vendors. Clients are billed based on the approved Estimate.

     Production of advertising spots follows a similar pattern, except that in this case Holdings bills the client as costs are incurred. On average, production costs charged to clients account for about 10% of all billing activity. Spot (local television), newspaper, magazine and radio advertising account for about 65% of billings. Network advertising represents the remaining 25% of billings.

Seasonality

     Historically, Holdings' business has been seasonal, with increased billings generated in the third and fourth quarters of each fiscal year. The seasonality generally reflects the media placement patterns of Holdings' clients and is similar to that experienced by other firms in the industry.

Personnel

     On March 31, 1995, Holdings employed approximately 750 persons. In addition, turnover at the senior management level has been very low. All of the eight senior executives of Holdings have been with Holdings for at least eight years, with an average tenure of over 13 years.

     Since most employees are assigned to one specific account, Holdings can respond quickly to account losses or acquisitions by hiring or reducing staff accordingly.

     None of Holdings' employees are represented by unions.

Legal Proceedings

     Holdings is not involved in any material pending legal proceedings not covered by insurance or by adequate indemnification, which, if decided adversely to Holdings' interest, would have a material adverse effect on the financial position of Holdings.

Properties

     All of Holdings' offices are located in leased premises. Holding's principal offices are in New York City and Venice. Holdings also leases offices in Calgary, Chicago, Dallas, London, Toronto, San Francisco, Washington, D.C. and Jacksonville.

                      SELECTED FINANCIAL DATA OF HOLDINGS

     The following table summarizes certain selected consolidated financial data of Holdings and is qualified in its entirety by the more detailed financial information and notes thereto appearing elsewhere in this Prospectus/Information Statement. The financial data as of and for each of the five years ended October 31, 1994 is derived from the financial statements audited by Coopers & Lybrand LLP, independent public accountants. The financial data for the three-month periods ended January 31, 1994 and 1995, are derived from unaudited financial statements and, in the opinion of Holdings, reflect all adjustments, consisting only of normal non-recurring adjustments, necessary for a fair statement of results of operations for such periods. Operating results for the three months ended January 31, 1995, are not necessarily indicative of the results that may be achieved for the entire year ending October 31, 1995. See "Financial Statements", the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Holdings".


                                                       (Dollars in Thousands Except Per Share Amounts)
                                               ---------------------------------------------------------------
                                                1994           1993          1992          1991          1990
                                               ------        -------       -------       -------       -------
For the years ended October 31,
Fee and commission
   income                                     $89,277        $97,198      $106,013      $115,470      $131,457
Operating expenses                             78,117         88,224        95,421       120,369       147,375
Restructuring expenses                           --           25,848          --            --            --
Income (loss) before income tax provision       7,573        (20,690)        4,162        (5,656)      (16,642)
Net income (loss)                               5,971        (21,545)        3,407        (6,089)      (17,389)
Earnings per share:
  Net income (loss):
    Primary                                      0.11          (0.39)         0.06         (0.10)        (0.25)
    Primary (including EPUs and EARs)            0.05          (0.39)         0.04         (0.10)        (0.25)
Total assets                                   96,077         74,871        99,843       150,701       165,771
Long-term obligations:
  Long-term debt                               10,448         20,697        43,657        70,398        92,598
  Other liabilities                            12,800         15,433         4,103        25,995         7,019


          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS OF HOLDINGS

                             Results of Operations

Fiscal year 1993 compared to fiscal year 1992 and fiscal year 1994 compared to fiscal year 1993.

     Fee and commission income decreased in fiscal years ended October 31, 1993 and 1994 by 9% and 8%, respectively, compared to the prior fiscal years. The decrease in fiscal year 1993 was mainly attributable to the loss of the American Express and Nutrasweet accounts and the fiscal year 1994 decrease was mainly attributable to loss of the Reebok account.

     Salaries and employee benefit expenses were reduced by 6% in fiscal year 1993 and 3% in fiscal year 1994, respectively, as compared to the prior fiscal years. Due to the reduction in fee and commission income in fiscal years 1993 and 1994, staff reductions were made to reduce costs. Selling, general and administrative expenses were slightly higher in fiscal year 1993 from fiscal year 1992. In fiscal year 1994, Holdings established a "virtual office" in its New York and Venice offices by eliminating fixed office locations for personnel. Holdings and Advertising employees carry portable phones and computers and are encouraged to work where they feel most productive. Based on the implementation of the virtual office, selling, general and administrative expenses were reduced in fiscal year 1994 by 26% compared to fiscal year 1993.

     A  one-time   restructuring  charge  was  taken  in  fiscal  year  1993  of
$25,848,000. This restructuring charge represented the estimated loss on subletting the premises at 79 Fifth Avenue in New York through its December 31, 1997 term, the write-down of leaseholds at 79 Fifth Avenue in New York and at 340 Main Street and 320 Hampton Avenue in Venice, California.

     The $637,000 and $12,000 losses from operations of a foreign subsidiary in fiscal years 1993 and 1992 reflect the operating results of Holdings' Australian subsidiary, the stock of which was transferred effective January 1, 1993 to an unrelated third party. As a result of such transfer, Holdings recorded a $3,504,000 gain on disposal of foreign subsidiary in fiscal year 1993.

     The 42% decrease in other operating expenses in fiscal year 1993 compared to fiscal year 1992 was due largely to the impact of a $3,200,000 charge in fiscal year 1992 to reflect the settlement of certain litigation. An additional 92% reduction in other operating expenses was realized in fiscal year 1994 compared to fiscal year 1993 primarily due to income received in connection with the sale of Holdings' Australian subsidiary and due to increased deferred compensation expenses in fiscal year 1993 of approximately $1,000,000.

     Interest expense was reduced by 39% in fiscal year 1993 versus fiscal year 1992 due to reduced levels of debt. A 2% increase in interest expense in fiscal 1994 versus fiscal 1993 was due to an increase in dividends issued to the profit sharing plan in 1994.

     The income tax provision for fiscal year 1993 decreased 63% compared to fiscal year 1992 due largely to the use in fiscal year 1993 of net operating loss carryforwards previously generated. While the income tax provision increased 87% in fiscal year 1994 compared to fiscal year 1993, the income tax provision was less than what would have been provided under the statutory rate due to the use of net operating loss carryforwards and a foreign tax credit generated in fiscal year 1994. FASB 109 was adopted effective October 1, 1993 creating a deferred tax asset of $18,717,000. No benefit was recorded on the financial statements, but the effect is described in the footnotes.

First quarter 1995 compared to first quarter 1994.

     In the first quarter 1995, fee and commission income were down by 9% as compared to the same period of the previous year due to a change in spending patterns of clients. In first quarter 1995, salaries and employee benefits increased by 12% as compared to first quarter 1994 due to increased staffing in the creative and account services area. At the same time, reductions of 9% were made in the first quarter 1995 in administrative salaries as compared to the first quarter of the previous year. A reduction in selling, general and administrative expenses of 8% in first quarter 1995 versus first quarter 1994 was attributable to the implementation of the virtual office.

                        Liquidity and Capital Resources

     Holdings' principal source of operating capital has been from operations, Senior Debt of $20,000,000 under the Amended and Restated Credit Agreement and Senior Subordinated Debt of $11,000,000 under the 13.25% Senior Subordinated Notes. The Senior Debt is due and payable on December 10, 1995 and the Senior Subordinated Debt is payable on August 1, 1995. In the event the Transactions are not consummated, Holdings would be required to refinance its entire debt structure by December 10, 1995. Although Holdings received proposals regarding refinancing the Senior Subordinated Debt and Holdings bank debt, such proposals were not pursued.

     Working capital increased in fiscal year 1993 by 2.6% versus fiscal year 1992 and decreased in fiscal year 1994 by 15.7% versus fiscal year 1993. There was a slight decrease in working capital from fiscal year 1994 to the quarter ended January 31, 1995.

     Capital expenditures, net of retirements of $900,000, were made in fiscal year 1993 and $5,600,000 in fiscal year 1994. These expenditures included, among other things, leasehold improvements and upgraded telephone and computer systems.

     Holdings believes that its cash flows and funds available under existing debt facilities will be adequate to meet its cash requirements through the contemplated Closing Date of the Acquisition, but it is possible that additional borrowings from Omnicom may be required.

                      DESCRIPTION OF OMNICOM CAPITAL STOCK

     Each share of Omnicom Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of shareholders. All shares of Omnicom Common Stock have equal rights and are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor and to share ratably upon liquidation in the assets available for distribution to stockholders. Omnicom is not aware of any restrictions on its present or future ability to pay dividends. However, in connection with certain borrowing facilities entered into by Omnicom and its subsidiaries, Omnicom is subject to certain restrictions on current ratio, ratio of total consolidated indebtedness to total consolidated capitalization, ratio of net cash flow to consolidated indebtedness, and limitation on investments in and loans to affiliates and unconsolidated subsidiaries. The Omnicom Common Stock is not subject to call or assessment, has no preemptive conversion or cumulative voting rights and is not subject to redemption. Omnicom's shareholders elect a classified board of directors, and may not remove a director except by an affirmative two-thirds vote of all outstanding shares. A two-thirds vote is also required for Omnicom's shareholders to amend Omnicom's by-laws or certain provisions of its charter documents, and to change the number of directors comprising the full board.

     Omnicom may issue Omnicom Preferred Stock in series having whatever rights and preferences the Board of Directors may determine. One or more series of Omnicom Preferred Stock may be made convertible into Omnicom Common Stock at rates determined by the Board of Directors, and Omnicom Preferred Stock may be given priority over the Omnicom Common Stock in payment of dividends, rights on liquidation, voting and other rights. Omnicom has no current plans to issue any Omnicom Preferred Stock. Omnicom Preferred Stock may be issued from time to time upon authorization of the Omnicom Board of Directors without action of the shareholders.

     Omnicom currently has outstanding $143,750,000 of 4.5%/6.25% Step-Up Convertible Subordinated Debentures with a scheduled maturity in 2000, which are convertible into Omnicom Common Stock at a conversion price of $54.88, subject to adjustment in certain events.

     Chemical Bank, 450 West 33rd Street, New York, New York 10001 is the transfer agent and the registrar of the Omnicom Common Stock.

                     DESCRIPTION OF HOLDINGS CAPITAL STOCK

     Holdings is a Delaware corporation incorporated on May 2, 1988. Holdings is the sole stockholder of Advertising, a Delaware corporation incorporated on March 15, 1985.

Holdings Common Stock

     Holdings has two classes of Common Stock: Class A Common Stock, par value $0.01 per share and Class B Common Stock, par value $0.01 per share.

     Class A Common Stock: There are 75,000,000 shares of Class A Common Stock authorized and there were [13,527,269] shares outstanding at March 31, 1995. The holders of Class A Common Stock are entitled to receive dividends when and as declared by the Holdings Board of Directors, but only after full cumulative dividends on the Holdings Preferred Stock have been paid or declared in full and sums set aside for the payment thereof. Class A Common Stock and Class B Common Stock rank equal with respect to the payment of dividends. Pursuant to the Holdings Certificate, holders of Class A Common Stock, excluding certain shares originally issued to Morgan Capital Corporation, have additional voting rights with respect to (i) certain transactions with affiliates, (ii) the creation of certain employee benefit plans, (iii) changes to the Holdings Certificate or By-laws which adversely affect the Class A Common Stock, (iv) certain sales or issuances of stock, and (v) certain business combinations. In the event of certain dilutive transactions other than in connection with a merger, consolidation, reorganization, or any public offering of stock of Holdings or in consideration of the acquisition of stock or assets of another entity, holders of Class A Common Stock are entitled to receive additional shares to prevent dilution. At March 31, 1995, there were [19] record holders of Class A Common Stock. See "Plan of Liquidation" herein for a description of the rights of holders of Class A Common Stock in the event of a liquidation.

     Class B Common Stock: There are 200,000,000 shares of Class B Common Stock authorized and there were [39,993,465] shares outstanding at March 31, 1995. The holders of Class B Common Stock are entitled to receive dividends when and as declared by the Board of Directors, but only after full cumulative dividends on the Holdings Preferred Stock have been paid or declared in full and sums set aside for the payment thereof. Class A Common Stock and Class B Common Stock rank equal with respect to the payment of dividends. Class B Common Stock has the same voting rights as Class A Common Stock, except that certain shares of Class A Common Stock have additional voting rights in some situations as discussed above. At March 31, 1995, there were approximately 28 record holders of Class B Common Stock. See "Liquidation" herein for a description of the rights of holders of Class B Common Stock in the event of a liquidation.

     Shares of Class B Common Stock which have been issued pursuant to the 1988 Chiat/Day Holdings, Inc. Restricted Stock Purchase Plan (the "Holdings Stock Purchase Plan") are subject to the restrictions contained therein. Any sale, transfer or disposition of the shares must comply with the provisions of the Holdings Stock Purchase Plan and of the related Stockholders' Agreements.

      The following table reflects the beneficial ownership of directors, executive officers and owners of more than 5% of the outstanding shares of each of the Class A Common Stock, the Class B Common Stock (without taking into account the outstanding EARs and EPUs), and all Holdings Common Stock, in each case on a fully diluted basis at the close of business on March 31, 1995:


                                                                                                  Shares of     Percent
                                  Shares of Class A               Shares of Class                  Holdings   of Holdings
Name and Address                    Common Stock      Percent of      B Common        Percent      Common       Common
of Beneficial Owner                     Owned           Class      Stock Owned(1)    of Class       Stock        Stock
- -------------------                 -------------      --------    ------------       ------       -------     ---------
Jay Chiat ......................      6,794,533           50%       18,547,970          46%       25,342,503      47%
c/o Chiat/Day inc. Advertising
180 Maiden Lane
New York, NY  10038

Leland Clow ....................              0            *         3,641,020           9%        3,641,020       7%
c/o Chiat/Day inc. Advertising
340 Main Street
Venice, CA 90291

Adelaide Horton ................        100,000            *                 0           *           100,000       *
c/o Chiat/Day inc. Advertising
180 Maiden Lane
New York, NY  10038

Robert Kuperman ................         50,000            *           969,015           2%        1,019,015       2%
c/o Chiat/Day inc. Advertising
340 Main Street
Venice, CA 90291

Ira Matathia ...................              0            *           375,000           *           375,000       *
c/o Chiat/Day inc. Advertising
180 Maiden Lane
New York, NY  10038

Tom Patty ......................        100,000            *         1,282,045           3%        1,382,045       3%
c/o Chiat/Day inc. Advertising
340 Main Street
Venice, CA 90291

David C. Wiener ................        125,000            *         2,876,060           7%        3,001,060       6%
440 Sylvan Avenue
Englewood Cliffs
New Jersey,  07632

Robert Wolf ....................        200,000            1%        3,376,060           8%        3,576,060       7%
c/o Chiat/Day inc. Advertising
340 Main Street
Venice, CA  90291

Mac & Co (2) ...................      5,142,846           38%                0           *         5,142,846      10%
c/o Harvey Rabinowitz
Mellon Securities Trust Co.
120 Broadway,
New York, NY 10271

Directors and Officers as a Group     7,419,533           55%       33,159,475          83%       40,579,008      76%

- ----------------
 *   represents holdings of less than 1%

(1) Jay Chiat also holds 5,396,715 EPUs and 26,945,903 EARs; Leland Clow also holds 566,360 EPUs and 3,280,420 EARs; Adelaide Horton also holds 700,000 EPUs and 196,825 EARs; Robert Kuperman also holds 1,169,240 EPUs and 656,084 EARs; Ira Matathia also holds 1,125,000 EPUs and 131,217 EARs; Tom Patty also holds 1,132,725 EPUs and 984,126 EARs; David C. Wiener also holds 176,970 EPUs and 1,312,168 EARs; Robert Wolf also holds 1,176,970 EPUs and 1,968,252 EARs.

(2)  Chesterfield Investments is the beneficial owner.

     Following the Acquisition and the dissolution and liquidation of Holdings described herein there will be no Class A Common Stock or Class B Common Stock outstanding and none of the current directors and officers of Holdings will own
in excess of     % of Omnicom Common Stock.

     No dividends have been declared or paid on the Holdings Class A Common Stock or Class B Common Stock in the current fiscal year, or in any of the periods presented in "Selected Financial Data of Holdings". Pursuant to the Amended and Restated Credit Agreement, Advertising is prohibited from paying dividends other than dividends paid in shares.

     There is no established trading market for Holdings Class A Common Stock or Class B Common Stock.

Holdings Preferred Stock

     There are 200,000 shares of Holdings Preferred Stock authorized and there were 140,817.7393 shares outstanding at March 31, 1995. All of the outstanding shares of Holdings Preferred Stock are owned by the Profit Sharing Plan.

     The holders of Holdings Preferred Stock are entitled to receive cumulative dividends payable in cash, or at Holdings' option, in shares of Holdings Preferred Stock (valued at $100 per share) or a combination of cash and shares of Holdings Preferred Stock at a rate equal to 9% per annum of the liquidation preference of all shares of Holdings Preferred Stock outstanding, if such amount is paid entirely in cash, or at a rate of 10% per annum of the liquidation preference if such amount is paid entirely in additional shares of Holdings Preferred Stock, or at a blended rate based upon the weighted average of (i) the number of shares of Holdings Preferred Stock in respect of which dividends are paid in cash multiplied by 9%, and (ii) the number of shares in respect of which dividends are paid in additional shares of Holdings Preferred Stock multiplied by 10%. All dividends on shares of Holdings Preferred Stock are payable, if, when and as declared by the Board of Directors, annually in arrears on August 1, of each year. Any dividends in arrears on the Holdings Preferred Stock accrue dividends at the rate of 9% per annum. The holders of Holdings Preferred Stock are not entitled to vote on any corporate matters, except as required by law. In the event of liquidation, the holders of Holdings Preferred Stock are entitled to receive the amount of $100 in cash for each outstanding share of Holdings Preferred Stock plus all declared and unpaid dividends before any distribution to the holders of Class A Common Stock or Class B Common Stock. If the assets available are insufficient for such a payment, the holders of Holdings Preferred Stock shall share ratably in any distribution. Subject to the prior payment of certain senior indebtedness of Advertising, the Holdings Preferred Stock may be redeemed at Holdings' option on and after July 31, 1996 at a price of $100 per share plus accrued but unpaid dividends subject to certain restrictions provided in the Holdings Certificate. Subject to the prior payment of certain senior indebtedness of Advertising, the Holdings Preferred Stock may be redeemed at the holder's option on and after July 31, 1996 at a price of $100 per share plus accrued but unpaid dividends subject to certain restrictions provided in the Holdings Certificate.

     Dividends in respect of shares of Holdings Preferred Stock have been declared annually since issuance in July of each year and have been paid by the issuance of additional shares of Holdings Preferred Stock.

     There is no trading market for the Holdings Preferred Stock.

     Pursuant to the terms of the Profit Sharing Plan Purchase Agreement, the Profit Sharing Plan has agreed with Holdings to sell all of the outstanding shares of Holdings Preferred Stock to Holdings on or about July 1, 1995, but no later than July 10, 1995, for an amount payable in cash of $14,081,773.93 consisting of $100 per share.

Vote Required

      The presence of the holders of a majority of the voting power of all shares of Class A Common Stock and Class B Common Stock entitled to vote outstanding on the record date is necessary to constitute a quorum at the Special Meeting. Under the DGCL and the Holdings Certificate the affirmative vote of the holders of the majority of the outstanding shares of Class A Common Stock and Class B Common Stock voting together as a class, are required to approve each of the sales pursuant to the Acquisition Agreement and Advertising Stock Sale Agreement, the Plan of Liquidation and the Amendment to the Holdings Certificate. Abstentions will have the effect of negative votes. Directors, officers and affiliates of Holdings who hold in the aggregate more than a majority of the outstanding Class A Common Stock and Class B Common Stock in the aggregate have indicated their intention to vote in favor of each of the Holdings Vote Matters. See "The Transactions--Interests of Certain Persons in the Transactions." Accordingly, if such persons vote in favor of these the Transactions, they may be approved even if all of the other Holdings Stockholders vote against these proposals.

     None of the Holdings Vote Matters shall become effective unless all of the proposals are adopted by the requisite vote of the Holdings Stockholders.

Rights of Dissenting Holdings Stockholders

     It is intended that the transactions described herein, including the sale of the assets and the distribution to the Holdings Stockholders in liquidation of Holdings, will not give rise to dissenters' rights in favor of Holdings Stockholders under Delaware law.

Equity Appreciation Rights

     Pursuant to the EAR Plan, Holdings has authorized [54,084,848] EARs each of which is equivalent to one share of Class B Common Stock and has the same priority as Class B Common Stock in the event of a liquidation. In the absence of liquidation, the EARs are valued at their net book value, which was $0 at March 31, 1995. At the close of business on March 31, 1995, there were [36,939,112] EARs outstanding. At the Closing Date, all of the outstanding EARs will be vested.

Equity Participation Units

     Pursuant to the EPU Plan, Holdings has authorized 50,000,000 EPUs, each of which is equivalent to one share of Class B Common Stock and has the same priority as Class B Common Stock in the event of a liquidation. In the absence of liquidation, the EPUs are valued at their net book value, which was $0 at March 31, 1995. At March 31, 1995 there were [22,498,890] EPUs outstanding. At the Closing Date all of the EPUs will be vested.

                        COMPARISON OF SHAREHOLDER RIGHTS

     Upon consummation of the Acquisition and the subsequent dissolution of Holdings and distribution of shares of Omnicom Common Stock to Holdings
Stockholders and Rightsholders, the shareholders of Holdings, a Delaware corporation, will become shareholders of Omnicom, a New York corporation, and their rights as such will be governed by New York law, as well as the Omnicom Certificate of Incorporation (the "Omnicom Certificate") and By-laws (the "Omnicom By-laws") as amended from time to time in accordance with New York law. While it is not practical to describe all changes in the rights of Holdings shareholders that will result from the application of New York law in lieu of Delaware law and the differences between the Omnicom Certificate and the Omnicom By-laws and the Holdings Certificate and the Holdings By-laws (the "Holdings By-laws"), the following is a summary of material differences.

     References to the "NYBCL" are to the New York Business Corporation Law, while references to the "DGCL" are to the Delaware General Corporation Law.

Special Meetings of Stockholders

     Under Delaware law, a special meeting of stockholders may be called only by the board of directors or by such person as may be authorized by the certificate of incorporation or by-laws. The Holdings By-laws provide that a special meeting of stockholders may be called by the Board of Directors, the Chairman of the Board or the President and shall be called by the Board upon the written request of the holders of record of a majority of the outstanding shares entitled to vote at the meeting requested to be called.

     Under New York law, a special meeting of shareholders may be called by the board of directors and by such person or persons as may be authorized to do so in the certificate of incorporation or by-laws. In addition, if an annual shareholder meeting has not been held for a certain period of time and a sufficient number of directors were not elected to conduct the business of the corporation, the board shall call a special meeting for the election of directors. If the board fails to do so, or sufficient directors are not elected within a certain period, holders of 10% of the shares entitled to vote in an election of directors may call a special meeting for such an election. The Omnicom By-laws provide that a special meeting of shareholders may be called, for any purpose or purposes, by the Board of Directors or by the President, or by the Secretary upon the request of a majority of the Board of Directors.

Removal of Directors

     Under Delaware law, unless otherwise provided in the certificate of incorporation or the by-laws, shareholders may remove any director, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors. The Holdings By-laws provide that directors may be removed with or without cause by vote of the stockholders.

     Under New York law, (i) shareholders may remove any director for cause, and the certificate or provision of a by-law adopted by the shareholders may give the board such right; (ii) if the certificate or the by-laws so provide, shareholders may remove directors without cause; and (iii) an action to remove a director for cause may be brought by the attorney-general or by the holders of ten percent of the outstanding shares, whether or not entitled to vote. Neither the Omnicom Certificate nor the Omnicom By-Laws permit the removal of directors other than for cause.

Vacancies On The Board

     Under Delaware law, unless otherwise provided in the certificate of incorporation or the by-laws, the board of directors may fill any vacancy on the board including vacancies resulting from an increase in the number of directors. Under the Holdings By-laws, vacancies on the Board for any reason (including vacancies resulting from an increase in the number of directors) except the removal of directors by stockholders (which may only be filled by vote of the stockholders) may be filled by vote of a majority of the directors then in office. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor.

     Under New York law, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by vote of the board. However, the certificate of incorporation or by-laws may provide that such newly created directorships or vacancies are to be filled by vote of the shareholders. Unless the certificate of incorporation or the specific provision of a by-law adopted by the shareholders provide that the board may fill vacancies occurring in the board by reason of the removal of directors without cause, such vacancies may be filled only by vote of the shareholders. A director elected to fill a vacancy, unless elected by the shareholders, will hold office until the next meeting of shareholders at which the election of directors is in the regular order of business and until his or her successor has been elected and qualified. The Omnicom By-laws provide that any vacancy in the Omnicom Board may be filled by a majority vote of the remaining directors or by the shareholders.

Classification of the Board of Directors

     Holdings' Board of Directors is not classified into classes.

     Omnicom's Certificate of Incorporation provides that directors are to be classified into three classes, which are to hold office in staggered three-year terms.

Books and Records; Inspection

     Under Delaware law, any person who is a shareholder of record has the right to examine, for any purpose reasonably relating to his or her interest as a shareholder, the minutes of a corporation and the right to receive upon request certain financial statements of the corporation.

     Under New York law, only shareholders of record for at least six months and any person or the authorized agent of any person or persons holding at least five percent of any class of the outstanding shares have the right to examine the minutes of a corporation and the right to receive upon request certain financial statements of the corporation. Under the federal securities laws, shareholders of Omnicom receive financial information substantially more extensive than that required under New York law.

Amendments of the Certificate of Incorporation

     Under Delaware law, an amendment to the certificate of incorporation proposed by the board of directors requires an affirmative vote of a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote as a class thereon. Whether or not entitled by the charter, the holders of the outstanding shares of a class are entitled to vote as a class on a charter amendment if the amendment would increase or decrease the aggregate number of authorized shares of such class or adversely affect the powers, preferences or special rights of such class. In addition, the Holdings Certificate specifically requires the approval of the holders of a majority of the shares of Class A Common Stock (excluding those shares originally issued to Morgan Capital Corporation) voting separately for any amendment to the Holdings Certificate which adversely affects their rights.

     Under New York law, an amendment or change of the certificate of incorporation may be authorized by vote of the Board, followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon.
Certain categories of amendments which adversely affect the rights of any holders of shares of a class or series of stock require the affirmative vote of the holders of a majority of all outstanding shares of such class or series, voting separately. The Omnicom Certificate requires the affirmative vote of 66 2/3% of the voting power of all outstanding shares of voting stock of Omnicom in order to amend or repeal the provisions of the Omnicom Certificate setting the number of directors constituting the entire Board of Directors and dividing the directors into classes, and absolving directors from personal liability pursuant to Section 719 of the NYBCL.

Amendments to By-Laws

     Under Delaware law, the by-laws of a corporation generally may be amended or repealed by the affirmative vote of the holders of a majority of the shares entitled to vote thereon. As permitted by the DGCL, the Holdings By-laws provide that the Holdings By-laws may be made, altered or repealed by the Holdings Board. Any By-law adopted by the Holdings Board may be amended or repealed by the stockholders entitled to vote thereon. In addition, the Holdings Certificate specifically requires the approval of the holders of a majority of the shares of Class A Common Stock (excluding those shares originally issued to Morgan Capital Corporation) voting separately for any amendment to the Holdings By-laws which adversely affects their rights.

     Under New York law, except as otherwise provided in the certificate of incorporation, by-laws may be amended, repealed or adopted by the holders of shares entitled to vote in the election of any director. When so provided in the certificate of incorporation or a by-law adopted by the shareholders, by-laws may also be amended, repealed or adopted by the board by such vote as may be therein specified, which may be greater than the vote otherwise prescribed by law, but any by-law adopted by the board may be amended or repealed by the shareholders entitled to vote thereon. Under the terms of the Omnicom Certificate and Omnicom By-laws, Omnicom By-laws may be amended, repealed or adopted only by the affirmative vote of at least 66 2/3% of the total voting power of all outstanding shares of voting stock of Omnicom.

Dividends and Distributions

     Delaware law permits the payment of dividends on capital stock, subject to any restrictions contained in the certificate of incorporation, out of a corporation's surplus (the excess of net assets over capital) or, in case there is no surplus, out of net profits for the current and/or preceding fiscal year. If the capital of the corporation is diminished to an amount less than the aggregate amount of capital represented by the outstanding stock having a preference on the distribution of assets, then dividends may not be declared and paid out of such net profits until the deficiency in the amount of capital represented by the shares having a preference on the distribution of assets shall have been repaired. The Holdings Certificate provides that unless full cumulative dividends on the Holdings Preferred Stock have been paid or declared in full and sums set aside for their payment, no dividends may be paid or declared on the Class A Common Stock or Class B Common Stock. The Amended and Restated Credit Agreement prohibits the payment of dividends other than dividends paid in shares.

     Under New York law, dividends may be declared or paid and other distributions may be made out of surplus only, so that the net assets of the corporation remaining after such declaration, payment or distribution must at least equal the amount of its stated capital. When any dividend is paid or any other distribution is made from sources other than earned surplus, a written notice must accompany such payment or distribution as provided by the NYBCL. A corporation may declare and pay dividends or make other distributions except when currently the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restrictions contained in the corporation's certificate of incorporation.

State Takeover Legislation

     Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date such person became an interested stockholder, unless (i) prior to such date, the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation outstanding at the time the transaction commenced, or (iii) on or after such date the business combination is approved by the board of directors of the corporation and by the affirmative vote, not by written consent, of at least 66 2/3% of the voting stock which is not owned by the interested stockholder. A "business combination" includes mergers, consolidations, asset transfers (including any sale, lease, exchange, mortgage, pledge or other disposition of assets) and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who (i) owns 15% or more of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of a corporation and was the owner of 15% or more of the outstanding voting stock at any time within the past three years.

     The NYBCL prohibits any business combination (defined to include a variety of transactions, including mergers, consolidations, sales or dispositions of assets, issuances of stock, liquidations, reclassifications and the receipt of certain benefits from the corporation, including loans or guarantees) with, involving or proposed by any interested shareholder (defined generally as any person who, (i) directly or indirectly, beneficially owns 20% or more of the outstanding voting stock of a resident domestic New York corporation or (ii) is an affiliate or associate of such resident domestic corporation and at any time within the past five years was a beneficial owner of 20% or more of such stock) for a period of five years after the date on which the interested shareholder became such. After such five-year period a business combination between a resident domestic New York corporation and such interested shareholder is prohibited unless either certain "fair price" provisions are complied with or the business combination is approved by a majority of the outstanding voting stock not beneficially owned by such interested shareholder or its affiliates or associates. The NYBCL exempts from its prohibitions any business combination with an interested shareholder if such business combination, or the purchase of stock by the interested shareholder that caused such shareholder to become such, is approved by the board of directors of the resident domestic New York corporation prior to the date on which the interested shareholder becomes such.

     Section 203 of the DGCL does not apply to Holdings, as Holdings is not a publicly held corporation as defined by the DGCL. Under the NYBCL, corporations may opt to not be governed by the statute; Omnicom has not so elected.

Business Combinations

     Generally, under the DGCL, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the matter is required to approve mergers, consolidations, and any sales, leases or exchanges of all or substantially all of the assets of a corporation. The Holdings Certificate requires in addition the approval of the holders of a majority of the shares of Class A Common Stock (excluding the shares originally issued to Morgan Capital Corporation) voting separately as a class for any such transactions. The Holdings Certificate further provides that this requirement shall not prevent a merger, consolidation or asset sale if the consideration received by Holdings, its subsidiaries and holders of shares of Class A Common Stock consists solely of cash or freely tradeable registered securities or a combination thereof.

     Under the NYBCL, the affirmative vote of the holders of two-thirds of all outstanding shares of stock of a New York corporation entitled to vote thereon is required to approve mergers and consolidations, and for sales, leases, exchanges or other dispositions of all or substantially all the assets of a corporation, if not made in the usual or regular course of the business actually conducted by such corporation.

Rights of Dissenting Shareholders

     Delaware law grants appraisal rights to any stockholder opposing a merger or consolidation (except that it restricts the appraisal rights of shareholders of the merging domestic corporation which is to be the surviving corporation by eliminating appraisal rights for such shareholders if the merger did not require for its approval the vote of the holders of the surviving corporation).

Accordingly, a dissenting shareholder is entitled to receive in cash the fair value of his shares as determined by the Delaware Court of Chancery in the event the merger or consolidation is consummated.

     Shareholders of a New York corporation have the right to dissent not only in the context of a merger or consolidation, but also in the event of certain amendments or changes to the certificate of incorporation adversely affecting their shares, certain sales, exchanges or other dispositions of all or substantially all of the corporation's assets and certain share exchanges.

Indemnification of Directors, Officers and Employees

     Section 145 of the DGCL generally provides that a corporation may, and in certain circumstances, must, indemnify any person who is or was threatened with any action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of such corporation for expenses, judgments or settlements actually and reasonably incurred by such person in connection with suits and other legal action or proceedings if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The determination of whether a director, officer, employee or agent has met the applicable standard of conduct is made (i) by a majority vote of a quorum of directors not party to the action, suit or proceeding, or (ii) by an independent legal counsel in a written opinion if a quorum of disinterested directors is unobtainable or if the disinterested directors so direct or (iii) by the shareholders. In the case of shareholder derivative suits, the corporation may indemnify any person who is or was threatened with any action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action was brought determined upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. The DGCL also permits a corporation to adopt procedures for advancing expenses to directors, officers and others without the need for a case-by-case determination of eligibility, so long as in the case of officers and directors they undertake to repay the amounts advanced if it is ultimately determined that the officer or director was not entitled to be indemnified. The aforementioned provisions relating to indemnification and advancement of expenses are not exclusive and a corporation may provide additional rights to those seeking indemnification or advancement of expenses. The Holdings Certificate provides for indemnification of directors, officers, employees and agents to the fullest extent authorized under the DGCL. The Holdings Certificate also authorizes the advancement of expenses relating to actions for which such persons may be indemnified.

     Under Section 722 of the NYBCL, a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding, except for shareholder derivative suits, by reason of the fact that he or she was a director or officer of the corporation, provided such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of shareholder derivative suits, the corporation may indemnify any person by reason of the fact that he or she was a director or officer of the corporation if he or she acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     The indemnification described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws, or, when authorized by (i) such certificate of incorporation or by-laws, (ii) a resolution of shareholders, (iii) a resolution of directors, or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

     Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the NYBCL, any indemnification under the NYBCL pursuant to the above paragraphs may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct (i) by the disinterested directors if a quorum is available, or (ii) in the event a quorum of disinterested directors is not available or so directs by either (A) the board upon the written opinion of independent legal counsel, or
(B) by the shareholders.

     The Omnicom By-laws provide that Omnicom shall provide indemnification to its directors and officers in respect of claims, actions, suits or proceedings based upon, arising from, relating to or by reason of the fact that any such director or officer serves or served in such capacity with Omnicom or at the request of Omnicom in any capacity with any other enterprise, and permits Omnicom to indemnify others and to advance expenses to the fullest extent permitted by law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Omnicom or Holdings pursuant to the foregoing provisions, Omnicom and Holdings have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Limitation of Personal Liability of Directors

     Section 102 (b) (7) of the DGCL permits a corporation to include in its certificate of incorporation a provision that would eliminate a director's monetary liability for breaches of his fiduciary duty in a lawsuit by or on behalf of the corporation or in an action by stockholders of the corporation, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The Holdings Certificate contains such a provision providing for the limitation of liability of directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

     Section 402(b) of the NYBCL provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity. However, no such provision can eliminate or limit (i) the liability of any director if a judgment or other final adjudication adverse to such director establishes that such director's acts or omissions were in bad faith, or involved intentional misconduct or a knowing violation of law, or that the director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that the director's acts violated certain provisions of the NYBCL or (ii) the liability of any director for any act or omission prior to the adoption of such a provision in the certificate of incorporation.

     The Omnicom Certificate provides that no director shall be personally liable to Omnicom or any of its shareholders for damages for any breach of duty as a director, except for liability resulting from a judgment or other final adjudication adverse to the director (i) for acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of the law, (ii) for any transaction from which the director derived a financial profit or other advantage to which the director was not legally entitled, or (iii) under Section 719 of the NYBCL.

                                 LEGAL MATTERS

     The validity of the shares of Omnicom Common Stock to be issued in connection with the Acquisition will be passed on by Davis & Gilbert, 1740 Broadway, New York, New York 10019, counsel to Omnicom.

                                    EXPERTS

     The consolidated financial statements and schedules of Omnicom and its subsidiaries incorporated by reference in this Prospectus/Information Statement and the Registration Statement of which this Prospectus/Information Statement is a part, have been audited by Arthur Andersen, LLP independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated balance sheets as of October 31, 1994 and 1993, and the consolidated statements of operations, stockholders deficit, and cash flows for each of the three years in the period ended October 31, 1994 of Holdings contained in this Prospectus/Information Statement and the Registration Statement of which this Prospectus/Information Statement is a part have been audited by Coopers & Lybrand LLP, independent certified public accountants as indicated in their report, which includes an explanatory paragraph concerning Holding's ability to continue as a going concern, and are included herein in reliance upon the authority of that firm as experts in accounting and auditing.

                     INDEX TO HOLDINGS FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----
Report of Independent Accountants ....................................     F-1

Consolidated Balance Sheets as of October 31, 1994 and 1993 (audited)      F-2

Consolidated Statements of Operations for the years ended
   October 31, 1994, 1993 and 1992 (audited) .........................     F-3

Consolidated Statements of Stockholders' Equity (Deficit)
   for the years ended October 31, 1994, 1993 and 1992 (audited) .....     F-4

Consolidated Statements of Cash Flows for the years ended
   October 31, 1994, 1993 and 1992 (audited) .........................     F-5

Notes to Consolidated Financial Statements (audited) .................     F-6

Consolidated Condensed Balance Sheets as of January 31, 1995
  and 1994 (unaudited) ...............................................     F-15

Consolidated Condensed Statements of Operations for the three
  months ended January 31, 1995 and 1994 (unaudited) .................     F-17

Consolidated Condensed Statements of Cash Flows for the three months
  ended January 31, 1995 and 1994 (unaudited) ........................     F-18

Notes to Consolidated Condensed Financial Statements (unaudited) .....     F-19

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors
Chiat/Day Holdings, Inc.

     We have audited the accompanying consolidated balance sheets of Chiat/Day Holdings, Inc. and Subsidiaries as of October 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended October 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Chiat/Day Holdings, Inc. and Subsidiaries as of October 31, 1994 and 1993, and the consolidated results of their operations and their cash flows for each of the three years in the period ended October 31, 1994 in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company's debt under its Senior Note and Senior Subordinated Note totaling $18,750,000 is due in 1995, which combined with its working capital and stockholders' deficits at October 31, 1994, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans as to this matter are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Coopers & Lybrand LLP

Sherman Oaks, California
April 7, 1995, except for Note 10
as to which the date is
June 7, 1995

                   CHIAT/DAY HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           October 31, 1994 and 1993

                                                      ASSETS                                      1994            1993
                                                                                              ------------    ------------
Current assets:
   Cash and cash equivalents ..............................................................   $  5,831,000    $  3,393,000
   Receivables:
     Client accounts receivable ...........................................................     57,468,000      46,324,000
     Expenditures billable to clients .....................................................     16,746,000      10,704,000
     Notes and other receivables ..........................................................        375,000         861,000
     Income taxes receivable ..............................................................        894,000         774,000
     Notes receivable from employees ......................................................      1,158,000         852,000
     Less--allowance for doubtful accounts ................................................     (4,007,000)     (2,218,000)
                                                                                              ------------    ------------
                                                                                                72,634,000      57,297,000
   Prepaid expenses and other .............................................................        736,000       1,292,000
                                                                                              ------------    ------------
           Total current assets ...........................................................     79,201,000      61,982,000
                                                                                              ------------    ------------
Fixed assets, at cost:
   Furniture and fixtures .................................................................      3,211,000       1,134,000
   Office equipment .......................................................................      4,760,000       4,913,000
   Leasehold improvements .................................................................      9,227,000       6,578,000
   Construction in progress ...............................................................           --           250,000
                                                                                              ------------    ------------
                                                                                                17,198,000      12,875,000
   Less--accumulated depreciation and amortization ........................................     (5,999,000)     (5,375,000)
                                                                                              ------------    ------------
                                                                                                11,199,000       7,500,000
                                                                                              ------------    ------------
Other assets:
   Notes receivable .......................................................................      3,201,000         281,000
   Other ..................................................................................      2,476,000       5,108,000
                                                                                              ------------    ------------
                                                                                                 5,677,000       5,389,000
                                                                                              ------------    ------------
                                                                                              $ 96,077,000    $ 74,871,000
                                                                                              ============    ============

                                            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Current portion of long-term debt ......................................................   $ 18,750,000    $     64,000
   Accounts payable and advanced billings .................................................    112,094,000      96,018,000
   Other accrued liabilities ..............................................................     12,139,000      13,397,000
   Bank overdraft .........................................................................          --          8,625,000
   Income tax payable .....................................................................      1,180,000          15,000
                                                                                              ------------    ------------
           Total current liabilities ......................................................    144,163,000     118,119,000
                                                                                              ------------    ------------
Long-term debt, net of current portion ....................................................     10,448,000      20,697,000
Other non-current liabilities .............................................................     12,800,000      15,433,000

Redeemable preferred stock, cumulative, $.01 par value; 200,000 shares authorized; issued--140,718 in 1994 and 121,218 in 1993;
   liquidation value of $14,072,000 at October 31, 1994 ...................................     14,072,000      12,122,000

Stockholders' equity (deficit):
  Class A common stock, $.01 par value; 75,000,000 shares authorized;
     issued--16,749,344 in 1994 and 1993 ..................................................        167,000         167,000
   Class B common stock, $.01 par value; 200,000,000 shares authorized; issued
     --40,190,305 in 1994 and 41,015,305 in 1993 ..........................................        402,000         410,000
   Additional paid-in capital .............................................................     26,288,000      26,280,000
   Foreign currency translation adjustment ................................................       (373,000)       (496,000)
   Accumulated deficit ....................................................................   (107,616,000)   (113,587,000)
                                                                                              ------------    ------------
                                                                                               (81,132,000)    (87,226,000)
Less--treasury stock at cost; 3,222,075 Class A common shares and 196,840
   Class B common shares in 1994 and 1993 .................................................     (4,274,000)     (4,274,000)
                                                                                              ------------    ------------
           Total stockholders' equity (deficit) ...........................................    (85,406,000)    (91,500,000)
                                                                                              ------------    ------------
                                                                                              $ 96,077,000    $ 74,871,000
                                                                                              ============    ============

                See notes to consolidated financial statements.

                   CHIAT/DAY HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              For the Years Ended October 31, 1994, 1993 and 1992



                                                      1994             1993            1992
                                                -------------    -------------    -------------
Fee and commission income ...................   $  89,277,000    $  97,198,000    $ 106,013,000

Costs and expenses:
   Salaries and employee benefits ...........      50,976,000       52,817,000       56,013,000
   Selling, general and administrative ......      27,000,000       36,408,000       36,160,000
   Restructuring costs ......................            --         25,848,000             --
   Loss from operations of foreign subsidiary            --            637,000           12,000
   Gain on sale of foreign subsidiary .......            --         (3,504,000)            --
   Other, net ...............................         141,000        1,866,000        3,236,000
                                                -------------    -------------    -------------
                                                   78,117,000      114,072,000       95,421,000

           Operating profit (loss) ..........      11,160,000      (16,874,000)      10,592,000

Interest income (expense):
   Interest expense .........................      (4,678,000)      (4,585,000)      (7,517,000)
   Interest income ..........................       1,091,000          769,000        1,087,000
                                                -------------    -------------    -------------
                                                   (3,587,000)      (3,816,000)      (6,430,000)
Income (loss) before income tax provision and
   extraordinary item .......................       7,573,000      (20,690,000)       4,162,000

Income tax provision ........................       1,602,000          855,000        2,337,000
                                                -------------    -------------    -------------
   Income (loss) before extraordinary item ..       5,971,000      (21,545,000)       1,825,000

Extraordinary item:
   Utilization of loss carryforwards ........            --               --          1,582,000
                                                -------------    -------------    -------------
   Net income (loss) ........................   $   5,971,000    ($ 21,545,000)   $   3,407,000
                                                =============    =============    =============

                See notes to consolidated financial statements.

                   CHIAT/DAY HOLDINGS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
              For the Years Ended October 31, 1994, 1993 and 1992

                                                 Number
                                                Of Shares      Common       Common       Additional
                                                 Common        Stock        Stock         Paid-In          Treasury
                                                  Stock        Class A      Class B       Capital            Stock
                                               ----------     --------      --------     -----------        ----------
Balance, October 31, 1991 ...................  58,984,566     $168,000      $456,000      $6,156,000       ($4,274,000)
Relinquishment and retirement of
  Common  Stock - Class B ...................  (1,800,000)                   (18,000)         18,000
Adjustment for foreign subsidiary
  held for disposition ......................
Foreign currency translation adjustment .....
Net income for the year ended
  October 31, 1992 ..........................
                                               ----------     --------      --------     -----------        ----------
Balance, October 31, 1992 ...................  57,184,566      168,000       438,000       6,174,000        (4,274,000)
Repurchase of Common Stock - Class A ........     (73,832)
Retirement of Common Stock - Class A ........                   (1,000)                        1,000
Repurchase of Common Stock - Class B ........    (765,000)                    (8,000)       (340,000)
Relinquishment and retirement of
  Common Stock - Class B ....................  (2,000,000)                   (20,000)         20,000
Conversion of Junior Subordinated Notes .....                                             20,425,000
Foreign currency translation adjustment .....
Net (loss) for the year
  ended October 31, 1993 ....................
                                               ----------     --------      --------     -----------        ----------
Balance, October 31, 1993 ...................  54,345,734      167,000       410,000      26,280,000        (4,274,000)
Relinquishment and retirement of
  Common Stock - Class B ....................    (825,000)                    (8,000)          8,000
Foreign currency translation adjustment .....
Net income for the year
  ended October 31, 1994 ....................
                                               ----------     --------      --------     -----------        ----------
Balance, October 31, 1994 ...................  53,520,734     $167,000      $402,000     $26,288,000       ($4,274,000)
                                               ==========     ========      ========     ===========        ==========

                                                 Foreign
                                                Currency
                                               Translation      Accumulated
                                                Adjustment        Deficit             Total
                                                 --------       ------------       -----------
Balance, October 31, 1991 ...................  ($482,000)      ($95,449,000)     ($93,425,000)
Relinquishment and retirement of
  Common  Stock - Class B ...................
Adjustment for foreign subsidiary
  held for disposition ......................    237,000                              237,000
Foreign currency translation adjustment .....    103,000                              103,000
Net income for the year ended
  October 31, 1992 ..........................                     3,407,000         3,407,000
                                                --------       ------------       -----------
Balance, October 31, 1992 ..................    (142,000)       (92,042,000)      (89,678,000)
Repurchase of Common Stock - Class A ........
Retirement of Common Stock - Class A ........
Repurchase of Common Stock - Class B ........                                        (348,000)
Relinquishment and retirement of
  Common Stock - Class B ....................
Conversion of Junior Subordinated Notes .....                                      20,425,000
Foreign currency translation adjustment .....   (354,000)                            (354,000)
Net (loss) for the year
  ended October 31, 1993 ....................                   (21,545,000)      (21,545,000)
                                                --------       ------------       -----------
Balance, October 31, 1993 ...................   (496,000)      (113,587,000)      (91,500,000)
Relinquishment and retirement of
  Common Stock - Class B ....................
Foreign currency translation adjustment .....    123,000                              123,000
Net income for the year
  ended October 31, 1994 ....................                     5,971,000         5,971,000
                                                --------       ------------       -----------
Balance, October 31, 1994 ...................  ($373,000)     ($107,616,000)     ($85,406,000)
                                                ========       ============       ===========

                See notes to consolidated financial statements.

                   CHIAT/DAY HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Years Ended October 31, 1994, 1993 and 1992


                                                                    1994             1993            1992
                                                               -------------    -------------    -------------
 Cash flows from operating activities:
   Net income (loss) .......................................   $   5,971,000    ($ 21,545,000)   $   3,407,000
   Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
     Depreciation and amortization .........................       2,831,000        4,773,000        5,049,000
     Gain on disposition of foreign subsidiary and
        sale of certain assets .............................            --         (3,504,000)        (743,000)
     Provision for losses on receivables ...................       1,789,000        2,057,000          219,000
     Amortization of discount on long-term debt ............          10,000          593,000          800,000
     Increase in interest payable ..........................         891,000          418,000        2,531,000
     Contribution of preferred stock to profit sharing plan          575,000          450,000          900,000
     Preferred stock dividends issued to profit sharing plan       1,375,000        1,127,000          929,000
     Restructuring provision ...............................            --         24,582,000             --
     Change in assets and liabilities:
       (Increase) decrease in receivables ..................     (17,126,000)      11,135,000      (34,425,000)
       Decrease (increase) in prepaid expenses and other ...         556,000         (176,000)          41,000
       Increase (decrease) in accounts payable and
          advanced billings ................................      16,076,000       (8,459,000)      25,634,000
       (Decrease) increase in other accrued liabilities ....      (1,408,000)      (3,568,000)       2,012,000
       Cash provided (used) by foreign subsidiary held
          for disposition ..................................            --          1,723,000       (2,127,000)
       Increase (decrease) in income taxes payable .........       1,165,000         (545,000)        (200,000)
       (Decrease) increase in deferred income taxes ........            --            (25,000)          25,000
       (Decrease) increase in other noncurrent liabilities .      (2,633,000)        (683,000)         948,000
                                                               -------------    -------------    -------------
           Total adjustments ...............................       4,101,000       29,898,000        1,593,000
                                                               -------------    -------------    -------------
           Net cash provided by operating activities .......      10,072,000        8,353,000        5,000,000
                                                               -------------    -------------    -------------
Cash flows from investing activities:
   Purchases of fixed assets, net of retirements ...........      (5,615,000)        (882,000)        (374,000)
   (Increase) decrease in other assets .....................      (1,202,000)       1,523,000          125,000
   Cash used by foreign subsidiary held for diposition,
      including $9,850,000 of cash included in net
      liabilities of foreign subsidiary held for disposition            --               --        (10,446,000)
                                                               -------------    -------------    -------------
           Net cash (used) provided by investing activities       (6,817,000)         641,000      (10,695,000)
                                                               -------------    -------------    -------------
Cash flows from financing activities:
   (Decrease) increase in bank overdraft ...................      (8,625,000)       8,625,000             --
   Debt borrowings (repayments) ............................       7,685,000      (16,057,000)      (6,052,000)
   Repurchase of Chiat/Day Holdings, Inc. stock ............            --           (348,000)            --
   Cash used by foreign subsidiary held for disposition ....            --               --           (923,000)
                                                               -------------    -------------    -------------
          Net cash (used) in financing activities ..........        (940,000)      (7,780,000)      (6,975,000)
                                                               -------------    -------------    -------------
Effect of exchange rate changes on cash ....................         123,000          354,000         (535,000)
                                                               -------------    -------------    -------------
Net increase (decrease) in cash and cash equivalents .......       2,438,000        1,568,000      (13,205,000)
Cash and cash equivalents, beginning of year ...............       3,393,000        1,825,000       15,030,000
                                                               -------------    -------------    -------------
Cash and cash equivalents, end of year .....................   $   5,831,000    $   3,393,000    $   1,825,000
                                                               =============    =============    =============
Supplemental disclosure of cash flow information:
  (excluding foreign subsidiary amounts):
   Cash paid during the year for:
     Interest ..............................................   $   2,475,000    $   2,507,000    $   3,155,000
                                                               =============    =============    =============
     Income taxes ..........................................   $     279,000    $   1,820,000    $   1,365,000
                                                               =============    =============    =============

                See notes to consolidated financial statements.

                   CHIAT/DAY HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  Summary Of Significant Accounting Policies:

Line Of Business:

     Chiat/Day Holdings, Inc. (the "Company") is a holding company that directly or indirectly owns 100% of the common stock of companies (including Chiat/Day inc. Advertising ["Advertising"] and Venice Holdings Pty. Limited ["Mojo"]) that collectively are known as "Chiat/Day" (see Notes 2 and 8). The Company's principal line of business includes planning and creating advertising campaigns for clients, placing ads with various media (including television, radio, newspaper and magazines), and providing marketing consultation, market research and production services. Chiat/Day also provides public relations and direct marketing services. The Company's clients operate in a broad range of product industries throughout the world. Credit is extended to clients based on an evaluation of each client's financial condition, and generally collateral is not required. Credit losses, if any, have been generally provided for in the financial statements and have been consistently within management's expectations.

Basis Of Presentation:

     The Company's consolidated financial statements have been presented on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As discussed in Note 5, the Company's Senior Note and Senior Subordinated Notes are due in 1995.

     In February 1995 the Company reached an agreement in principal to sell the assets and assign the liabilities of its businesses (see Note 10). If the sale does not occur, the Company will have to pursue alternative financing arrangements to meet its current debt obligations.

Principles Of Consolidation:

     The consolidated financial statements include the accounts of the Company and all of its subsidiaries. All significant intercompany transactions and balances have been eliminated.

Fees, Commissions and Costs:

      The principal sources of advertising revenues are commissions and fees for the production and placement of advertisements in television, radio and print media. Revenue earned from television and radio media is recognized on the date of broadcast. Revenue earned from advertising production is recognized as costs are incurred. Generally, commission revenue earned from print media is recognized on the space closing date (the date upon which the advertiser has made a binding commitment to the publication to run an advertisement) of the related publications.

     Generally, revenue is billed and earned in accordance with contractual provisions. For the Company's most significant contract, commissions are billable on a sliding scale subject to a maximum annual amount for 1994 and 1993 only. As of October 31, 1994 and 1993 under this contract, the Company has recognized commissions earned of 78% and 78% for the contract period April 1, 1994 through March 31, 1995 and April 1, 1993 through March 31, 1994, respectively.

     Revenues  from  other  sources,   including  public  relations  and  direct
marketing, are primarily derived from fees for services rendered. Fee revenue earned from these sources is recognized as services are rendered. Salaries and other agency costs are generally expensed as incurred.

     The Company's major client, Nissan Motor Corporation, accounted for 41%, 39% and 38% of total revenues in 1994, 1993 and 1992, respectively, and Infiniti, its division, accounted for 14% and 10% of total revenues in 1994 and 1993, respectively.

                   CHIAT/DAY HOLDINGS, INC. AND SUBSIDIARIES

1.  Summary Of Significant Accounting Policies, Continued:

Fixed Assets:

     Depreciation and amortization are provided over the estimated useful lives of the assets using primarily the straight-line method for financial reporting purposes and accelerated depreciation methods for tax reporting purposes. Estimated useful lives of these assets are as follows:

   Furniture and fixtures .................................    5-10 years
   Office equipment .......................................    5-10 years
   Leasehold improvements .................................    Lease term

     Gains and losses on sales and retirements are reflected in Other income (expense). Improvements which increase the useful lives of fixed assets are capitalized. Maintenance, repairs and minor replacements are expensed as incurred.

Foreign Currency Translation:

     The Company translates the financial statements of its foreign subsidiaries in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 52. Assets and liabilities reported in the consolidated balance sheet have been translated at the current rates of exchange as of October 31, 1994 and 1993. Revenues and expenses reported in the consolidated statements of operations have been translated using the average exchange rates during 1994, 1993 and 1992. Resulting translation adjustments have been excluded from the consolidated statements of operations and are reported in a separate component of stockholders' equity (deficit).

     Gains and losses resulting from foreign currency transactions are charged to other income (expense) as incurred and were not material in 1994, 1993 or 1992.

Income Taxes:

     Effective November 1, 1993, the Company adopted the provisions of SFAS No. 109 which requires recognition of deferred tax assets and liabilities for temporary differences and net operating loss (NOL) and tax credit carryforwards. Under SFAS No. 109, deferred income taxes are established based on enacted tax rates expected to be in effect when temporary differences are scheduled to reverse and NOL and tax credit carryforwards are expected to be utilized. The principle temporary differences relate to restructuring costs and employee bonuses. Adoption of SFAS No. 109 did not have a material impact on the Company's financial position or results of operations.

     For years ended 1993 and 1992 the Company accounted for income taxes under the requirements of APB Opinion No. 11.

Cash Flows:

      The Company places its temporary cash investments in short-term financial instruments and money market funds, which generally mature within 90 days. The Company limits the amount of credit exposure to any one issuer.

     For purposes of reporting cash flows, the Company considers amounts due from banks (including certificates of deposit and repurchase agreements) and commercial paper with maturities at date of purchase of three months or less to be cash equivalents.

Reclassifications

     Certain reclassifications have been made to the 1993 and 1992 reported amounts to conform them to the current presentation.

                   CHIAT/DAY HOLDINGS, INC. AND SUBSIDIARIES

2.  Foreign Operations:

     The Company's foreign divisions and subsidiaries are primarily engaged in providing advertising and related services. On February 16, 1993 (effective January 1, 1993), the Company completed the transfer of the stock of its foreign subsidiary to FCB International, Inc. ("FCB") (see Note 8). The financial results for 1993 and 1992 of this subsidiary are summarized in Note 8.

     Combined  condensed   financial   information  for  foreign  divisions  and
subsidiaries (excluding the financial results of the subsidiary transferred to FCB) is as follows:

                                         1994            1993            1992
                                     -----------     -----------     -----------
Total assets ...................     $16,589,000     $12,926,000     $11,973,000
Total liabilities ..............      12,959,000      11,378,000      14,502,000
Fee and commission income ......      13,674,000      10,574,000      12,905,000

3.  Income Taxes:

     Income (loss) before income tax provision (benefit) and provision (benefit) for taxes for the years ended October 31, 1994, 1993 and 1992 consisted of the following:

                                 1994                1993              1992
                              ------------       ------------       ------------
Income (loss) before income
 tax provision:

Domestic .............      $   4,460,000      ($ 23,576,000)      $   3,518,000
International ........          3,113,000          2,886,000             644,000
                            -------------      -------------       -------------
    Totals ...........      $   7,573,000      ($ 20,690,000)      $   4,162,000
                            =============      =============       =============

                                Current            Deferred            Total
                              ------------       ------------       ------------
Provision for taxes:

October 31, 1994:
 Federal ...............      $     35,000               --         $     35,000
 State and local .......           152,000               --              152,000
 Foreign ...............         1,415,000               --            1,415,000
                              ------------       ------------       ------------
                              $  1,602,000               --         $  1,602,000
                              ============       ============       ============
October 31, 1993:
 Federal ...............      $    542,000               --         $    542,000
 State and local .......           277,000               --              277,000
 Foreign ...............            36,000               --               36,000
                              ------------       ------------       ------------
                              $    855,000               --         $    855,000
                              ============       ============       ============
October 31, 1992:
 Federal ...............      $  1,698,000       $     25,000       $  1,723,000
 State and local .......           927,000           (333,000)           594,000
 Foreign ...............            20,000               --               20,000
                              ------------       ------------       ------------
                              $  2,645,000       ($   308,000)      $  2,337,000
                              ============       ============       ============

                   CHIAT/DAY HOLDINGS, INC. AND SUBSIDIARIES

3. Income Taxes, Continued:

     The Company's effective income tax rate varied from the statutory federal income tax rate as a result of the following factors:

                                              1994        1993          1992
                                              ----        ----          ----
Statutory federal income tax rate ........    35.0%       (34.0)%       34.0%
State and local taxes, net of
   federal benefit .......................     1.3          0.9          9.4
Foreign taxes ............................    18.7          0.2          0.5
Net operating loss .......................    (4.8)         --           --
Tax credits ..............................   (11.0)         --           --
Realization of valuation allowance .......   (26.3)         --           --
Preferred stock dividends ................     6.4          1.9          7.6
Alternative minimum tax ..................     0.4          2.6          3.4
Unrealized benefit of net operating
   loss ..................................     --          32.0          --
Extraordinary credit .....................     --           --         (38.0)
Other ....................................     1.4          0.5          1.2
                                              -----         ----        ----
Effective rate ...........................    21.1%         4.1%        18.1%
                                              =====         ====        ====

     The major components of the net deferred tax asset as of October 31, 1994 are as follows:

Deferred tax assets:
   Accrued reserves ........................................       $  8,743,000
   Deferred compensation ...................................          5,835,000
   Tax loss/tax credit carryforwards .......................          1,219,000
   Fixed assets and depreciation ...........................            441,000
   Rent ....................................................            329,000
   Other ...................................................          2,150,000
                                                                   ------------
      Total deferred tax assets ...........................          18,717,000
   Valuation allowance .....................................        (18,717,000)
                                                                   ------------
      Net deferred tax asset ..............................        $       --
                                                                   ============

     A full valuation allowance has been established as the potential deferred tax asset above may not be realized.

     As of October 31, 1994, for income tax purposes, the Company had state and foreign net operating loss carryforwards of approximately $3.1 million and $2.1 million, respectively, which will expire during the years 1995-2000. Also, the Company had $344,000 of AMT credits which can be carried forward indefinitely. U.S. tax rules impose limitations on the use of net operating losses and tax credits following certain changes in ownership (See Note 10).

4.  Related-Party Transactions:

     In October 1991, the Company moved into new office facilities in Venice, California which it leases from Venice Operating Corporation ("VOC"), a company owned by the majority stockholder and certain members of the Board of Directors of the Company. In October 1994, VOC sold its office facilities to an unrelated third party. Effective October 17, 1994 the lease with VOC was terminated and the Company entered into a new twenty year lease with six consecutive five-year renewal options. The Company was assigned a $3,000,000 promissory note by VOC in satisfaction of the return of the Company's security deposit and accrued interest thereon due from VOC. The note bears interest at 10% per annum and will be paid to the Company when it achieves certain financial targets or the

                   CHIAT/DAY HOLDINGS, INC. AND SUBSIDIARIES

4.  Related-Party Transactions, Continued:

property is sold, but no later than October 17, 2014. In 1994, 1993 and 1992 the Company paid $2,474,000, $2,056,000 and $2,018,000, respectively, in rent to VOC. At October 31, 1993, the Company had $1,998,000 and $552,000 of security deposit and accrued interest thereon, respectively, outstanding.

     The  Company  also  has  consulting,   employment,   non-compete  and  loan
agreements with certain members of the Board of Directors and officers.

5.  Long-Term Debt and Redeemable Preferred Stock:

     Long-term debt as of October 31, 1994 and 1993 consisted of the following:


                                                                                    1994            1993
                                                                                ------------    ------------
Senior Note payable to banks.
   Interest rates averaged 8.1% in 1994 and 7.5% in 1993 ....................   $  7,750,000            --
Senior Subordinated Notes due in 1995; various rates;
   interest payable semiannually in arrears .................................     11,000,000      11,000,000
8.17% Junior Subordinated Installment Note (less unamortized discount of
   $304,000 and $305,000 at October 31, 1994 and 1993, respectively); due
   July 31, 2005; interest compounded semiannually at an effective interest rate of 8.65%; payment of interest and principal subject to certain restrictions contained in the Senior Bank
   Note and Senior Subordinated Notes .......................................      5,249,000       5,247,000
13.25% Junior Subordinated Note; maturing July 31, 2005
   (less unamortized discount of $90,000 and $98,000 at October 31, 1994 and
   1993, respectively); interest compounded annually at an effective interest rate of 8.45%; payment of interest and principal subject to certain restrictions contained in the Senior Bank Note
   and Senior Subordinated Notes ............................................      1,400,000       1,391,000
Other notes payable, payments due in 1994; interest at 11.25% ...............           --            64,000
Accrued interest on Junior and Senior Subordinated Notes ....................      3,799,000       3,059,000
                                                                                ------------    ------------
                                                                                  29,198,000      20,761,000
Less--current portion .......................................................    (18,750,000)        (64,000)
                                                                                ------------    ------------
                                                                                $ 10,448,000    $ 20,697,000
                                                                                ============    ============

     Aggregate annual maturities of long-term obligations including accrued interest on Junior and Senior Subordinated Notes are as follows:

         Year Ending
         October 31,
         -----------
            1995 .......................................     $18,750,000
            1996 .......................................          --
            1997 .......................................          --
            1998 .......................................          --
            1999 .......................................          --
            Thereafter .................................      10,448,000
                                                             -----------
                                                             $29,198,000
                                                             ===========

                   CHIAT/DAY HOLDINGS, INC. AND SUBSIDIARIES

5.  Long-Term Debt and Redeemable Preferred Stock, Continued:

     On September 17, 1992 and June 30, 1993, Advertising amended and restated its Credit Agreement for the Senior Bank Note wherein the banks originally agreed to make loans up to an aggregate principal amount of $42,000,000, of which $20,000,000 in aggregate principal was available and outstanding on September 17, 1992. In addition to amending certain terms of the Senior Bank Note, the banks provided an additional $6,000,000 revolving credit facility. The 1993 amendment further modified the Credit Agreement to extend the commitment reduction dates and change the financial covenants. $4,200,000 of the revolving credit facility expired on October 31, 1993. At October 31, 1994 and 1993, $7,750,000 and $16,000,000, respectively, of the Senior Bank Note was available; $7,750,000 was outstanding at October 31, 1994 and no borrowings were outstanding at October 31, 1993. The revolving credit facility was guaranteed by certain key executives and stockholders of the Company.

     In January  1995,  the Senior Bank Note was  assigned to Omnicom  (see Note
10). As a result of this assignment, the available commitment was increased to $20,000,000, the revolving credit facility was terminated and the term was extended to December 10, 1995. Interest is payable at prime plus 2%.

     In 1992, certain terms of the Senior Subordinated Notes due in 1995 ("Senior Notes") were amended. For $5 million of such Notes, the cash interest rate was capped at 14.25% effective August 1, 1991. Interest that increases by one quarter percent every six months from August 1, 1991 until the Senior Notes have been registered under the Securities Act of 1993 will be capitalized and paid on redemption, but no later than August 1995. The interest rate on $6 million of the Senior Notes has been fixed at 13.25% effective August 1, 1991.

     In October 1993, the maturity dates of the Junior Subordinated Notes ("Junior Notes") were extended from July 31, 1995 to July 31, 2005 and participants in the Junior Notes were offered the ability to exchange their participation in the Junior Notes for participation in a new Equity Appreciation Rights Plan (see Note 6). As a result of acceptances of this proposal, the outstanding principal and accrued interest in the Junior Notes was reduced by $20,425,000 at October 31, 1993 and charged to paid-in capital.

     Borrowing arrangements contain restrictive covenants which require, among other things, the maintenance of minimum cash flow and working capital requirements, and certain limitations on capital expenditures and the payment of dividends.

Redeemable Preferred Stock:

     The Preferred Stock has no voting rights and does not participate in Common Stock dividends. The Preferred Stock is entitled to cumulative dividends equal to 9% of the liquidation preference of shares held by the Plan if such amount is paid in cash, or 10% of the liquidation preference if such amount is paid in shares of Preferred Stock, or any combination thereof. In addition, the trustees of the Plan have the right to compel the redemption of Preferred Stock held by the Plan in an aggregate amount not to exceed $500,000 per year. In the event the Preferred Stock is not redeemed within 180 days from the date surrendered, then such surrendered shares shall be entitled to dividends at the rate of 14% per annum. In 1994, 1993 and 1992, stock dividends equal to 13,750, 11,272 and 9,290 shares of Preferred Stock, respectively, were issued to the Plan.

     In the event of liquidation or sale of substantially all of the assets of the Company, holders of the Preferred Stock will be entitled to receive, before any distribution to holders of Common Stock, $100 per share plus any accrued but unpaid dividends. The Preferred Stock may be redeemed, subject to applicable law, at the end of eight years at the option of the Company or the holders of such Preferred Stock, provided that the Senior Bank Note and Senior Subordinated Notes have been paid in full, and, at any time at the option of the holder, to the extent the shares sought to be redeemed are allocated for the benefit of a Plan participant who is entitled to a distribution of his account balance in such Plan. The purchase price for redemption would be equal to the liquidation preference plus any unpaid dividends. The sale of such Preferred Stock to third parties will be subject to the right of first refusal by the Company.

                   CHIAT/DAY HOLDINGS, INC. AND SUBSIDIARIES

6.  Stockholders' Equity:

Common Stock:

     The Class A and Class B Common Stock are alike in all respects except that the Class A Common Stock has certain registration and preferential rights, including the right to receive additional shares, and the holders of Class A Common Stock have the right to approve certain transactions. Holders of Class A Common Stock also are entitled to receive, in consideration for and upon payment of an amount equal to the par value thereof, additional shares of Class A Common Stock in the event that additional shares of Class B Common Stock or equity participation units are issued or granted in connection with dilutive transactions as defined in the Company's restated certificate of incorporation. In addition, the Chiat/Day Profit Sharing and 401(k) Plan (the "Plan") (see Note
7) is entitled to receive, for no consideration, additional Class B Common Stock in the event of certain issuances of Common Stock to the majority stockholder. At October 31, 1994, 13,434 additional shares of Class A Common Stock are entitled to be received by current Class A stockholders due to anti-dilution provisions. In conjunction with the transaction discussed in Note 8, 765,000 shares of Class B Common Stock were repurchased by the Company for approximately $348,000.

Restricted Stock Plan:

     In August 1988, the Board of Directors of the Company approved a restricted stock purchase plan for which 100,000,000 shares of Class B Common Stock were reserved. These shares are offered for sale to certain key employees and others selected by the Board of Directors at a purchase price to be determined from time to time by the Company. The shares of stock purchased under the plan vest over a five-year period of employment beginning from the date of purchase. The plan provides that upon termination of employment, vested shares may be sold back to or purchased by the Company at book value at date of sale. Non-vested shares may be sold back to or purchased by the Company at the lower of the original purchase price or book value at date of sale. At October 31, 1994, 59,809,695 shares remain unissued.

Equity Participation Plan:

     Under an equity participation plan approved by the Board of Directors of the Company in August 1988, the Company may grant up to 50,000,000 equity participation units to eligible participants. All full-time employees of the Company are eligible to be selected as participants in the equity participation plan. Each equity participation unit is equivalent in value to one share of Class B Common Stock and is treated in the same manner as Class B Common Stock with respect to its priority in the event of a liquidation.

     Equity participation units awarded under the plan vest over a five-year period of employment beginning from the date of award. Participants are entitled, upon the redemption of equity participation units, to receive payment in cash determined by multiplying the number of vested equity participation units by the increase between the book value per unit (as defined in the plan) as of the date of grant (which is determined to be zero when the book value is negative) and the book value per unit as of the valuation date immediately preceding the date of redemption. As of October 31, 1994, there were 26,591,110 equity participation units available for award. In conjunction with the transaction described in Note 8, 2,970,000 equity participation units were relinquished to the Company.

Equity Appreciation Rights Plan:

     Under an Equity Appreciation Rights Plan approved by the Board of Directors of the Company in October 1993, the Company may grant up to 54,084,848 equity appreciation rights to eligible participants. Only Junior Note participants (as defined in the plan) are eligible to be awarded equity appreciation rights under the plan. Each equity appreciation right is equivalent in value to one share of Class B Common Stock and is treated in the same manner as Class B Common Stock with respect to its priority in the event of a liquidation.

                   CHIAT/DAY HOLDINGS, INC. AND SUBSIDIARIES

6.  Stockholders' Equity, Continued:

     Equity appreciation rights awarded under the plan are 41.27% vested in each participant on the date of award except for certain participants that are 100% vested on the date of award. Participants not 100% vested at the date of award become fully vested 21 months from October 31, 1993 based upon conditions stated in the plan. Upon redemption of the equity appreciation rights, participants are entitled to receive payment in cash determined by multiplying the number of equity appreciation rights by the increase, if any, between the book value per unit (as defined in the plan and determined to be zero when the book value is negative) as of October 31, 1993 and the book value per unit as of the valuation date immediately preceding the date of redemption. As of October 31, 1994, there were 36,939,112 equity appreciation rights outstanding.

7. Employee Benefit Plans:

     Effective November 1, 1990, the Chiat/Day inc. Advertising Employees' Profit Sharing and Pre-Tax Savings Investment Plan (the "401(k) Plan") was merged into the Chiat/Day Holdings, Inc. Employee Profit Sharing Plan (the "Profit Sharing Plan"), formerly known as the Chiat/Day inc. Advertising Employee Stock Ownership Plan ("ESOP"), to form the Chiat/Day Profit Sharing and 401(k) Plan (the "Plan"), a defined contribution plan.

     The Company contributed cash of $250,000 in 1994 and preferred stock with a liquidation value of $275,000 for the fiscal year ended October 31, 1994. In February 1994 and 1993 the Company made stock contributions of $781,000 related to its 1993 obligation. The Company contributed cash of $315,000 and preferred stock with a liquidation value of $450,000 for the obligation related to the fiscal year ended October 31, 1992. The Company has certain future fixed minimum contributions of $525,000, in stock and cash, to the Plan for fiscal years ending October 31, 1995 to October 31, 2000.

8.  Disposition Of Foreign Subsidiary:

     On February 16, 1993 (effective January 1, 1993), the Company completed the transfer of the stock of its foreign subsidiary to FCB for no consideration. Concurrent with the transfer of shares to FCB, the Company exercised its option to acquire $10,350,000 of debt owed to the bank by the foreign subsidiary for $700 and agreed to accept from FCB, in full satisfaction of such debt, $1,380,000 plus future contingent payments up to a maximum of $3,450,000. In 1994, the Company received $653,000 from FCB in contingent payments.

     Future payments are contingent upon certain future conditions being satisfied as specified in the debt restructuring deed between the Company and FCB. Any future payments will be recognized as income when received.

     The net loss from operations for the two months ended December 31, 1992 and the year ended October 31, 1992 is reflected as loss from operations of foreign subsidiary in the consolidated statements of operations. The Company recognized a gain on the disposal of such subsidiary in 1993.

     The financial results as of and for the two months ended December 31, 1992 and the year ended October 31, 1992 are summarized as follows:

                                                      1993              1992
                                                 ------------      ------------
Fee and commission income ..................     $  3,069,000      $ 22,708,000
Operating (loss) profit ....................         (933,000)        1,983,000
Other nonoperating income (expense) ........          296,000        (1,971,000)
Net loss ...................................         (637,000)          (12,000)

Current assets .............................       17,951,000        22,211,000
Total assets ...............................       53,341,000        58,418,000
Current liabilities ........................       19,268,000        23,880,000
Long-term debt .............................       31,656,000        32,578,000
Total liabilities ..........................       51,585,000        57,198,000
Total stockholders' equity .................        1,756,000         1,220,000

                   CHIAT/DAY HOLDINGS, INC. AND SUBSIDIARIES

9.  Commitments And Contingencies:

Litigation:

     The Company is involved in legal actions arising in the normal course of business. After taking into consideration legal counsel's evaluation of such actions, management is of the opinion that their outcome will not have a material effect on the Company's consolidated financial position or results of operations.

     On October 26, 1992 and November 20, 1992, the Company settled two lawsuits which were filed in 1990 related to real estate matters. The aggregate cost of such settlements was $6,246,000. In 1992, the Company recognized an incremental charge of $3,200,000 related to these lawsuits. Adequate provision for the balance of the settlements was made in prior years.

Leases:

     The Company recorded a $25,848,000 charge in 1993 related to costs associated with certain real estate operating leases. Effective November 1, 1993, Advertising entered into a new real estate operating lease in New York that will enable the Company to significantly reduce future rental expense through a reduction in the total amount of space leased. Occupancy of the new space occurred in 1994 and the net future rental obligations and related costs for the write-off of fixed assets abandoned of $18,054,000 associated with the old lease have been accrued in 1993. $11,776,000 of net future rental obligations remain at October 31, 1994. $6,062,000 of the charge related to the early termination of a lease and other costs incurred in conjunction with the consolidation of operations into one location at the Company's headquarters in California and the write-off of fixed assets abandoned in conjunction with such lease termination. The remaining balance of $1,732,000 represents a reserve for costs in excess of anticipated sublease income for other property leased in California.

     The Company leases facilities and equipment under various operating lease agreements expiring at various dates through the year 2015. The aggregate minimum future commitments under such leases (excluding the old New York lease) are as follows:

        Years Ending
        October 31,
        -----------
            1995 .......................................   $  4,395,000
            1996 .......................................      3,716,000
            1997 .......................................      4,150,000
            1998 .......................................      3,892,000
            1999 and thereafter ........................     47,998,000
                                                            -----------
                                                            $64,151,000
                                                            ===========

      Rental  expense  for  leases was  $5,580,000,  $9,422,000  and  $9,140,000
(excluding rental expense related to the Company's foreign subsidiary disposed of in 1993) for the years ended October 31, 1994, 1993 and 1992, respectively.

10.  Subsequent Event:

     On May 11, 1995, the Company signed an agreement whereby TBWA International Inc., a wholly-owned subsidiary of Omnicom Group Inc. ("Omnicom"), will acquire the assets of the Company's businesses and assume substantially all of its liabilities in exchange for Omnicom common stock. The sale is conditional on the registration of the Omnicom common stock on Form S-4, clearance by the appropriate governmental agencies, approval by a majority of the Company's stockholders and certain other conditions. The sale is anticipated to close by August 1995.

                   CHIAT/DAY HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED CONDENSED BALANCE SHEETS

                                     ASSETS

                                                   January 31,       January 31,
                                                      1995              1994
                                                  ------------     -------------
Current assets:
   Cash and cash equivalents .................    $ 19,054,000     $ 11,786,000

Receivables:
   Client accounts receivable ................      25,243,000       26,425,000
   Expenditures billable to clients ..........      16,722,000        6,222,000
   Income tax receivable .....................         681,000          665,000
   Notes and other receivables ...............         871,000          913,000
   Notes receivable from employees ...........       1,390,000        1,084,000
   Less: allowance for doubtful accounts .....      (3,971,000)      (2,656,000)
                                                  ------------     ------------
                                                    40,936,000       32,653,000

Prepaid expenses and other ...................       1,087,000        1,250,000
                                                  ------------     ------------
         Total current assets ................      61,077,000       45,689,000
                                                  ------------     ------------

Fixed assets, at cost:
   Furniture and fixtures ....................       3,205,000        1,162,000
   Office equipment ..........................       4,966,000        3,764,000
   Leasehold improvements ....................       9,174,000        6,582,000
   Construction in progress ..................            --          1,839,000
                                                  ------------     ------------
                                                    17,345,000       13,347,000
   Less: accumulated depreciation
      and amortization .......................      (6,429,000)      (4,666,000)
                                                  ------------     ------------
                                                    10,916,000        8,681,000
                                                  ------------     ------------
Other assets:
  Notes receivable ...........................       3,166,000          166,000
  Other ......................................       2,904,000        5,085,000
                                                  ------------     ------------
                                                     6,070,000        5,251,000
                                                  ------------     ------------
                                                  $ 78,063,000     $ 59,621,000
                                                  ============     ============

  The accompanying notes to consolidated condensed financial statements are an integral part of these balance sheets.

                   CHIAT/DAY HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED CONDENSED BALANCE SHEETS


                                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                             January 31,       January 31,
                                                                                1995              1994
                                                                            -----------        -----------
      Current liabilities:
         Current portion of long-term debt ...........................      $28,746,000         $7,312,000
         Accounts payable and advanced billings ......................       84,672,000         73,441,000
         Other accrued liabilities ...................................       14,743,000         13,600,000
                                                                            -----------        -----------

               Total current liabilities .............................      128,161,000         94,353,000
                                                                            -----------        -----------

      Long-term debt, net of current portion .........................       10,661,000         28,665,000

      Other non-current liabilities ..................................       12,043,000         14,745,000

      Redeemable preferred stock, cumulative, $.01 par value;
         200,000 shares authorized;
         issued and outstanding - 140,818 in 1995;
         121,218 in 1994; liquidation value of
         $14,082,000 in 1995 .........................................       14,082,000         12,122,000

      Stockholders' equity (deficit):
         Class A common stock, $.01 par value;
            75,000,000  shares authorized;
            issued and outstanding - 16,749,344 in 1995
            and 1994 .................................................          167,000            167,000

         Class B common stock, $.01 par value; 200,000,000
            shares authorized; issued and outstanding -
            40,190,305 in 1995 and 41,015,305 in 1994 ................          402,000            410,000

         Additional paid-in capital ..................................       26,288,000         26,280,000
         Foreign currency translation adjustment .....................         (347,000)          (519,000)
         Accumulated deficit .........................................     (109,120,000)      (112,328,000)
                                                                            -----------        -----------
                                                                            (82,610,000)       (85,990,000)

         Less:  treasury stock at cost; 3,222,075 Class A Common
            shares and 196,840 shares Class B Common shares in
            1995 and 1994 ............................................       (4,274,000)        (4,274,000)
                                                                            -----------        -----------

               Total stockholders' equity (deficit) ..................      (86,884,000)       (90,264,000)
                                                                            -----------        -----------

                                                                            $78,063,000        $59,621,000
                                                                            ===========        ===========

  The accompanying notes to consolidated condensed financial statements are an integral part of these balance sheets.

                   CHIAT/DAY HOLDINGS, INC. AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS


                                                  Three months ended January 31,
                                                  ------------------------------
                                                      1995             1994
                                                  ------------     ------------
Fee and commission income ....................    $ 17,798,000     $ 19,591,000

Costs and expenses:
   Salaries and employee benefits ............      12,801,000       11,431,000
   Selling, general and administrative .......       5,685,000        6,211,000
                                                  ------------     ------------
                                                    18,486,000       17,642,000

   Operating (loss) profit ...................        (688,000)       1,949,000

Interest income (expense):
   Interest expense ..........................        (697,000)        (735,000)
   Interest income ...........................         240,000          126,000
                                                  ------------     ------------
                                                      (457,000)        (609,000)
                                                  ------------     ------------

      (Loss) income before income
        tax provision ........................      (1,145,000)       1,340,000

Income tax provision .........................        (359,000)         (81,000)
                                                  ------------     ------------

      Net (loss) income ......................    ($ 1,504,000)    $  1,259,000
                                                  ============     ============

 The accompanying notes to consolidated condensed financial statements are an integral part of these statements.

                   CHIAT/DAY HOLDINGS, INC. AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS


                                                           Three months ended January 31,
                                                           ------------------------------
                                                                 1995            1994
                                                            ------------    ------------
Increase (Decrease) in Cash and Cash Equivalents:
Cash flows from operating activities:
  Net (loss) income .....................................   ($ 1,504,000)   $  1,259,000
                                                             -----------    ------------
Adjustments to reconcile net (loss) income to net cash
 provided by operating activities:
  Depreciation and amortization .........................        750,000         567,000
  Provision for losses on receivables ...................        (36,000)        438,000
  Amortization of discount on long-term debt ............          2,000           4,000
  (Decrease) in interest payable ........................       (144,000)       (161,000)
  Decrease in income tax receivable .....................        213,000            --
  Preferred stock dividends issued to profit sharing plan         10,000            --
  Change in assets and liabilities
    Decrease in receivables .............................     31,522,000      24,204,000
    (Increase) decrease in prepaid expenses and other ...       (351,000)         42,000
    (Decrease) in accounts payable and advanced billings     (27,423,000)    (31,513,000)
    (Decrease) in income tax payable ....................     (1,132,000)           --
    Increase in other accrued liabilities ...............      2,910,000         876,000
    (Decrease) in other noncurrent liabilities ..........       (757,000)       (688,000)
                                                            ------------    ------------
    Total adjustments ...................................      5,564,000      (6,231,000)
                                                            ------------    ------------

    Net cash provided (used) by operating activities ....      4,060,000      (4,972,000)
                                                            ------------    ------------

  Cash flows from investing activities:
    Purchases of fixed assets, net of retirements .......       (202,000)     (1,526,000)
    (Increase) in other assets ..........................       (658,000)        (84,000)
                                                            ------------    ------------
      Net cash used in investing activities .............       (860,000)     (1,610,000)
                                                            ------------    ------------

  Cash flows from financing activities:
    Debt borrowings .....................................      9,997,000      14,998,000
                                                            ------------    ------------
      Net cash provided by financing activities .........      9,997,000      14,998,000

  Effect of exchange rate changes on cash ...............         26,000         (23,000)
                                                            ------------    ------------
  Net increase in cash and cash equivalents .............     13,223,000       8,393,000
  Cash and cash equivalents at beginning of period ......      5,831,000       3,393,000
                                                            ------------    ------------
  Cash and cash equivalents at end of period ............   $ 19,054,000    $ 11,786,000
                                                            ============    ============
  Supplemental disclosures:
    Interest ............................................   $    829,000    $    877,000
                                                            ============    ============
    Income taxes ........................................   $  1,279,000    $     68,000
                                                            ============    ============


 The accompanying notes to consolidated condensed financial statements are an integral part of these statements.

                   CHIAT/DAY HOLDINGS, INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

     1) The consolidated condensed interim financial statements included herein have been prepared by Holdings, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although Holdings believes that the disclosures are adequate to make the information presented not misleading.

     2) These statements reflect all adjustments consisting of normal recurring accruals which, in the opinion of management, are necessary for a fair presentation of the information contained therein. It is suggested that these consolidated condensed financial statements be read in conjunction with the consolidated financial statements and notes thereto included in Holdings' latest fiscal report.

     3) Results of operations for the interim periods are not necessarily indicative of annual results.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation contains a provision limiting the liability of directors (except for approving statutorily prohibited dividends, share repurchases or redemptions, distributions of assets on dissolution or loans to directors) to acts or omissions in bad faith, involving intentional misconduct or a knowing violation of the law, or resulting in personal gain to which the director was not legally entitled. The Registrant's By-Laws provide that an officer or director will be indemnified against any costs or liabilities, including attorneys fees and amounts paid in settlement with the consent of the registrant in connection with any claim, action or proceeding to the fullest extent permitted by the New York Business Corporation Law.

     Section 722(a) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action other than one by or in the right of the corporation, including an action by or in the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions, in addition, had no reasonable cause to believe that his conduct was unlawful.

     Section 722(c) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was a director of the corporation, or is or was serving at the request of the corporation as a director of officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines in its discretion, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

     Section 723 of the New York Business Corporation Law provides that an officer or director who has been successful on the merits or otherwise in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the New York Business Corporation Law permits a court to award the indemnification required by Section 722.

     The Registrant has entered into agreements with its directors to indemnify them for liabilities or costs arising out of any alleged or actual breach of duty, neglect, errors or omissions while serving as a director. The Registrant also maintains and pays premiums for directors' and officers' liability insurance policies.

Item 21.  Exhibits and Financial Statement Schedules.

      (a) See Exhibit Index

      (b) See the financial statement schedules included in Omnicom's Annual Report on Form 10-K incorporated in this Prospectus/Information Statement included in this Registration Statement.

Item 22.  Undertakings.

      (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          Provided however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment to this Registration Statement any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) under the Securities Act, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 under the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such requests, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of the responding to the request.

     (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 7, 1995.


                                    OMNICOM GROUP INC.
                                    Registrant


                                    By:  /s/ BRUCE CRAWFORD
                                       --------------------------
                                             Bruce Crawford
                                             President and Chief
                                             Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each officer or director of Omnicom Group Inc. whose signature appears below constitutes and appoints Bruce Crawford and Barry J. Wagner, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


                       Signature                                    Title                              Date
                      ----------                                    -----                              ----
                 /S/ BRUCE CRAWFORD
        --------------------------------------              President and Chief                     June 7, 1995
                   (Bruce Crawford)                     Executive Officer and Director

                  /S/ FRED J. MEYER
        --------------------------------------            Chief Financial Officer                   June 7, 1995
                   (Fred J. Meyer)                               and Director

                  /S/ DALE A. ADAMS
        --------------------------------------               Controller (Principal                  June 7, 1995
                   (Dale A. Adams)                            Accounting Officer)


        --------------------------------------
                  (Bernard Brochand)                               Director

              /S/ LEONARD S. COLEMAN, JR.
         --------------------------------------
              (Leonard S. Coleman, Jr.)                            Director                         June 7, 1995

              /S/ ROBERT J. CALLANDER
        --------------------------------------
                (Robert J. Callander)                              Director                         June 7, 1995

                /S/ JAMES A. CANNON
        --------------------------------------
                  (James A. Cannon)                                Director                         June 7, 1995

                /S/ PETER I. JONES
         --------------------------------------
                   (Peter I. Jones)                                Director                         June 7, 1995

                 /S/ JOHN R. PURCELL
         --------------------------------------                    Director                         June 7, 1995
                   (John R. Purcell)

                 /S/ KEITH L. REINHARD
         --------------------------------------                    Director                         June 7, 1995
                  (Keith L. Reinhard)

                /S/ ALLEN ROSENSHINE                               Director                         June 7, 1995
         --------------------------------------
                  (Allen Rosenshine)

                 /S/ GARY L. ROUBOS                                Director                         June 7, 1995
         --------------------------------------
                   (Gary L. Roubos)


         --------------------------------------                    Director
                (Quentin I. Smith, Jr.)

                 /S/ ROBIN B. SMITH
         --------------------------------------                    Director                         June 7, 1995
                   (Robin B. Smith)

                  /S/ JOHN D. WREN
         --------------------------------------                    Director                         June 7, 1995
                   (John D. Wren)

                /S/ WILLIAM G. TRAGOS
         --------------------------------------                    Director                         June 7, 1995
                  (William G. Tragos)

                 /S/ EGON P.S. ZEHNDER
         --------------------------------------                    Director                         June 7, 1995
                  (Egon P.S. Zehnder)



                                              INDEX TO EXHIBITS

 Exhibit
 Number                                     Description of Exhibit                                      Page
- --------                                    ----------------------                                      ----
  2.1     Asset Purchase Agreement dated May 11, 1995, among Chiat/Day Holdings, Inc.,
          Chiat/Day inc. Advertising, Omnicom Group Inc. and TBWA International Inc. ..............

  2.2     Plan of Liquidation of Chiat/Day Holdings, Inc. .........................................

  2.3     Form of Escrow Agreement by and between Chiat/Day inc. Advertising, Chiat/Day
          Holdings, Inc., TBWA International and The Chase Manhattan Bank, N.A.,
          as Escrow Agent .........................................................................

  2.4     Form of Liquidating Trust Agreement by and between Chiat/Day Holdings, Inc., on behalf of its stockholders, and Thomas Patty and David C. Wiener, as Trustees ...........

  2.5     Form of Deposit and Pledge Agreement among Chiat/Day inc. Advertising Chiat/Day
          Holdings, Inc., Omnicom Group Inc., TBWA International and The Chase Manhattan
          Bank, as Deposit Agent ..................................................................

  2.6     Stock Purchase Agreement dated May 11, 1995 between Chiat/Day Holdings, Inc.
          and Adelaide Horton (a/k/a the Advertising Stock Sale Agreement) ........................

  2.7     Profit Sharing Plan Purchase Agreement dated as of May 9, 1995 between Chiat/Day
          Holdings, Inc. and Michael Kooper, as Trustee ...........................................

  2.8*    Form of Liquidating Trust Escrow Agreement among Holdings, Advertising and
                       , as Escrow Agent ..........................................................

  5*      Opinion of Davis & Gilbert as to the legality of the Omnicom Common Stock registered hereunder ....................................................................

  23.1    Consent of Arthur  Andersen LLP as to  financial  statements  of Omnicom
          Group Inc. ..............................................................................

  23.2    Consent  of  Coopers  &  Lybrand  LLP as to  financial  statements  of
          Chiat/Day Holdings, Inc. ................................................................

  23.3    Consent of Davis & Gilbert (included in Exhibit 5) ......................................

  24      Powers of Attorney (included on signature page) .........................................

- -------------------
 *   To be filed by amendment


